The share exchange described in this convocation notice involves securities of a Japanese company. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with non-U.S. accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the share exchange, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

[Translation]
Securities Code (in Japan) 6911
June 4, 2018

Ryo Ogura
President and Representative Director
New Japan Radio Co., Ltd.
3-10, Nihonbashi Yokoyama-cho,
Chuo-ku, Tokyo

CONVOCATION NOTICE OF
THE 83rd ORDINARY GENERAL MEETING OF SHAREHOLDERS

Dear Shareholders:

Notice is hereby given that the 83rd Ordinary General Meeting of Shareholders of New Japan Radio Co., Ltd.(the "Company") will be held as described below.  Your attendance is cordially requested.

If you are unable to attend the meeting, after reviewing the Reference Documents for the Ordinary General Meeting of Shareholders in the postscript, please exercise your voting rights by sending back the enclosed Voting Rights Exercise Form to the Company expressing your approval or disapproval of the proposals.  Your vote must reach the Company by 5:15 p.m., Friday, June 22, 2018.

1.	Date and Time: Monday, June 25, 2018, at 10:00 a.m.

2.	Place:	Conference room at the Company’s Kawagoe Works 1-1, Fukuoka 2-chome, Fujimino-shi, Saitama (Please refer to the map of the meeting venue at the end of this document.)

3.
Agenda for the Meeting
Subjects for Report
Business Report, Consolidated Financial Statements, Non-Consolidated Financial Statements and reports for the results of the audit of the Consolidated Financial Statements by the Accounting Auditor and the Audit & Supervisory Board for the 83rd fiscal year (from April 1, 2017 to March 31, 2018)

Subjects for Resolution
1st Proposal:	Partial Amendment to the Articles of Incorporation
2nd Proposal:	Approval of the Share Exchange Agreement between the Company and Nisshinbo Holdings Inc.
3rd Proposal:	Election of 9 Directors
4th Proposal:	Election of 1 Substitute Audit & Supervisory Board Member

4.	Matters concerning the Attached documents to this Convocation Notice and the Reference Documents for the Ordinary General Meeting of Shareholders

(1)
Of the documents to be attached to this Convocation Notice, the Company has posted the following documents on the Company’s website on the Internet based on laws and regulations and the provisions of the Company’s Articles of Incorporation; accordingly, those matters are not included in the Attached document to this Convocation Notice:

(i)	Notes to Consolidated Financial Statements; and
(ii)	Notes to Non-Consolidated Financial Statements.
(2)
Should the Business Report, the Consolidated Financial Statements and the Non-Consolidated Financial Statements, and the Reference Documents for the Ordinary General Meeting of Shareholders require revisions, the revised versions will be posted on the Company’s website on the Internet.

TheCompany’swebsite:	http://www.njr.co.jp/

If you attend the meeting, please submit the enclosed Voting Rights Exercise Form to the reception desk at the meeting venue.
Officers of the Company and staff will attend the meeting in light dress (“Cool Biz”).  Your understanding is greatly appreciated.

(Attached document)

Business Report
(April 1, 2017 - March 31, 2018)

1.          Matters Regarding Current Condition of the Corporate Group

(1)          Progress and results of the business

During the consolidated fiscal year from April 1, 2017 to March 31, 2018 (the "Consolidated Fiscal Year"), the global economy saw a continued strong upturn in the United States driven by domestic demand and economic expansion in Europe under an accommodative monetary policy.  Although the Chinese consumption experienced a slight downturn, the Chinese economy saw a stable growth due to strong export in the context of economic recovery in the U.S. and Europe.  The Japanese economy also performed well with mainly export companies maintaining a high level of corporate revenue in the strong global economy.  However, the economic outlook is uncertain as the U.S. government has announced a series of protectionist trade policies, which might lead to a global trade war.

Under such economic conditions, the Company group implemented an organizational change on April 1, 2017, and proceeded with business development under a three business division system: Electronic Device Division for automotive and industrial equipment markets, Wireless Communication Device Division mainly for smartphone and communication device markets, and Microwave Division for satellite communication markets.

With respect to the Company Group’s performance for the Consolidated Fiscal Year, although sales of core electronic device products for communication devices dropped significantly, sales of electronic device products for automotive and industrial equipment were strong and increased compared to the previous fiscal year.  For microwave products, sales of satellite communication components were strong.  As a result, net sales of the Company Group as a whole increased compared to the previous fiscal year.

Net income attributable to owners of parent increased as a result of extraordinary income arising due to a decrease in retirement benefit obligations in association with the change in the retirement benefit plan of Saga Electronics Co., Ltd., which is a consolidated subsidiary.

As a result, the results of operations for the Consolidated Fiscal Year are as follows:

Net sales	51.665 million yen (5.7% increase compared to the previous fiscal year)
Operating income	2.138 million yen (19.3% increase compared to the previous fiscal year)
Ordinary income	2.058 million yen (10.7% increase compared to the previous fiscal year)
Net income attributable to owners of parent	2.52 million yen (309.1% increase compared to the previous fiscal year)

It is regrettable that the Company determined not to pay year-end dividends.  The Company would appreciate the shareholders’ understanding.

The segment information is as set out below.  The figures of the segment income are based on the operating income.

Microwave Products

Sales of satellite communication components significantly increased because satellite communication devices for vessels and base station relay circuits sold to China, India, South Korea and Israel as well as the U.S. have been strong.  With respect to sales of microwave tubes and peripheral equipment for marine radars, sales of products for new vessels are still on the road to recovery, but demand for maintenance has been strong.

As a result, net sales and income in this segment has significantly increased compared to the previous fiscal year.

Net sales	7.499 million yen (23.6% increase compared to the previous fiscal year)
Segment income	1.382 million yen (150.3% increase compared to the previous fiscal year)

Electronic Devices

Although there was a significant decrease in sales of electronic devices for communication devices due to inventory adjustments in the Chinese smartphone market, sales of electronic devices for automotive equipment were strong because of accelerated development of automobiles equipped with electronic devices and the Company received orders mainly from domestic customers.  Sales of industrial equipment remained strong with robust capital investment in China and an increase in orders from domestic industrial equipment manufacturers.

As a result, net sales in this segment increased compared to the previous fiscal year.  Segment income was low due to an increase in process improvement costs and personnel costs for the launch of new businesses.

Net sales	44.165 million yen (3.2% increase compared to the previous fiscal year)
Segment income	2.525 million yen (15.0% decrease compared to the previous fiscal year)

(2)	Capital investment

The total amount of capital investment in the Consolidated Fiscal Year, mainly in manufacturing equipment for electronic devices and research and development facilities, was 4.329 million yen (increase of 1.562 million yen compared to the previous fiscal year).

There is no matter to be stated in this business report that falls under main equipment completed during the Consolidated Fiscal Year, new installation or expansion of on-going main equipment, or sales, removal or loss of significant non-current assets.

(3)	Financing

(i)	The Company has not issued any corporate bonds, new shares, or other similar securities during the Consolidated Fiscal Year.
(ii)	The balance of borrowings as of the end of the Consolidated Fiscal Year was 11.109 million yen in total, which was an increase of 1.039 million yen compared to the previous fiscal year.
(iii)
The Company participated in cash management service (CMS) transactions provided by Nisshinbo Holdings Inc., the Company’s parent company, and the balance of borrowings as of the end of the Consolidated Fiscal Year was 5.998 million yen as short-term borrowings.

Some of the consolidated subsidiaries procured funds from group companies of Nisshinbo Holdings Inc., and the balance of borrowings as of the end of the Consolidated Fiscal Year was 1.121 million yen as short-term borrowings.

(4)	Issues to be addressed

The Company has made efforts to execute a drastic management reform since FY 2011, and it has actively developed products and expanded its sales.  The Company is working to develop products that meet the needs of its customers, endeavoring to further enhance its operational results and improve its cash flow, and making efforts to live up to the expectations of its shareholders and the other stakeholders.

The Company’s medium- to long-term management strategy and issues to be addressed are as follows.

The first strategy is related to “initiatives aimed at growth markets.”  The Company regards the following three markets as growth markets on which it should focus: the automotive and industrial equipment market, which is steadily expanding due to an increase in the use of electronics, the communication device market, which is continuing to expand all over the world mainly in relation to smartphones, and the satellite communication market, which is expected to expand thanks to the development of the IoT.  In order to serve those markets, the Company has clearly indicated the direction of its business and concentrate personnel and property resources by establishing the three business division system comprising the Electronic Device Division, the Wireless Communication Device Division and the Microwave Division on April 1, 2017.  The Company is strategically developing sales activities that answer the needs in those markets as quickly as possible.

The second strategy is related to “new businesses.”  The Company has developed new “passive products” and expanded its business by combining the technology acquired through the development and production of passive products, with which the Company Group has not dealt up to this point, with the semiconductor production technology in the Company’s existing “active products.”  Since the organizational restructuring of the Company Group, the Company has called that new business “FORWARD” and has emphasized that business as the engine of growth for expanding its operational results.  The Company will develop that business to become its new core.

The third strategy is related to “collaboration with Ricoh Electronic Devices Co., Ltd.”  There is very little duplication or competition between the businesses of the Company and Ricoh Electronic Devices Co., Ltd., which became a member of the parent company group on March 1, 2018, so positive synergy effects are expected such as a result of improved price competitiveness through collaboration in terms of manufacturing processes and the expansion of products through the mutual use of the technological assets of both companies.  By combining the analog mixed signal technologies of both companies, the Company will strengthen its business foundation in the electronic device field and further expand devices for automotive and industrial equipment, which are expected to grow in the future, and the IoT and other electronic device businesses in the communication field.

The fourth strategy is related to “promotion of the healthy company.”  With the falling birthrate and ageing population in Japan, the employees of the Company Group are also aging.  The Company is making efforts to create an environment where its employees can work with enthusiasm regardless of their age and it is endeavoring to revitalize the organization.

(5)	Changes in assets and income

Items		80th fiscal year ended March 2015	81st fiscal year ended March 2016	82nd fiscal year ended March 2017	83rd fiscal year ended March 2018 (the Consolidated Fiscal Year)
Net sales	(million yen)	45,220	47,816	48,865	51,665
Ordinary income	(million yen)	3,379	3,095	1,859	2,058
Net income attributable to owners of parent	(million yen)	4,580	2,496	616	2,520
Net income per share	(yen)	117.09	63.81	15.75	64.44
Total assets	(million yen)	39,011	40,254	40,409	44,999
Net assets	(million yen)	10,708	10,666	11,192	14,056

(6)	Parent company and subsidiaries (as of March 31, 2018)

(i)	Parent company
The parent company of the Company is Nisshinbo Holdings Inc.  Nisshinbo Holdings Inc. holds 24,885,000 shares of common stock of the Company (shareholding ratio of 63.61%).  The Company conducts transactions with Nisshinbo Holdings such as borrowing funds.
(Note)
When conducting transactions with its parent company, Nisshinbo Holdings Inc., the Company reasonably determines the interest of loans using the market interest rate and other similar market indexes as a reference, and judges that the interest will not harm the interests of the Company.

(ii)	Subsidiaries

Company name	Capital	Investment ratio	Summary of principal businesses
SAGA ELECTRONICS CO., LTD.	JPY 50 million	100.00%	Assembly and selling of electronic devices
NJR CORPORATION	USD 70 thousand	100.00%	Sales support of electronic devices
THAI NJR CO., LTD.	THB 240 million	100.00%	Assembly of electronic devices and other similar products
NJR (SINGAPORE) PTE LTD	SGD 200 thousand	100.00%	Selling of electronic devices and other similar products
NJR FUKUOKA CO., LTD.	JPY 300 million	100.00%	Manufacturing and selling of electronic devices
NJR SHANGHAI CO., LTD.	USD 700 thousand	100.00%	Selling of electronic devices and other similar products
NJR KOREA CO., LTD.	KRW 100 million	100.00%	Sales support of electronic devices
NJR Europe GmbH	EUR 150 thousand	100.00%	Sales support of electronic devices

(Note)	1. The Investment ratio of THAI NJR CO., LTD. includes an indirect holding ratio of 5.83%.
2. NJR KOREA CO., LTD. and NJR Europe GmbH are non-consolidated subsidiaries.

(7)	Summary of principal businesses (as of March 31, 2018)

The principal businesses of the Company are manufacturing, selling, and research and development of microwave products and electronic devices.

Segment	Products
Microwave products	Electron tubes for microwave applications (magnetrons, CFAs, TWTs, klystrons, TR tubes, etc.), radar components, cathodes (barium impregnated cathodes, etc.)
Microwave components (BUC and LNB for VSAT, FWA RF units for terrestrial communications, sensor modules for security, etc.)
Electronic devices	Integrated circuits (bipolar, CMOS, Bi-CMOS), semiconductor devices (optoelectronic devices, GaAs IC/FET), SAW filters, MEMS, etc.

(8)	Principal offices and plants (as of March 31, 2018)

(i)	The Company

Name	Location
Head Office	Chuo-ku, Tokyo
Kawagoe Works	Fujimino-shi, Saitama
Western Sales Department	Chuo-ku, Osaka-shi, Osaka

(ii)	Subsidiaries

Company name	Location
SAGA ELECTRONICS CO., LTD.	Head Office	Chuo-ku, Tokyo
	Saga Works	Yoshinogari-cho, Kanzaki-gun, Saga
NJR CORPORATION	California, U.S.A.
THAI NJR CO., LTD.	Lamphun, Thailand
NJR (SINGAPORE) PTE LTD	Singapore
NJR FUKUOKA CO., LTD.	Nishi-ku, Fukuoka-shi, Fukuoka
NJR SHANGHAI CO., LTD.	Shanghai, China
NJR KOREA CO., LTD.	Seoul, South Korea
NJR Europe GmbH	Frankfurt am Main, Germany
(Note)	NJR KOREA CO., LTD. and NJR Europe GmbH are non-consolidated subsidiaries.

(9)	Employees (as of March 31, 2018)

Segment	Number of employees	Increase/decrease from the end of the previous fiscal year
Microwave products	245	5
Electronic devices	2,417	71
Company-wide (common)	142	(3)
Total	2,804	73
(Note)	The number of employees refers to the number of workers, and does not include persons who concurrently serve as employees and directors.

(10)	Principal lenders (as of March 31, 2018)

Lender	Loan amount
Syndicated loan	JPY 3,400 million
Nisshinbo Holdings Inc. (CMS)	JPY 5,998 million
(Note)	The syndicated loan refers to financing by a total of seven banks for which Mizuho Bank, Ltd. acts as the arranger.

2.	Matters regarding shares of the Company (as of March 31, 2018)

(1) Total number of issued shares:	39,131,000 shares

(2) Number of shareholders:	2,918

(3)          Major shareholders (top ten shareholders)

Shareholder	Number of shares held	Shareholding ratio (%)
Nisshinbo Holdings Inc.	24,885,000	63.61
BNP PARIBAS SECURITIES SERVICES LUXEMBOURG / JASDEC / FIM / LUXEMBOURG FUNDS / UCITS ASSETS	1,900,000	4.85
Japan Trustee Services Bank, Ltd. (Trust Account)	1,721,600	4.40
UBS AG LONDON A/C IPB SEGREGATED CLIENT ACCOUNT	1,272,200	3.25
The Master Trust Bank of Japan, Ltd. (Investment Trust Account)	907,900	2.32
New JRC Employees’ Shareholding Association	615,358	1.57
New JRC Clients’ Shareholding Association	506,800	1.29
CHASE MANHATTAN BANK GTS CLIENTS ACCOUNT ESCROW	264,800	0.67
Japan Trustee Services Bank, Ltd. (Trust Account 1)	235,000	0.60
Japan Trustee Services Bank, Ltd. (Trust Account 5)	232,100	0.59
(Note)	The shareholding ratios shown above have been calculated after deducting the treasury stock (9,938 shares).

(4)	Other significant matters regarding shares

Treasury stock held at the end of the period	Common stock	9,938 shares
There are no applicable matters regarding the acquisition, disposition, etc. of treasury stock other than the above.

3.	Matters regarding stock acquisition rights, etc. of the Company

There are no applicable matters.

4.	Matters regarding officers of the Company

(1)	Names and other details of Directors and Audit & Supervisory Board Members (as of March 31, 2018)

Position in the Company	Name	Areas of responsibility or status of significant concurrent positions, etc.
Representative Director and President	Ryo Ogura	Director, Executive Managing Officer of Nisshinbo Holdings Inc. Director of Japan Radio Co., Ltd.
Representative Director and Senior Managing Corporate Officer	Manabu Arai	General Manager Supervising the Administrative Division, General Administration Headquarters
Director and Managing Corporate Officer	Kazushige Nobe	General Manager Supervising the Business Division, Electronic Device Division
Director and Corporate Officer	Kenichi Morita	General Manager, Management Unit
Director	Masaya Kawata	Representative Director, President of Nisshinbo Holdings Inc. Director of Japan Radio Co., Ltd.
Director	Kenji Ara	Representative Director and President of Japan Radio Co., Ltd. Director, Senior Executive Managing Officer of Nisshinbo Holdings Inc.
Director	Kenichiro Tanaka	Lawyer
Director	Kazuo Toyama
Audit & Supervisory Board Member	Kazuo Ozoe
Audit & Supervisory Board Member	Takehiro Imai
Audit & Supervisory Board Member	Makoto Fujimaki	Representative Director, Vice President of Chuo Real Estate Co., Ltd.
(Note)	1. Director Kenichiro Tanaka and Director Kazuo Toyama are outside directors.

2. Audit & Supervisory Board Members Takehiro Imai and Makoto Fujimaki are outside Audit & Supervisory Board Members.
3. Audit & Supervisory Board Member Kazuo Ozoe has broad expertise including experience as a director of the Company and an Audit & Supervisory Board Member of a subsidiary, Audit & Supervisory Board Member Takehiro Imai has business experience as a Head of the Corporate Internal Auditing Department of Japan Radio Co., Ltd., a subsidiary of the Company’s parent company, and Audit & Supervisory Board Member Makoto Fujimaki has experience as a Managing Executive Officer of Mizuho Securities Co., Ltd., and each of them has sufficient knowledge regarding finance and accounting.
4. The Company has designated Directors Kenichiro Tanaka and Kazuo Toyama as independent officers in accordance with the provisions of Tokyo Stock Exchange, Inc. and registered them as independent officers with Tokyo Stock Exchange.
5. Nobuo Sano was elected as a Substitute Audit & Supervisory Board Member at the 82nd Ordinary General Meeting of Shareholders held on June 23, 2017.
6. Audit & Supervisory Board Member Mikio Nakanishi resigned from his position at the conclusion of the 82nd Ordinary General Meeting of Shareholders held on June 23, 2017.
7. The areas of responsibility of the Directors changed as follows as of April 1, 2018.
- Representative Director Manabu Arai, previously General Manager Supervising the Administrative Division of the General Administration Headquarters, assumed the position of Supervisor of the Administrative Division.
- Director Kazushige Nobe, previously General Manager Supervising the Business Division of the Electronic Device Division, assumed the position of General Manager of the Electronic Device Division.

- Director Kenichi Morita, previously Corporate Officer and General Manager of the Management Unit, assumed the position of Managing Corporate Officer and Supervisor of the Business Division.
8. The Company has adopted a corporate officer system in order to make the Board of Directors more effective by separating (a) decision-making and supervision and (b) execution.  The constitution of the corporate officers as of April 1, 2018, which excludes corporate officers who concurrently serve as Directors, is as follows.
Position in the Company	Name	Areas of responsibility or status of significant concurrent positions, etc.
Managing Corporate Officer	Shigeki Yamaga	General Manager, Wireless Communication Device Division
Managing Corporate Officer	Akira Seshimoto	In charge of Advanced Technology Development
Managing Corporate Officer	Takashi Jozuka	General Manager, Microwave Division
Managing Corporate Officer	Kazuaki Komiyama	General Manager, Electronic Device Production Headquarters
Corporate Officer	Ikuo Kisanuki	Chief, Kawagoe Works
Corporate Officer	Norio Otomo	General Manager, Electronic Device Sales Headquarters
Corporate Officer	Chikara Oshima	General Manager, Personal Headquarters
Corporate Officer	Chikara Hayashi	Deputy General Manager, Electronic Device Production Headquarters President & CEO of SAGA ELECTRONICS CO., LTD.
Corporate Officer	Kimio Ogata	General Manager, General Administrative Headquarters

(2)	Summary of the contents of the limited liability agreement

The Company executed agreements that limit the liability for damages in Article 423, Paragraph 1 of the Companies Act with its non-executive directors and Audit & Supervisory Board Members in accordance with the provisions of Article 427, Paragraph 1 of the Companies Act.  The summary of the agreements is to limit the liability stipulated in Article 423, Paragraph 1 of the Companies Act to the minimum liability amount stipulated in Article 425, Paragraph 1 of the Companies Act.  That limitation of liability is recognized only if the relevant non-executive director or Audit & Supervisory Board Member has acted in good faith and without gross negligence regarding the performance of duties that caused the liability.

(3)	Total amount of officers’ remuneration, etc.

(i)	Total amount of remuneration, etc. for the fiscal year ended on March 31, 2018

Total amount of remuneration, etc.			Outside the company among those on the left
	Number of people	Million yen	Number of people	Million yen
Directors	8	144	2	12
Audit & Supervisory Board Members	4	29	3	15
Total	12	173

(ii)	Total amount of officers’ remuneration, etc. received by outside officers from the parent company, etc. or a subsidiary, etc. of the parent company, etc. (excluding the Company)

There is no remuneration, etc. received by outside officers from the parent company or a subsidiary of the parent company as officers during the fiscal year ended on March 31, 2018.

(4)	Other significant matters regarding officers

There are no applicable matters.

(5)	Matters regarding outside officers

(i)	Status of significant concurrent positions, etc. of outside officers (as of March 31, 2018)
Category	Name	Name of the company officer holding a concurrent position	Title in the company in which a concurrent position is held	Relationship with the Company
Directors	Kenichiro Tanaka	-	-	-
	Kazuo Toyama	-	-	-
Audit & Supervisory Board Members	Takehiro Imai	-	-	-
	Makoto Fujimaki	Chuo Real Estate Co., Ltd.	Representative Director and Vice President	-

(ii)	Family relationships with executive officers, etc. of the Company or a specified related service provider of the Company

There are no applicable matters.

(iii)	Status of main activities of outside officers

Category	Name	Status of main activities
Directors	Kenichiro Tanaka	Kenichiro Tanaka attended all meetings of the Board of Directors and from time to time gave appropriate advice and opinions as an outside Director.
	Kazuo Toyama	Kazuo Toyama attended all meetings of the Board of Directors and from time to time gave appropriate advice and opinions as an outside Director.
Audit & Supervisory Board Members	Takehiro Imai
Takehiro Imai attended all meetings of the Board of Directors and meetings of the Audit & Supervisory Board after being appointed on June 23, 2017, and from time to time gave appropriate opinions as an outside Audit & Supervisory Board Member.

Makoto Fujimaki
Makoto Fujimaki attended all meetings of the Board of Directors and meetings of the Audit & Supervisory Board, and from time to time gave appropriate opinions as an outside Audit & Supervisory Board Member.

5.	Accounting Auditor

(1)	Name of the Accounting Auditor

Deloitte Touche Tohmatsu LLC

(2)	Summary of the contents of the limited liability agreement

There are no applicable matters.

(3)	Remuneration for the Accounting Auditor for the fiscal year ended on March 31, 2018

Total amount of compensation for services stipulated in Article 2(1) of the Certified Public Accountants Act (Act No. 103 of 1948) that the Company should pay to the Accounting Auditor	42 million yen
Total amount of money and any other economic benefits to be paid by the Company and its consolidated subsidiaries	42 million yen

(Note)
1. In the audit agreement between the Company and the Accounting Auditor, the amounts of the audit certification fee under the Companies Act and the audit certification fee under the Financial Instruments and Exchange Act are not clearly separated, and those amounts cannot be substantially separated, so the above amounts constitute the total amount of the audit certification fee under the Companies Act and the Financial Instruments and Exchange Act.

2. The Company’s overseas consolidated subsidiaries (excluding NJR CORPORATION) are audited by auditors other than the Accounting Auditor of the Company.

(4)	Reason the Audit & Supervisory Board consented to the remuneration for the Accounting Auditor

The Audit & Supervisory Board gave consent under Article 399, Paragraph 1 of the Companies Act because it determined that the amount of remuneration is reasonable as a result of comprehensively examining factors such as the contents of the Accounting Auditor’s audit plan, the status of the performance of duties in the prior business year, and the basis for the calculation of the estimated amount of remuneration by obtaining necessary materials and listening to reports from the Board of Directors, related organizational units, and the Accounting Auditor.

(5)	Policy regarding decision of dismissal or refusal of reappointment of the Accounting Auditor

If the Audit & Supervisory Board determines it is necessary because, for example, the Accounting Auditor is unable to execute its duties, it will confirm that it will decide to dismiss or refuse to reappoint the Accounting Auditor and it will make that proposal the purpose of a general shareholders’ meeting.

In addition, if it is believed the Accounting Auditor falls under a category prescribed in any item of Article 340, Paragraph 1 of the Companies Act, the Audit & Supervisory Board will dismiss the Accounting Auditor by obtaining the consent of all of the Audit & Supervisory Board Members.  In this case, an Audit & Supervisory Board Member appointed by the Audit & Supervisory Board will report that dismissal and the reason for the dismissal at the first general shareholders’ meeting convened after the dismissal.

6.	Systems and Policies of the Company
(1)	Overview of details of decisions for systems to ensure the appropriateness of the business
The basic policy on the development of internal controls that was resolved at a meeting of the Board of Directors in accordance with the Companies Act and the Ordinance for Enforcement of the Companies Act is as follows.
Basic Policy on Development of Internal Controls

The Company believes it is important in terms of management to continuously develop and operate internal controls for the sound and continuous development of its business, and it has determined the Basic Policy on Development of Internal Controls (this “Policy”) as follows in accordance with the provisions of the Companies Act and the Ordinance for Enforcement of the Companies Act, which makes its business more effective, efficient, and appropriate and leads to an increase in corporate value.

1.	Systems for ensuring that the execution of duties by Directors and employees complies with laws and regulations, and the Company’s Articles of Incorporation

(1)	Directors and employees are to execute their duties in accordance with the New Japan Radio Business Code of Conduct as a basis for compliance with laws and regulations (“Compliance”).

(2)	The Company is endeavoring to maintain and improve the supervisory function of the execution of duties of its Directors by continuing to appoint outside directors.

(3)	Audit & Supervisory Board Members supervise the execution of the duties of the Directors including the status of the development and operation of internal controls from an independent standpoint.

(4)
The Company is endeavoring to maintain and improve awareness of Compliance among its officers and employees by familiarizing them with and conducting systematic training on the New Japan Radio Business Code of Conduct.

(5)
The Company will sever all relationships with antisocial forces that threaten the order of civil society and sound corporate activities through a resolute response by the entire organization including cooperation with related organizations.

(6)	Internal audit departments monitor whether the internal controls function effectively.

(7)
The Company will develop a foundation for compliance with legal requirements by identifying laws and regulations that apply to the Company’s business and ensuring all related departments have a thorough understanding of the contents of those laws and regulations.

(8)
The Company thoroughly protects whistleblowers and is endeavoring to detect violations of laws and regulations early and rectify those violations in accordance with the Rules for the Operation of Internal Controls and other rules.

2.	Systems related to retention and management of information on the execution of duties by Directors

(1)
Minutes of important meetings such as general shareholders’ meetings and meetings of the Board of Directors and records, etc. pertaining to important managerial decision making and operational execution are to be appropriately and securely recorded, saved, and managed in accordance with regulations such as the Document Management Rules and the Information Management Rules.

3.	Rules and other systems related to managing the risk of loss

(1)
The Company regards risk management as a key managerial issue, and it identifies risks, takes risk countermeasures, verifies risk countermeasures, and responds to emergency situations in accordance with the Company Group’s Internal Control System Operation Rules, Crisis Management Rules, and other rules.

(2)	The Company responds to risk of outflow of internal information including personal information and customer information in accordance with the Information Management Rules and other rules.

(3)	The Company responds to the risk of default of accounts receivable in accordance with the Credit Management Rules and other rules.

4.	Systems to ensure that the duties of Directors are executed efficiently

(1)
The Company has adopted a corporate officer system for the purpose of strengthening the systems for the execution of business by expediting managerial decision making in response to changes to the business environment and clarifying the authority and responsibilities of corporate officers.

(2)	The Company is endeavoring to understand the status of the execution of business and develop the mutual checking system by holding executive committee meetings comprising full-time Directors and corporate officers at least once per month.

(3)	The Company is endeavoring to secure prompt and efficient settlement administration and internal decision making

(4)	The Company is endeavoring to clarify and secure efficient decision-making authority in accordance with the Rules on Separated Duties, the Rules on Directors’ Authority and other rules.

5.	Systems to ensure the appropriateness of the businesses in the corporate group comprising the Company, its parent company, and its subsidiaries

(1)
Directors of Nisshinbo Holdings Inc., which is the parent company of the Company, have assumed the office of Directors of the Company, and the Company is under supervision of the execution of its business as a corporate group.

(2)	The Company has established business codes of conduct and other regulations for each of its subsidiaries and the Company is working to develop a Compliance system for the entire Company Group.

(3)
The Company has established a department in charge of ensuring business appropriateness at each affiliated company and receives reports and communications regarding business from each affiliated company in accordance with the Administrative Rules for Affiliated Companies.

(4)	The officers of the Company concurrently serve as Directors and Audit & Supervisory Board Members of each subsidiary and supervise and audit the execution of the business of each subsidiary.

(5)	The whistleblower contact (helpline) established externally by the Company applies to the entire Company Group.

6.	Systems to ensure the reliability of financial reporting

(1)
The Company is endeavoring to improve the reliability of financial reporting and is making efforts to ensure there is no false statement regarding any important matter in a financial report in accordance with the Internal Control System Operation Rules.

7.
Matters regarding employees if Audit & Supervisory Board Members request the appointment of employees who are to support duties of those Audit & Supervisory Board Members, and matters regarding the independence of those employees from Directors

(1)	The Audit & Supervisory Board Members may give instructions on matters that are necessary for auditing work to employees belonging to an internal audit department or another department.

(2)
An employee who has received an instruction regarding auditing work from an Audit & Supervisory Board Member will not be under the directions and orders of any Director or his or her superior in the department to which he or she belongs with respect to the instruction from the Audit & Supervisory Board Member.

8.	Systems regarding reporting to Audit & Supervisory Board Members and systems for ensuring the effectiveness of audits by Audit & Supervisory Board Members

(1)
Audit & Supervisory Board Members may attend and state opinions at meetings of the Board of Directors, executive committee meetings, and other important meetings pertaining to management, and Audit & Supervisory Board Members may request the Directors, Audit & Supervisory Board Members, corporate officers, and employees of the Company or any subsidiary to report on the status of the execution of business or auditing work.

(2)	Audit & Supervisory Board Members may inspect at any time records pertaining to the execution of business such as minutes of meetings of the Board of Directors of the Company or any subsidiary.

(3)	Audit & Supervisory Board Members may check all approval documents such as circulated approval forms of the Company and each subsidiary.

(4)
Audit & Supervisory Board Members may inspect audit reports pertaining to auditing by all internal auditing departments and written reports pertaining to remedial measures. Further, each internal auditing department will report on important matters concerning internal auditing to the Audit & Supervisory Board Members and endeavor to cooperate with the Audit & Supervisory Board Members.

(5)	Audit & Supervisory Board Members may have periodic meetings with representative directors and exchange opinions for the purpose of communication with representative directors.

(6)
Directors, Audit & Supervisory Board Members, corporate officers, and employees of the Company and each subsidiary will report to the Audit & Supervisory Board Members directly or through their superiors if a significant loss of credibility of the Company Group, a serious adverse impact on business performance, or a material act that violates Compliance arises or is likely to arise. People responsible at accounting departments, internal audit departments, and other similar departments report to Audit & Supervisory Board Members depending on the contents of their duties.

(7)
Directors and employees of the Company and subsidiaries will not treat a person who reports to Audit & Supervisory Board Members about auditing work or similar matters disadvantageously on the grounds that that person made such a report.

(8)	The Company bears costs necessary to execute the duties of the Audit & Supervisory Board Members.
-End-

(2)	Overview of operating status of systems for ensuring the appropriateness of businesses
(i)	Efforts related to Compliance
The Company is endeavoring to maintain and improve awareness of Compliance among its officers and employees by implementing Compliance education in all departments based on the New Japan Radio Business Code of Conduct.
The Company is also endeavoring to ensure there is a thorough understanding of the protection of whistleblowers and conducts early detection and rectification of violations of laws and regulations by operating internal controls based on the Rules for the Operation of Internal Controls.
(ii)	Efforts related to information management
The Company appropriately and securely records, saves, and manages as the entire Company Group information pertaining to the execution of duties of Directors by integrating the information management systems and management methods of the Company Group and establishing document management rules based on the Information Management Rules and the Insider Trading Control Rules.
(iii)	Efforts related to crisis management
The Company Group identifies risks and takes countermeasures against risks and verifies those countermeasures.  In addition, its Board of Directors assesses risks and supervises the effectiveness of responses based on the Internal Control System Operation Rules.
The Company has also developed systems for the Company Group to make prompt and appropriate responses such as a framework to notify all officers of crisis reports by establishing the Crisis Management Rules that set forth a basic policy and an action policy and a crisis management system to deal with emergencies in the Company Group.  Furthermore, as a response related to business continuity, the Company has developed a BCP (business continuity plan) for the Company Group to deal with earthquakes and infectious diseases and the Company is endeavoring to improve the effectiveness of that BCP.

(iv)	Efforts to secure the efficiency of the execution of Directors’ duties
The Company has adopted a corporate officer system and is endeavoring to expedite decision making of management in response to changes to the business environment, and the Company has clearly defined the matters to be resolved at meetings of the Board of Directors and the matters to be delegated to the corporate officers in accordance with the Board of Directors Regulations, the Rules on Directors’ Authority, and other rules.
Further, any matter that is important in terms of execution of the business other than matters to be submitted to a meeting of the Board of Directors is to be resolved at an executive committee meeting, and the Board of Directors receives reports on those matters as required.
(v)	Efforts regarding the appropriateness of the business in the corporate group
The Company has set out the basic matters for managing affiliated companies and it is endeavoring to strengthen cooperation and ensure proper management in the Company Group by establishing the Administrative Rules for Affiliated Companies, and the Company receives reports and communications regarding business from subsidiaries when required by clarifying the matters that require counseling and consultation between the Company and subsidiaries in those rules.
The Company has also established an external multilingual (Japanese, English, Korean, Chinese) whistleblower contact point (global hotline) for the Company to deal with the Company Group including its overseas subsidiaries, and the Company is making efforts for early detection and rectification of violations of laws and regulations in the Company Group.

(vi)	Efforts to ensure the reliability of financial reporting
The Company Group conducts self-inspections of the status of the development and operational status of internal control of the business processes of its departments and the officers in charge evaluate the effectiveness of the internal control of those business processes based on the Internal Control System Operation Rules.
Further, internal audit departments monitor whether the internal controls are functioning effectively by auditing the internal control of business processes.
(vii)	Efforts to ensure the effectiveness of auditing by Audit & Supervisory Board Members
Audit & Supervisory Board Members audit the execution of duties by Directors and check the development and the operational status of internal controls by attending meetings of the Board of Directors, executive committee meetings, and other important meetings and periodically exchanging information with representative directors, accounting auditors, and internal audit departments.
The Company is also developing a system to ensure the effectiveness of auditing by Audit & Supervisory Board Members by enhancing a framework so that full-time Audit & Supervisory Board Members are also notified of the contents of whistleblower reports in the Rules for the Operation of Internal Controls.
(3)	Policy regarding determination of dividends of surplus, etc.
The Company believes it is important to maintain stable dividend payouts to its shareholders.  However, as announced on April 24, 2018, the Company regrets that it will not pay year-end dividends for the fiscal year ended on March 31, 2018.
(4)	Basic policy regarding control of a stock company
There are no applicable matters.
-End-
(Note) The amounts stated in the business report do not include consumption tax and other taxes and are rounded down to the nearest unit of 1 million yen.

Consolidated Balance Sheet
(As of March 31, 2018)
(Millions of  yen)
Item	Amount	Item	Amount
(Assets)	44,999	(Liabilities)	30,942
Current assets	30,736	Current liabilities	19,815
Cash and deposits	1,327	Notes and accounts payable – trade	3,324
Notes and accounts receivable – trade	9,912	Electronically recorded obligations	1,714
Electronically recorded monetary claims	3,689	Short-term loans payable	7,119
Merchandise and finished goods	3,070	Current portion of long-term loans payable	1,040
Work in process	7,269	Lease obligations	6
Raw materials and supplies	4,025	Income taxes payable	150
Deferred tax assets	939	Accrued expenses	4,106
Other	501	Provision for directors' bonuses	36
Non-current assets	14,262	Other	2,317
Property, plant and equipment	12,958	Non-current liabilities	11,127
Buildings and structures	5,466	Long-term loans payable	2,950
Machinery, equipment and vehicles	3,976	Lease obligations	13
		Deferred tax liabilities	0
Tools, furniture and fixtures	1,735	Net defined benefit liability	7,700
Land	268	Asset retirement obligations	56
Leased assets	18	Other	405
Construction in progress	1,492	(Net assets)	14,056
Intangible assets	273	Shareholders’ equity	15,199
Trademark right	0	Capital stock	5,220
Right of using facilities	1	Capital surplus	5,223
Software	258	Retained earnings	4,760
Software in progress	13	Treasury stock	(4)
Investments and other assets	1,030	Accumulated other comprehensive income	(1,143)
Investment securities	191	Valuation difference on available-for-sale securities	68
Deferred tax assets	67	Foreign currency translation adjustment	(332)
Other	771	Remeasurements of defined benefit plans	(879)
Total assets	44,999	Total liabilities and net assets	44,999

Consolidated Statement of Income
From April 1, 2017 to March 31, 2018
(Millions of yen)
Item	Amount
Net sales		51,665
Cost of sales		41,926
Gross profit		9,738
Selling, general and administrative expenses		7,600
Operating income		2,138
Non-operating income
Interest income	1
Dividend income	3
Gain on sales of scrap	94
Insurance income	25
Rent income	75
Other	39	240
Non-operating expense
Interest expense	70
Foreign exchange loss	87
Commission for syndicate loan	3
Compensation for damage	155
Other	4	320
Ordinary income		2,058
Extraordinary income
Gain on sales of non-current assets	13
Gain on revision of retirement benefit plan	848	861
Extraordinary loss
Loss on retirement of non-current assets	26
Loss on sales of non-current assets	0
Loss on valuation of investment securities	35
Impairment loss	8	70
Income before income taxes		2,849
Income taxes-current	291
Income taxes-deferred	37	328
Net income		2,520
Net income attributable to non-controlling interests		-
Net income attributable to owners of the parent		2,520

Consolidated Statement of Changes in Equity
From April 1, 2017 to March 31, 2018
(Millions of yen)
	Shareholders' equity					Accumulated other comprehensive income				Total net assets
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity	Valuation difference on available-for-sale securities	Foreign currency translation adjustment	Remeasurements of defined benefit plans	Total accumulated other comprehensive income
Balance at beginning of current fiscal year	5,220	5,223	2,239	(4)	12,678	47	(453)	(1,079)	(1,486)	11,192
Changes of items during fiscal year
Net income attributable to owners of the parent			2,520		2,520					2,520
Net changes of other than shareholders’ equity						21	121	200	343	343
Total changes of items during fiscal year	-	-	2,520	-	2,520	21	121	200	343	2,864
Balance at end of current fiscal year	5,220	5,223	4,760	(4)	15,199	68	(332)	(879)	(1,143)	14,056

Non-Consolidated Balance Sheet
As of March 31, 2018
(Millions of yen)
Item	Amount	Item	Amount
(Assets)	35,178	(Liabilities)	23,754
Current assets	25,944	Current liabilities	16,585
Cash and deposits	328	Electronically recorded obligations	1,714
Notes receivable - trade	223	Accounts payable - trade	3,536
Electronically recorded monetary claims	3,610	Short-term loans payable	6,067
Accounts receivable - trade	8,131	Current portion of long-term loans payable	1,040
Merchandise and finished goods	2,888	Lease obligations	4
Work in process	5,630	Accounts payable - other	990
Raw materials and supplies	2,202	Accrued expenses	2,534
Prepaid expenses	62	Income taxes payable	85
Deferred tax assets	770	Advances received	29
Short-term loans receivable	3,481	Deposits received	141
Accounts receivable - other	1,655	Provision for directors' bonuses	25
Other	15	Other	414
Allowance for doubtful accounts	(3,057)	Non-current liabilities	7,168
Non-current assets	9,234	Long-term loans payable	2,950
Property, plant and equipment	6,192	Lease obligations	10
Buildings	3,141	Provision for retirement benefits	3,378
Structures	74	Provision for loss on business of subsidiaries and associates	415
Machinery and equipment	1,070	Asset retirement obligations	33
Vehicles	4	Long-term guarantees deposited	266
		Other	114
Tools, furniture and fixtures	750	(Net assets)	11,424
Land	173	Shareholders’ equity	11,364
Leased assets	13	Capital stock	5,220
Construction in progress	963	Capital surplus	5,223
Intangible assets	209	Legal capital surplus	5,223
Software	195	Retained earnings	925
Software in progress	13	Legal retained earnings	441
Investments and other assets	2,833	Other retained earnings	483
Investment securities	183	Retained earnings carried forward	483
Investments of subsidiaries and associates	1,631	Treasury stock	(4)
Investments in capital of subsidiaries and associates	80	Valuation and translation adjustments	59
Long-term prepaid expenses	468	Valuation difference on available-for-sale securities	59
Prepaid pension cost	358
Deferred tax assets	64
Other	46
Total assets	35,178	Total liabilities and net assets	35,178

Non-Consolidated Statement of Income
From April 1, 2017 to March 31, 2018
(Millions of yen)
Item	Amount
Net sales		44,082
Cost of sales		36,672
Gross profit		7,409
Selling, general and administrative expenses		6,656
Operating income		752
Non-operating income
Interest income	43
Dividend income	2,215
Reversal of reserve for loss on business of affiliate	994
Compensation for damage	91
Other	75	3,420
Non-operating expense
Interest expense	51
Foreign exchange loss	156
Commission for syndicate loan	3
Compensation for damage	155
Other	1	367
Ordinary income		3,805
Extraordinary income
Gain on sales of non-current assets	18	18
Extraordinary loss
Loss on retirement of non-current assets	14
Loss on valuation of investment securities	35
Impairment loss	8	58
Income before income taxes		3,765
Income taxes-current	(103)
Income taxes-deferred	38	(64)
Net income		3,830

Non-Consolidated Statement of Changes in Equity
From April 1, 2017 to March 31, 2018
(Millions of yen)
	Shareholders' equity								Valuation and translation adjustments		Total net assets
	Capital stock	Capital surplus		Retained earnings			Treasury stock	Total shareholders’ equity	Valuation difference on available-for-sale securities	Total valuation and translation adjustments
		Legal capital surplus	Total capital surplus	Legal retained earnings	Other retained earnings	Total retained earnings
					Retained earnings carried forward
Balance at beginning of current fiscal year	5,220	5,223	5,223	441	(3,346)	(2,905)	(4)	7,534	38	38	7,572
Changes of items during fiscal year
Net income					3,830	3,830		3,830			3,830
Net changes of other than shareholders’ equity									21	21	21
Total changes of items during fiscal year	-	-	-	-	3,830	3,830	-	3,830	21	21	3,851
Balance at end of current fiscal year	5,220	5,223	5,223	441	483	925	(4)	11,364	59	59	11,424

Report by Accounting Auditor for the Consolidated Financial Statements
(TRANSLATION) INDEPENDENT AUDITOR'S REPORT May 15, 2018 To the Board of Directors of New Japan Radio Co., Ltd.:
Deloitte Touche Tohmatsu LLC Designated Unlimited Liability Partner, Engagement Partner, Certified Public Accountant: Hidetsugu Tsuda
Designated Unlimited Liability Partner, Engagement Partner, Certified Public Accountant: Mitsuru Hirano
Designated Unlimited Liability Partner, Engagement Partner, Certified Public Accountant: Tsutomu Suzuki

Pursuant to the fourth paragraph of Article 444 of the Companies Act, we have audited the consolidated financial statements, namely, the consolidated balance sheet as of March 31, 2018 of New Japan Radio., Ltd. (the "Company") and its consolidated subsidiaries, and the related consolidated statements of income and changes in equity for the fiscal year from April 1, 2017 to March 31, 2018, and the related notes.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Audit Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of New Japan Radio Co., Ltd. and its consolidated subsidiaries as of March 31, 2018, and the results of their operations for the year then ended in accordance with accounting principles generally accepted in Japan.

Emphasis of Matter

As discussed in the “Notes on Material Subsequent Events” in the Notes to Consolidated Financial Statements, following approval at a meeting of the Board of Directors held on May 10, 2018, New Japan Radio Co., Ltd. entered into a share exchange agreement with Nisshinbo Holdings Inc. in which New Japan Radio Co., Ltd. would become a wholly owned subsidiary of Nisshinbo Holdings Inc. Our opinion is not modified in respect of this matter.

Interest

Our firm and the engagement partners do not have any interest in the Company for which disclosure is required under the provisions of the Certified Public Accountants Act.

End

The above represents a translation, for convenience only, of the original report issued in the Japanese language.

Report by Accounting Auditor for the Financial Statements
(TRANSLATION) INDEPENDENT AUDITOR'S REPORT May 15, 2018 To the Board of Directors of New Japan Radio Co., Ltd.:
Deloitte Touche Tohmatsu LLC Designated Unlimited Liability Partner, Engagement Partner, Certified Public Accountant: Hidetsugu Tsuda
Designated Unlimited Liability Partner, Engagement Partner, Certified Public Accountant: Mitsuru Hirano
Designated Unlimited Liability Partner, Engagement Partner, Certified Public Accountant: Tsutomu Suzuki

Pursuant to the first item, second paragraph of Article 436 of the Companies Act, we have audited the non-consolidated financial statements, namely, the non-consolidated balance sheet as of March 31, 2018 of New Japan Radio Co., Ltd. (the "Company"), and the related non-consolidated statements of income and changes in equity for the 83rd fiscal year from April 1, 2017 to March 31, 2018, and the related notes and the accompanying supplemental schedules.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these non-consolidated financial statements and the accompanying supplemental schedules in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation of non-consolidated financial statements and the accompanying supplemental schedules that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these non-consolidated financial statements and the accompanying supplemental schedules based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and the accompanying supplemental schedules are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the non-consolidated financial statements and the accompanying supplemental schedules. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the non-consolidated financial statements and the accompanying supplemental schedules, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the non-consolidated financial statements and the accompanying supplemental schedules in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and the accompanying supplemental schedules.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Audit Opinion

In our opinion, the non-consolidated financial statements and the accompanying supplemental schedules referred to above present fairly, in all material respects, the financial position of New Japan Radio Co., Ltd. as of March 31, 2018, and the results of its operations for the year then ended in accordance with accounting principles generally accepted in Japan.

Emphasis of Matter

As discussed in the “Notes Regarding Material Subsequent Events” in the Notes to Non-Consolidated Financial Statements, following approval at a meeting of the Board of Directors held on May 10, 2018, New Japan Radio Co., Ltd. entered into a share exchange agreement with Nisshinbo Holdings Inc. in which New Japan Radio Co., Ltd. would become a wholly owned subsidiary of Nisshinbo Holdings Inc. Our opinion is not modified in respect of this matter.

Interest

Our firm and the engagement partners do not have any interest in the Company for which disclosure is required under the provisions of the Certified Public Accountants Act.

The above represents a translation, for convenience only, of the original report issued in the Japanese language and "the related notes and the accompanying supplemental schedules" referred to in this report are not included in the attached financial documents.
End

The above represents a translation, for convenience only, of the original report issued in the Japanese language and "the related notes and the accompanying supplemental schedules" referred to in this report are not included in the attached non-consolidated financial documents.

Report by the Audit & Supervisory Board
AUDIT REPORT

With respect to the Directors’ performance of their duties during the 83rd fiscal year (from April 1, 2017 to March 31, 2018), the Audit & Supervisory Board has prepared this audit report and hereby reports as follows.

1.	Method and Contents of the Audit

In accordance with the audit policies and the audit plans of the current fiscal year, we conducted the audit by the following methods while endeavoring to facilitate a mutual understanding with the Directors, the Corporate Internal Auditing Department, and other employees and endeavoring to collect information and improve the audit environment.

(i)
We have attended the meetings of the Board of Directors and other important meetings, received reports on the status of the performance of duties from the Directors and the Corporate Internal Auditing Department, etc., requested explanations as necessary, examined important approval/decision documents and other documents, and inspected the status of the corporate affairs and assets at the Company’s head office and primary operation sites. With respect to subsidiaries, we endeavored to facilitate a mutual understanding and exchange information with the Directors and the Audit & Supervisory Board Members, etc. of each subsidiary, requested reports on their respective businesses as necessary, and inspected the status of the corporate affairs and assets.

(ii)
In relation to (a) the contents of the Board of Directors’ resolutions regarding the development of the system to ensure that the Directors’ performance of their duties described in the Business Report complies with laws and regulations and the Articles of Incorporation, and the development of other systems stipulated in Article 100, Paragraph 1 and Paragraph 3 of the Ordinance for Enforcement of the Companies Act as being necessary for ensuring the appropriateness of the corporate affairs of a corporate group, comprised of a joint company (kabushiki kaisha) and its subsidiaries and (b) the systems (internal control systems) developed based on those resolutions, we have regularly received reports from Directors and other employees, etc., requested explanations as necessary, and expressed our opinion on the structure and status of operation of those systems.

(iii)
The contents of the matters to be noted in Article 118, Item (v), Subitem (a) of the Ordinance for Enforcement of the Companies Act and the judgments and reasons in Item (v), Subitem (b) of that Article that are stated in the Business Report were considered in light of the circumstances, etc. of deliberations by the Board of Directors and other bodies.

(iv)
We monitored and verified whether the Accounting Auditor maintained its independence and properly conducted its audit, received a report from the Accounting Auditor on the status of the performance of its duties, and requested explanations as necessary. We were notified by the Accounting Auditor that it established a “system to ensure that the accounting auditor’s duties will be executed in an appropriate manner” (the matters listed in the items of Article 131 of the Rules of Corporate Accounting) in accordance with the “Quality Control Standards for Audits” (Business Accounting Council on October 28, 2005), and requested explanations as necessary.

Based on the above-described methods, we examined the Business Report and the supplementary statements, the Non-Consolidated Financial Statements (the Non-Consolidated Balance Sheet, the Non-Consolidated Statement of Income, the Non-Consolidated Statement of Changes in Equity, and the Notes on Non-Consolidated Financial Statements) and the supplementary statements, and the Consolidated Financial Statements (the Consolidated Balance Sheet, the Consolidated Statement of Income, the Consolidated Statement of Changes in Equity, and the Notes on Consolidated Financial Statements) for the fiscal year under consideration.

2.	Results of Audit

(1)	Results of Audit of the Business Report, etc.

(i) We acknowledge that the Business Report and the supplementary schedules fairly present the status of the Company in accordance with laws and regulations and the Articles of Incorporation.

(ii)
We acknowledge that no misconduct or material fact constituting a violation of laws and regulations or the Articles of Incorporation was found with respect to the Directors’ performance of their duties.

(iii)
We acknowledge that the Board of Director’s resolutions concerning the internal control systems are appropriate. We did not find any matter in the Business Report or the Directors’ performance of their duties concerning the internal control systems that require mentioning.

(iv)
In relation to transactions with the parent company, etc. that are stated in the Business Report, we did not find any matter that requires mentioning in the judgements and reasons of the Board of Directors for the matter to be noted so as not to harm the interests of the Company upon conducting transactions and whether the transactions do not harm the interests of the Company.

(2)	Results of the Audit of the Consolidated Financial Statements

We acknowledge that the methods and results of the audit performed by the Accounting Auditor, Deloitte Touche Tohmatsu LLC, are appropriate.

(3)	Results of the Audit of the Non-Consolidated Financial Statements and the Supplementary Schedules

We acknowledge that the methods and results of the audit performed by the Accounting Auditor, Deloitte Touche Tohmatsu LLC, are appropriate.

May 21, 2018 The Audit & Supervisory Board of New Japan Radio Co., Ltd.

	Audit & Supervisory Board Member	Kazuo Ozoe	[seal]
	Audit & Supervisory Board Member	Takehiro Imai	[seal]
	Audit & Supervisory Board Member	Makoto Fujimaki	[seal]
(Note)	Audit & Supervisory Board Member Takehiro Imai and Audit & Supervisory Board Member Makoto Fujimaki are outside Audit & Supervisory Board Members stipulated in Article 2, Item (xvi) and Article 335, Paragraph (3) of the Companies Act.

End

2nd Proposal	Approval of the Share Exchange Agreement between the Company and Nisshinbo Holdings Inc.
The Company and Nisshinbo Holdings Inc. (“Nisshinbo Holdings”) resolved at meetings of their respective Board of Directors held on May 10, 2018 to implement a share exchange through which Nisshinbo Holdings will become a wholly-owning parent company resulting from a share exchange and the Company will become a wholly-owned subsidiary resulting from a share exchange (the “Share Exchange”) and Nisshinbo Holdings and the Company executed a share exchange agreement (the “Share Exchange Agreement”).  This proposal is a request for the approval of the Company’s shareholders for the Share Exchange.
The effective date of the Share Exchange is scheduled to be September 1, 2018.  Further, Nisshinbo Holdings plans on implementing the Share Exchange without approval of its general shareholders’ meeting by way of a simplified share exchange as prescribed in Article 796, Paragraph 2 of the Companies Act.
If this proposal is approved, Nisshinbo Holdings will become the wholly-owning parent company of the Company and the Company will become a wholly-owned subsidiary of Nisshinbo Holdings as of the effective date of the Share Exchange Agreement (September 1, 2018).  Prior to the effective date of the Share Exchange, the Company plans to delist its shares of common stock (the “Company Shares”) from the First Section of the Tokyo Stock Exchange, Inc. (“TSE”) on August 29, 2018 (with a final trading date of August 28, 2018).
1.	Reasons for implementing the Share Exchange
Nisshinbo Holdings originated in 1907 as Nisshin Cotton Spinning Co., Ltd., which was a cotton spinning manufacturer, and following that, in addition to textiles, it proceeded with diversifying its business into automobile brakes, precision instruments, chemicals, and electronics, and in recent years Nisshinbo Holdings has offered solutions to challenges faced by human society such as environmental destruction and global warming, and it strives every day to improve its corporate value as an Environment and Energy Company group that contributes to people living in safety and peace.

In 2009 Nisshinbo Holdings transitioned to a holding company structure, and with the aim of achieving “sales of 1 trillion yen and a ROE of 12%,” which is its long-term business performance target for FY 2025, in addition to strengthening its existing businesses, Nisshinbo Holdings is working to convert its earnings structure by combining technology throughout the entire group, creating new businesses, and changing its portfolio through aggressive M&As.
Meanwhile, the Company was established in 1959 as Saitama Japan Radio Co., Ltd., which is wholly owned by Japan Radio Co., Ltd. (“JRC”), and in 1961 it changed its name to New Japan Radio Co., Ltd.  Since its establishment, New JRC has developed a business that focusses on electronic devices, particularly microwave products and analog semiconductors, based on microwave technology and microelectronics technology.  In 2005, New JRC became a consolidated subsidiary of Nisshinbo Holdings, which was expanding and strengthening its electronics business as its strategic core business, and New JRC has steadily accumulated results such as improving its business performance and improving its cash flow by working on fundamental organizational restructuring since 2011 and putting activities such as proactive product development and sales promotion into practice.
The Company manufactures and sells analog semiconductor products that are available in a broad range of specifications such as audio, operational amplifiers for vehicles and industrial equipment, and power management ICs, but by participating in joint development projects with the Nisshinbo Group, the Company has further deepened its relationships with automakers and major Tier 1 automotive parts suppliers by utilizing the trust the Nisshinbo Group has built up through those business relationships, and the Company has also increased business involving automotive electronic devices for control systems.  Further, in August 2016, a German company (Frankfurt) was established as a wholly-owned subsidiary of the Company, and it is expected the Company will see further growth in automotive electronic devices considering it is also committed to expanding into the European market on a full scale.

The Nisshinbo Group has a policy of focusing its management resources on automotive businesses and super smart society-related businesses*[1] in its medium- to long-term strategy based on its corporate philosophy of Public Entity, Consistent Integrity, and Innovation, but as medium- to long-term measures, it is particularly focused on areas involving self-driving vehicles such as ADAS (Advanced Driving Assistance Systems).
Autonomous driving comprises three key areas of functionality ― recognition, decision-making and control, but the goal at the Nisshinbo Group is to develop its business with a focus on the functional area of “recognition” where there is a significant scope for technical differentiation.  To that end, the Nisshinbo Group is endeavoring to maximize synergy by utilizing resources within the Nisshinbo Group through measures such as applying superior technology at JRC and the Company such as sensor, semiconductor, radar, and laser technologies and the trust with automakers and major Tier 1 automotive parts suppliers it has built up through many years of business in the automotive break and the precision instruments businesses.
Based on that business strategy, in the Nisshinbo Group’s electronic business, there are accelerated efforts towards capitalizing on demand in super smart society-related markets such as the IoT in addition to automotive parts, which are expected to see rapid growth in the future.  As specific measures, the Nisshinbo Group strengthened its business foundation in the semiconductor and electronic device fields by making JRC a wholly-owned subsidiary in October 2017 and adding Ricoh Electronic Devices Co., Ltd. (“Ricoh Electronic Devices”), which is a global supplier of analog power management ICs, as a new subsidiary of the group in March 2018.

Further, in April 2018, the Nisshinbo Group developed measures such as spinning off the mobility sector within the Communications Products and Network Division of JRC into JRC Mobility Inc. with an aim of expanding its business areas from automotive to mobility by combining the Nisshinbo Group’s wireless communication and electronic device technologies to develop business in automated driving, electric vehicles, and connected car markets.
While the Company previously provided electronic devices for many control systems as automotive parts such as power supply control systems and drive motor systems for power control units to be used in electric vehicles (EV), as a result of vehicles becoming more networked with the electrification of vehicles such as ADAS or autonomous driving or the emergence of the IoT, markets are rapidly emerging not only in conventional control areas of engines and brakes, but also in information and communications areas, in which the Company excels, such as increased speeds and lower power consumption in data communication, and it will become necessary to allocate even more resources to respond to technical innovations that are expected to develop at a rapid pace.
Under these circumstances, in the Company, which will play a central role in future growth of the Nisshinbo Group, there are calls to effectively invest management resources to rapidly respond to sudden changes in the business environment, and there is a pressing need to establish a solid financial basis that will allow even faster and more flexible decision making and investment decisions and will allow timely growth investments including M&As.  Further, to expand its business area towards automotive and industrial products, which is the Company’s goal, it will also be essential to create a system that will allow full utilization of the abundant human resources and knowledge possessed by the Nisshinbo Group in that area.
Based on the above awareness, Nisshinbo Holdings and the Company have had discussions for some time on a collaborative framework for both companies, and in December 2017, Nisshinbo Holdings made a proposal to the Company to have discussions on making the Company a wholly-owned subsidiary through a share exchange and the companies began considering the Share Exchange at that time.

Following that, as a result of repeated and ongoing discussions between Nisshinbo Holdings and the Company, the two companies reached a conclusion that the best course of action to improve the corporate value of Nisshinbo Group as a whole would be that Nisshinbo Holdings makes the Company, whose business performance and cash flow have improved as a result of fundamental organizational restructuring, a wholly-owned subsidiary.  Further, amid an increasingly severe competitive environment in the run-up to a large-scale increase in demand in next-generation vehicle technology areas such as automated driving, electric vehicles, and connected cars, the need for the Company to strengthen its access to the Nisshinbo Group’s business resources is increasing day by day, and the Company reached a conclusion that accelerating its growth strategy by becoming a wholly-owned subsidiary of Nisshinbo Holdings as soon as possible will contribute to improving the corporate value of the Company.
Specifically, it is expected the Nisshinbo Group will be able to enjoy the following advantages after the Company becomes a wholly-owned subsidiary of Nisshinbo Holdings.
(i)	Accelerated growth strategy
Nisshinbo Holdings has a policy in its medium- to long-term strategy of focusing its management resources on automotive areas such as self-driving vehicles, electric vehicles, and connected cars and on super smart society-related businesses.  In that context, it is anticipated that the electronic device-related technology possessed by the Company will be applied to a wide range of applications, and accordingly it is expected that Nisshinbo Group as a whole will see accelerated business growth and become more competitive as a result of the Company and the other business departments of Nisshinbo Holdings more actively accessing each other’s technology and knowledge.

(ii)	Promoting cost structure reform through integration
As a result of integrating and sharing in overlapping indirect sectors in Nisshinbo Holdings and the Company, it is expected there will be a lower burden and reduced costs in indirect services in the Nisshinbo Group as a whole, and in addition to that, Nisshinbo Group will endeavor to reduce manufacturing costs by promoting collaboration in terms of manufacturing processes with Ricoh Electronic Devices, which has previously cooperated with the Company in manufacturing electronic devices, and it is expected that price competitiveness of electronic devices will continue to improve in the entire group.
(iii)	Improved governance level in the entire group
By making New JRC a wholly-owned subsidiary, it will become possible at Nisshinbo Holdings to have unified business operations that are in line with the growth strategy of the Nisshinbo Group as a whole, and it is expected it will become possible to accelerate the growth strategy in line with the rapidly changing business environment.
At the same time, the following is specifically anticipated as advantages that the Company will be able to enjoy as a result of becoming a wholly-owned subsidiary of Nisshinbo Holdings.
(i)	Expectation of investments utilizing Nisshinbo Holdings’ credibility and capital strength
Now that the results of organizational restructuring are paying off, for the Company to further develop by seizing the chance of changes to the business environment surrounding it such as steady market expansion in the automotive and industrial device markets, it will be necessary to make focused investments in the areas to be strengthened based on judgements on selection and concentration of resources.  It is expected the Company will be able to make focused investments as a result of more effective fund procurement by utilizing Nisshinbo Holdings’ credibility and capital strength.

(ii)	Stabilization of business operations and management as a result of a long-term perspective
With the delisting of the Company, it will become easier to conduct business operations that focus on a long-term perspective and to strategically and effectively invest management resources, and it is also expected management will be conducted in an even more stable manner without being impacted by short-term changes in business performance.
(iii)	Utilization of the global network built by Nisshinbo Holdings
While the Company has had good business relationships with its existing overseas customers, as it develops new fields and launches new products, it will need to find new customers in addition to its existing customers.  By utilizing the business development knowhow and the global customer network already possessed by Nisshinbo Holdings, it is expected the Company will be able to quickly and efficiently proceed with more global business development of its existing products and attracting customers with respect to new fields and new products.
(iv)	Utilization of human resources by rationalizing indirect services through unified business operations and delisting
By promoting the rationalization of overlapping indirect departments in Nisshinbo Holdings and the Company and reducing administrative work upon the delisting, it will be possible to effectively assign personnel, who are valuable management resources of the Company, and it will be possible to focus human resources on growth areas in an even more strategic manner.  Also, by promoting collaboration with Ricoh Electronic Devices in terms of manufacturing processes, it is expected the manufacturing costs of electronic devices will be reduced and price competitiveness in the global market will improve.

(v)	Utilization of the Nisshinbo Group’s abundant human resources and knowledge
The Nisshinbo Group has strengthened its business foundation in the entire electronics field by, among other measures, making JRC a wholly-owned subsidiary in 2017 and making Ricoh Electronic Devices a wholly-owned subsidiary in March 2018, and after the Company becomes a wholly-owned subsidiary of Nisshinbo Holdings, it is expected it will be possible to even more effectively utilize the Nisshinbo Group’s abundant human resources and knowledge.
(vi)	Rapid decision-making
As a result of Nisshinbo Holdings becoming the Company’s single shareholder, which shares the policy with the Company, it will become possible for the Company to make quick decisions, and it is expected that will contribute to speedy management decisions necessary in the Company’s business.
Further, for the Company’s minority shareholders to also enjoy the effects of the above improvement in corporate value that will be brought about as a result of the Company becoming a wholly-owned subsidiary of Nisshinbo Holdings, Nisshinbo Holdings and the Company believe the best course of action would be for all of the Company’s minority shareholders to become shareholders of Nisshinbo Holdings by way of a share exchange in which Nisshinbo Holdings becomes the wholly-owning parent company resulting from a share exchange and the Company becomes the wholly-owned subsidiary resulting from a share exchange.  The Share Exchange will allow the optimal and efficient use of the Nisshinbo Group’s management resources and both companies will continue to build a framework that will succeed in increasingly intense global competition by strengthening profitability and competitiveness.

2.	Overview of the terms of the Share Exchange Agreement
The terms of the Share Exchange Agreement executed by the Company and Nisshinbo Holdings on May 10, 2018 are as follows.
Share Exchange Agreement (copy)
Nisshinbo Holdings Inc. (“Nisshinbo Holdings”) and New Japan Radio Co., Ltd. (“New JRC”) execute this Share Exchange Agreement (this “Agreement”) as follows.
Article 1	Share Exchange
Nisshinbo Holdings and New JRC shall conduct a share exchange through which Nisshinbo Holdings will become a wholly-owning parent company resulting from a share exchange and New JRC will become a wholly-owned subsidiary resulting from a share exchange (the “Share Exchange”) in accordance with the provisions of this Agreement, and Nisshinbo Holdings shall acquire all of the issued shares of New JRC (excluding shares of New JRC held by Nisshinbo Holdings, hereinafter the same) through the Share Exchange.
Article 2	Trade Names and Addresses of the Parties
The trade names and addresses of Nisshinbo Holdings and New JRC are as follows.
Nisshinbo Holdings	Trade name:	Nisshinbo Holdings Inc.
Address:	2-31-11, Ningyo-cho, Nihonbashi, Chuo-ku, Tokyo
New JRC	Trade name:	New Japan Radio Co., Ltd.
Address:	3-10, Nihonbashi Yokoyama-cho, Chuo-ku, Tokyo

Article 3	Number of Shares to be Delivered upon the Share Exchange and Matters Related to the Allotment of those Shares
1.
Upon the Share Exchange, Nisshinbo Holdings shall deliver to the shareholders of New JRC (meaning shareholders after the cancellation of treasury shares of New JRC at the time (the “Record Time”) immediately prior to the acquisition by Nisshinbo Holdings of all the issued shares of New JRC through the Share Exchange as prescribed in Article 7, and excluding Nisshinbo Holdings, the “Shareholders Subject to Allotment”) the number of shares of common stock of Nisshinbo Holdings obtained by multiplying the total number of shares of common stock of New JRC held by those shareholders by 0.65 as money, ect. in lieu of the shares of common stock of New JRC held by those shareholders.

2.
Upon the Share Exchange, Nisshinbo Holdings shall allot to the Shareholders Subject to Allotment 0.65 shares of common stock of Nisshinbo Holdings per share of common stock of New JRC held by those shareholders.

3.
If the number of common shares of Nisshinbo Holdings to be allotted to the Shareholders Subject to Allotment in accordance with the provisions of the preceding two paragraphs includes a fraction of less than a single share, Nisshinbo Holdings shall handle those shares in accordance with the provisions of Article 234 of the Companies Act and other related laws and regulations.

Article 4	Effective Date of the Share Exchange
The date on which the Share Exchange will take effect (the “Effective Date”) is September 1, 2018; provided, however, that Nisshinbo Holdings and New JRC may, upon agreement through consultation, change the Effective Date if required in light of the progress of the Share Exchange procedures or for any other reason.

Article 5	Amounts of Capital and Reserves
The amounts of capital and reserves of Nisshinbo Holdings that are to increase as a result of the Share Exchange are the amounts separately provided by Nisshinbo Holdings in an appropriate manner in accordance with the provisions of Article 39, Paragraph 2 of the Rules of Corporate Accounting.
Article 6	Approval of the Share Exchange Agreement
1.
Nisshinbo Holdings shall conduct the Share Exchange without approval by resolution of its general shareholders’ meeting prescribed in Article 795, Paragraph 1 of the Companies Act under this Agreement in accordance with the provisions of the main clause of Article 796, Paragraph 2 of the Companies Act; provided, however, that if approval by resolution of Nisshinbo Holdings’ general shareholders’ meeting regarding the Share Exchange becomes necessary in accordance with the provisions of Article 796, Paragraph 3 of the Companies Act, Nisshinbo Holdings shall request a resolution for approval of this Agreement and other matters necessary for the Share Exchange at a general shareholders’ meeting no later than the day immediately preceding the Effective Date.

2.
New JRC shall request a resolution for approval of this Agreement and other matters necessary for the Share Exchange at a general shareholders’ meeting prescribed in Article 783, Paragraph 1 of the Companies Act no later than the day immediately preceding the Effective Date.

Article 7	Cancellation of New JRC’s Treasury Shares
New JRC shall, at the Record Time, cancel all treasury shares it holds at the Record Time (including shares to be acquired by New JRC in response to a share purchase demand by a dissenting shareholder as prescribed in Article 785, Paragraph 1 of the Companies Act that may be exercised in relation to the Share Exchange) by resolution of a meeting of the Board of Directors of New JRC held on or before the day immediately preceding the Effective Date.

Article 8	Management of Company Property
Each party shall itself, and cause each of its subsidiaries to, execute its own business and manage and operate its own property with the due care of a prudent manager during the period from the execution date of this Agreement until the Effective Date, and if either party desires to conduct an act that is likely to have a significant effect on its property or its rights and obligations or conduct an act that will have a significant effect on the execution or the conditions of the Share Exchange, it shall consult with the other party and obtain the agreement of the other party in advance.
Article 9	Dividends of Surplus
1.
Nisshinbo Holdings may distribute surplus up to 15 yen per share and a total amount of 2,681,984,085 yen to shareholders and registered pledgees of shares stated or recorded in the final shareholder registry on March 31, 2018.

2.
Except for the case provided for in the preceding paragraph, neither party may, following the execution of this Agreement, adopt a resolution to distribute surplus where the record date is a day preceding the Effective Date or adopt a resolution to acquire treasury shares (excluding any acquisition of treasury shares where a party is required to acquire its own shares upon the exercise of rights by shareholders in accordance with an applicable law or regulation) where the acquisition date is a day preceding the Effective Date.

Article 10	Amendments to and Cancellation of this Agreement
During the period from the execution date of this Agreement until the day immediately preceding the Effective Date, either party may, after consulting with and obtaining the agreement of the other party, amend the terms of the Share Exchange or any other terms of this Agreement or cancel this Agreement if there is a significant change to the financial condition or management condition of either party (excluding where that is due to an event that is attributable to that party), if circumstances that will seriously hinder the execution of the Share Exchange arise or become clear, or if it otherwise becomes difficult to achieve the purpose of this Agreement.

Article 11	Effect of this Agreement
This Agreement will cease to be effective in the case of any of the following items.
(1)
If approval by resolution of a general shareholders’ meeting of Nisshinbo Holdings becomes necessary in accordance with the proviso of Article 6.1 and approval for this Agreement or another matter necessary for the Share Exchange is not obtained at a general shareholders’ meeting of Nisshinbo Holdings on or before the day immediately preceding the Effective Date

(2)
If approval for this Agreement or another matter necessary for the Share Exchange is not obtained at a general shareholders’ meeting of New JRC prescribed in Article 6.2 on or before the day immediately preceding the Effective Date

(3)
If a permission, approval, etc. from a related government agency, or procedures for notification to a related government agency that is required under laws or regulations in relation to the Share Exchange is not obtained or completed on or before the Effective Date

(4)	If this Agreement is cancelled under the preceding Article

Article 12	Jurisdiction
The parties agree that the Tokyo District Court has exclusive jurisdiction as the court of first instance if any dispute regarding the performance or interpretation of this Agreement arises.
Article 13	Consultation
The parties shall determine any matter that is not provided for in this Agreement or necessary matter related to the Share Exchange upon consultation and agreement in accordance with the purpose of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by affixing their names and seals hereto and each has retained one original hereof.
May 10, 2018
Nisshinbo Holdings:	Nisshinbo Holdings Inc.
2-31-11, Ningyo-cho, Nihonbashi, Chuo-ku, Tokyo
Masaya Kawata, President and Representative Director
New JRC:	New Japan Radio Co., Ltd.
3-10, Nihonbashi Yokoyama-cho, Chuo-ku, Tokyo
Ryo Ogura, President and Representative Director
(End of the Share Exchange Agreement)
3.	Method of the Share Exchange, contents of the allotment in connection with the Share Exchange, and other details of the Share Exchange

(1)	Matters related to the adequacy of the total number and the total amount of the consideration for the exchange
(i)	Contents of the allotment in connection with the Share Exchange
	Nisshinbo Holdings (wholly-owning parent company resulting from a share exchange)	The Company (wholly-owned subsidiary resulting from a share exchange)
Allotment ratio in connection with the Share Exchange	1	0.65
Number of shares to be delivered in the Share Exchange	Common shares of Nisshinbo Holdings: 9,253,440 shares (scheduled)

(Note 1)	Allotment ratio in connection with the Share Exchange (the “Share Exchange Ratio”)
Nisshinbo Holdings will furnish 0.65 shares of common stock of Nisshinbo Holdings (the “Nisshinbo Holdings Shares”) per share of common stock of the Company (the “Company Shares”).  The Share Exchange Ratio might be changed upon discussions and agreement between Nisshinbo Holdings and the Company if a significant change occurs in the terms and conditions that constitute the bases for the relevant calculations.
(Note 2)	Number of the Nisshinbo Holdings Shares to be delivered in the Share Exchange

Upon the Share Exchange, Nisshinbo Holdings will deliver to the shareholders of the Company (meaning shareholders after the cancellation of treasury shares as described below, and excluding Nisshinbo Holdings) at the time (the “Record Time”) immediately prior to the acquisition by Nisshinbo Holdings of all the issued shares of the Company (excluding the Company Shares held by Nisshinbo Holdings (24,885,000 shares as of May 10, 2018)) the number of the Nisshinbo Holdings Shares calculated in accordance with the Share Exchange Ratio described in the above table in exchange for the Company Shares held by those shareholders.
Nisshinbo Holdings plans to allocate the treasury shares held by Nisshinbo Holdings (16,818,957 shares as of March 31, 2018) to all of the Nisshinbo Holdings Shares to be delivered in the Share Exchange, and Nisshinbo Holdings will not issue any new shares.
The Company plans to cancel all of its treasury shares (including shares acquired by the Company in response to a share purchase demand by a dissenting shareholder as prescribed in Article 785, Paragraph 1 of the Companies Act that may be exercised in relation to the Share Exchange) at the Record Time by resolution at the meeting of its Board of Directors held before the day immediately prior to the Share Exchange Effective Date.  The number of shares to be delivered in the Share Exchange might be changed due to the number of treasury shares New JRC comes to hold before the Record Time or another reason.
(Note 3)	Handling of shares less than one unit
As a result of the Share Exchange, it is expected that new shareholders who hold shares less than one unit (shares less than 100 shares) of Nisshinbo Holdings will arise.  In particular, the shareholders of the Company who hold less than 154 shares of the Company Shares are expected to hold only shares less than one unit of Nisshinbo Holdings, and shares less than one unit may not be sold on a financial instruments exchange.  All shareholders that come to hold shares less than one unit of Nisshinbo Holdings may participate in either of the following programs.

(i)	Buyback program for shares less than one unit (sale of shares less than 100 shares)
Under this program, any holder of shares less than one unit of Nisshinbo Holdings may demand that Nisshinbo Holdings purchase the shares less than one unit held by that shareholder in accordance with the provisions of Article 192, Paragraph 1 of the Companies Act.
(ii)	Top-up purchase program for shares less than one unit (top-up purchase of less than 100 shares)
Under this program, any holder of shares less than one unit of Nisshinbo Holdings may, in accordance with the provisions of Article 194, Paragraph 1 of the Companies Act, and the Articles of Incorporation of Nisshinbo Holdings, demand that Nisshinbo Holdings sell the number of the Nisshinbo Holdings Shares that will constitute one unit when combined with the shares less than one unit held by that shareholder, and purchase those shares from Nisshinbo Holdings.
(Note 4)	Treatment of fractions of less than a single share
Nisshinbo Holdings will pay an amount equal to fractional shares less than a single Nisshinbo Holdings Share in cash to the shareholders of New JRC who come to receive an allotment of fractional shares less than a single Nisshinbo Holdings Share in association with the Share Exchange in accordance with the provisions of Article 234 of the Companies Act and other relevant laws and ordinances.

(ii)	Basis for the allotment in connection with the Share Exchange
a.	Basis and reason for the allotments
As explained in “1. Reasons for implementing the Share Exchange” above, Nisshinbo Holdings proposed the Share Exchange to the Company in December 2017, and as a result of repeated discussions and negotiations in good faith between Nisshinbo Holdings and the Company, Nisshinbo Holdings and the Company determined that the best decision to improve the corporate value of the Company and the entire Nisshinbo Group would be to make the Company a wholly-owned subsidiary of Nisshinbo Holdings.
As stated in “(3)(i) Measures to Ensure Fairness” below, to ensure that the Share Exchange Ratio to be used in the Share Exchange described in “(i) Contents of the allotment in connection with the Share Exchange” above is fair and appropriate, and to ensure that the Share Exchange is otherwise fair and appropriate, Nisshinbo Holdings appointed SMBC Nikko Securities Inc. (“SMBC Nikko Securities”), and the Company appointed Mizuho Securities Co., Ltd. (“Mizuho Securities”), as their respective third-party valuation agents, and Nisshinbo Holdings appointed Mori Hamada & Matsumoto, and the Company appointed Citi-Yuwa Partners, as their respective legal advisers, after which they began seriously considering the Share Exchange.
As a result of careful deliberation and examination taking into consideration the share exchange ratio valuation report received from SMBC Nikko Securities that Nisshinbo Holdings requested to calculate the share exchange ratio to be used in the Share Exchange, advice from Mori Hamada & Matsumoto, and the results of due diligence conducted by Nisshinbo Holdings on the Company, Nisshinbo Holdings determined that the Share Exchange Ratio is appropriate for the shareholders of both companies.

As explained in “(3)(i) Measures to Ensure Fairness” and “(3)(ii) Measures to Avoid Conflicts of Interest” below, the Company carefully discussed and examined the Share Exchange using the Share Exchange Ratio while taking into consideration the share exchange ratio valuation report received on May 9, 2018 from Mizuho Securities that the Company requested to calculate the share exchange ratio to be used in the Share Exchange, advice from Citi-Yuwa Partners, a written opinion received on May 10, 2018 from Messrs. Kenichiro Tanaka and Kazuo Toyama, who are outside directors of the Company and who have no interest in Nisshinbo Holdings, which is a controlling shareholder of the Company, and who are registered as independent officers with TSE, that they do not believe the implementation of the Share Exchange will be disadvantageous to the minority shareholders of the Company, and the results of due diligence conducted on Nisshinbo Holdings.  Further, as stated in “b.(b) Outline of Calculation” below, the Company determined that the implementation of the Share Exchange using the Share Exchange Ratio is appropriate because the level of the Share Exchange Ratio is reasonable because it is within the calculation range of the discounted cash flow method (the “DCF Analysis”) and it exceeds the upside of the calculation range of the average market price analysis among the calculation results of the share exchange ratio received from Mizuho Securities, and the Share Exchange Ratio is not disadvantageous to the minority shareholders of the Company.
As such, because Nisshinbo Holdings and the Company determined that the Share Exchange Ratio is appropriate for their respective shareholders as a result of repeated thorough negotiations on the share exchange ratio after carefully examining the Share Exchange Ratio based on the results of due diligence conducted by Nisshinbo Holdings and the Company on each other while referring to the calculation results of the share exchange ratio and advice obtained from their third-party valuation agents, and advice from their legal advisers, and by comprehensively taking into account factors such as the financial condition, performance trends, and stock price performance of both companies, Nisshinbo Holdings and the Company decided to implement the Share Exchange using the Share Exchange Ratio, and on May 10, 2018 they resolved at respective meetings of their Boards of Directors to execute the Share Exchange Agreement.

b.	Matters Relating to the Calculation
(a)	Names of the Valuation Agents and Relationships with Nisshinbo Holdings and the Company
Neither SMBC Nikko Securities, which is a third-party valuation agent of Nisshinbo Holdings, nor Mizuho Securities, which is a third-party valuation agent of the Company, is a related party of Nisshinbo Holdings or the Company or has a material interest that must be stated in relation to the Share Exchange.
(b)	Outline of Calculation
To ensure fairness in calculating the share exchange ratio to be used in the Share Exchange, Nisshinbo Holdings appointed SMBC Nikko Securities, and the Company appointed Mizuho Securities, as their respective third-party valuation agents, and Nisshinbo Holdings and the Company requested SMBC Nikko Securities and Mizuho Securities to calculate the share exchange ratio to be used in the Share Exchange and obtained share exchange ratio valuation reports that included the following details.

With respect to Nisshinbo Holdings and the Company, because the shares of common stock of Nisshinbo Holdings and the Company are listed on the First Section of TSE and are quoted, SMBC Nikko Securities used the market price analysis (setting May 9, 2018 as the calculation base date, and based on the average daily closing price of the shares of each company for the one-month, three-month and six-month periods up to and including the calculation base date), and the DCF Analysis in order to reflect the status of future business activities in the calculation.
The share exchange ratio valuation report by SMBC Nikko Securities was prepared as reference information to be used when the Board of Directors of Nisshinbo Holdings determines the share exchange ratio, and SMBC Nikko Securities does not express an opinion on the fairness of the share exchange ratio agreed to and determined between Nisshinbo Holdings and the Company.
The calculation ranges using each of those valuation methods where the share value per share of Nisshinbo Holdings Shares is one are as follows.
Method Used	Calculation Range for the Share Exchange Ratio
Market price analysis	0.545 – 0.598
DCF Analysis	0.456 – 0.773

In calculating the share exchange ratios, SMBC Nikko Securities has, in principle, used such things as information provided to it by Nisshinbo Holdings and the Company and publicly available information as presented, and assumed that this data, information and the like it has used is entirely accurate and complete.  It has not made an independent study of the accuracy or completeness thereof.  Also, SMBC Nikko Securities has not made an independent assessment, appraisal or evaluation and has not requested an appraisal or evaluation from any independent institution in connection with any relevant assets or liabilities (including contingent liabilities) of Nisshinbo Holdings, the Company or any of their affiliates.  In addition, SMBC Nikko Securities assumed that the financial forecasts of Nisshinbo Holdings and the Company have been reasonably prepared based on the best forecasts and judgements obtained from the management of Nisshinbo Holdings and the Company at that time.  The calculation of the share exchange ratio by SMBC Nikko Securities is subject to information and economic conditions as of May 9 2018.

In the future financial outlook of Nisshinbo Holdings used by SMBC Nikko Securities as the premises for the calculation using the DCF Analysis, Nisshinbo Holdings expects a substantial increase in operating profits in the coming fiscal years with the operating profits for the fiscal year ending December 2018 forecast to be 3.560 million yen, the operating profits for the fiscal year ending December 2019 forecast to be 24.560 million yen, and the operating profits for the fiscal year ending December 2020 forecast to be 42.480 million yen (subject to the approval of the agenda item regarding a change to the end of the fiscal period to be proposed to the general shareholders’ meeting to be held on June 28, 2018), mainly as a result of taking into account factors for increases in profits due to the recovery of the sea transportation industry, the incorporation of demand for the replacement of equipment, and an increase in demand for small- and medium-sized vessels in JRC’s marine systems business, as well as an increase in domestic private-sector demand and overseas demand for disaster prevention in JRC’s solution and specialized equipment businesses.  One other factor is the consolidation of Ricoh Electronic Devices, which became a subsidiary in March 2018.  Further, even in its automotive break business, Nisshinbo Holdings expects an increase of profits due to the strengthening of the production and sales system for frictional materials to comply with copper regulations for which it is expected there will be global demand and further improvement of the earning structure of TMD Friction, which became a subsidiary.

Further, in the future financial outlook of the Company, the Company expects a substantial increase in operating profits in the coming fiscal years with the operating profits for the fiscal year ending December 2018 forecast to be 2,100 million yen, the operating profit for the fiscal year ending December 2019 forecast to be 3,900 million yen, and the operating profit for the fiscal year ending December 2020 forecast to be 4,800 million yen (subject to the approval of the agenda item regarding a change to the end of the fiscal period to be proposed to the general shareholders’ meeting to be held on June 25, 2018), mainly due to increased profitability in association with an increase in sales such as increased sales of highly profitable products for automotive and industrial equipment and lower fixed costs.
Meanwhile, Mizuho Securities made its calculations regarding the share exchange ratio of the common stock of Nisshinbo Holdings and the Company using the average market price analysis because the common stock of both companies are listed on TSE and are quoted, and Mizuho Securities calculated the share exchange ratio using the DCF Analysis for the purpose of reflecting the status of future business activities of both companies in the calculation.
In the average market price analysis, May 9, 2018 was set as the calculation base date, and the closing price of the common stock of each company on TSE on the calculation base date and the simple average daily closing price of those shares for the one-month, three-month and six-month periods up to and including the calculation base date were used in the average market price analysis.

In the DCF Analysis, Mizuho Securities evaluated Nisshinbo Holdings’ future cash flow based on financial forecasts from the fiscal year ending December 2018 until the fiscal year ending December 2020 prepared by Nisshinbo Holdings and it evaluated Nisshinbo Holdings’ corporate value and share value by discounting the present value at a certain discount rate.  The discount rate was in a range of 5.65 – 6.15%, and the perpetual growth method was used in calculating Nisshinbo Holdings’ going concern value, and a range of -0.25 – 0.25% was used as the perpetual growth rate in the perpetual growth method.  At the same time, Mizuho Securities evaluated the Company’s future cash flow based on financial forecasts from the fiscal year ending December 2018 until the fiscal year ending December 2020 prepared by the Company and it evaluated the Company’s corporate value and share value by discounting the present value at a certain discount rate.  The discount rate was in a range of 6.45 – 6.95%, and the perpetual growth method was used in calculating the Company’s going concern value, and a range of -0.25 – 0.25% was used as the perpetual growth rate in the perpetual growth method.  The financial forecasts of both companies that served as the basis for the calculations made using the DCF Analysis did not anticipate the implementation of the Share Exchange.
The calculation ranges using each of those valuation methods where the share value per share of Nisshinbo Holdings Shares is one are as follows.
Method Used	Calculation Range for the Share Exchange Ratio
Average market price analysis	0.545 – 0.598
DCF Analysis	0.401 – 0.656

When calculating the above share exchange ratios, Mizuho Securities used such things as information provided to it by Nisshinbo Holdings and the Company and publicly available information, and assumed that this data, information and the like it has used is entirely accurate and complete and that there are no facts that might have a significant impact on the calculation of the share exchange ratios that have not been disclosed to Mizuho Securities, and Mizuho Securities has not made an independent study of the accuracy or completeness thereof.  Also, Mizuho Securities has not made an independent assessment or evaluation and has not requested an appraisal or evaluation from any independent institution in connection with any relevant assets or liabilities (including contingent liabilities) of Nisshinbo Holdings, the Company or any of their subsidiaries or affiliates.  In addition, Mizuho Securities assumed that the business forecasts and the financial forecasts of Nisshinbo Holdings and the Company have been reasonably prepared and created based on the best forecasts and judgements obtained from the management of Nisshinbo Holdings and the Company at that time.
Further, in the future financial outlook of Nisshinbo Holdings used by Mizuho Securities as the premises for the calculation using the DCF Analysis, Nisshinbo Holdings expects a substantial increase in operating profits in the coming fiscal years with the operating profits for the fiscal year ending December 2018 forecast to be 3,560 million yen, the operating profits for the fiscal year ending December 2019 forecast to be 24,560 million yen, and the operating profits for the fiscal year ending December 2020 forecast to be 42,480 million yen (subject to the approval of the agenda item regarding a change to the end of the fiscal period to be proposed to the general shareholders’ meeting to be held on June 28, 2018), mainly as a result of taking into account factors for increases in profits due to the recovery of the sea transportation industry, the incorporation of demand for the replacement of equipment, and an increase in demand for small- and medium-sized vessels in JRC’s marine systems business, as well as an increase in domestic private-sector demand and overseas demand for disaster prevention in JRC’s solution and specialized equipment businesses.  One other factor is the consolidation of Ricoh Electronic Devices, which became a subsidiary in March 2018.  Further, even in its automotive break business, Nisshinbo Holdings expects an increase of profits due to the strengthening of the production and sales system for frictional materials to comply with copper regulations for which it is expected there will be global demand and further improvement of the earning structure of TMD Friction, which became a subsidiary.

Further, in the future financial outlook of the Company, the Company expects a substantial increase in operating profits in the coming fiscal years with the operating profits for the fiscal year ending December 2018 forecast to be 2,100 million yen, the operating profit for the fiscal year ending December 2019 forecast to be 3,900 million yen, and the operating profit for the fiscal year ending December 2020 forecast to be 4,800 million yen (subject to the approval of the agenda item regarding a change to the end of the fiscal period to be proposed to the general shareholders’ meeting to be held on June 25, 2018), mainly due to increased profitability in association with an increase in sales such as increased sales of highly profitable products for automotive and industrial equipment and lower fixed costs.
(2)	Reason that property has been selected as the consideration for the exchange

The Company has determined that using the Nisshinbo Holdings Shares as the consideration for the Share Exchange is appropriate after considering factors such as the fact that even after the Company Shares are delisted, the Nisshinbo Holdings Shares, which are to be allotted to the shareholders of the Company through the Share Exchange, will be listed on the First Section of TSE, the First Section of Nagoya Stock Exchange, Inc. (“NSE”), Fukuoka Stock Exchange (“FSE”), and Sapporo Securities Exchange (“SSE”), and it is therefore believed the Nisshinbo Holdings Shares will maintain liquidity and convertibility and that their trading opportunities are secured, and the fact that it is possible the shareholders of the Company that will come to hold the Nisshinbo Holdings Shares in the future will be benefited from the effects of the business integration in association with the Company becoming a wholly-owned subsidiary through the Share Exchange.
(3)	Matters that have been noted to ensure the interests of the shareholders of the Company are not harmed
(i)	Measures to Ensure Fairness
Since Nisshinbo Holdings is already a parent company of the Company and holds 63.61% (24,885,000 shares) of the total number of issued shares of the Company, for the Company, the Share Exchange constitutes an important transaction, etc. with a controlling shareholder, so Nisshinbo Holdings and the Company determined that it is necessary to ensure fairness in the Share Exchange, and they have taken the following measures to ensure fairness.

a.	Obtaining a Valuation Report from an Independent Third-Party Valuation Agent
To ensure fairness in calculating the share exchange ratio to be used in the Share Exchange, Nisshinbo Holdings appointed SMBC Nikko Securities, and the Company appointed Mizuho Securities, as their respective third-party valuation agents, and Nisshinbo Holdings and the Company requested SMBC Nikko Securities and Mizuho Securities to calculate the share exchange ratio to be used in the Share Exchange and obtained share exchange ratio valuation reports.  See “(1)(ii)b.(b) Outline of Calculation” above for an outline of those valuation reports.

Neither company has obtained from either of those third-party valuation agents an opinion stating that the Share Exchange Ratio is appropriate from a financial perspective (a so-called fairness opinion).
b.	Advice from Independent Law Firms
Nisshinbo Holdings appointed Mori Hamada & Matsumoto as its legal advisor for the Share Exchange, and obtained from Mori Hamada & Matsumoto legal advice concerning various procedures for the Share Exchange and the decision-making method and processes to be carried out by Nisshinbo Holdings.  Mori Hamada & Matsumoto has no material interests in Nisshinbo Holdings or the Company.
At the same time, the Company appointed Citi-Yuwa Partners as its legal advisor for the Share Exchange, and obtained from Citi-Yuwa Partners legal advice concerning various procedures for the Share Exchange and the decision-making method and processes to be carried out by the Company.  Citi-Yuwa Partners has no material interests in Nisshinbo Holdings or the Company.
(ii)	Measures to Avoid Conflicts of Interest
Since Nisshinbo Holdings is already a parent company of the Company and holds 63.61% (24,885,000 shares) of the total number of issued shares of the Company, for the Company, the Share Exchange constitutes an important transaction, etc. with a controlling shareholder, so the Company has taken the following measures to avoid conflicts of interest in addition to “(i) Measures to Ensure Fairness” above.

a.	Obtaining an opinion from independent disinterested officers of the Company
In examining the Share Exchange, the Board of Directors of the Company requested Messrs. Kenichiro Tanaka and Kazuo Toyama, who are outside directors of the Company and who have no interest in Nisshinbo Holdings, and who are registered as independent officers with TSE, to examine whether the decision to implement the Share Exchange at the meeting of the Board of Directors of the Company held today is considered to be disadvantageous to the minority shareholders of the Company based on rules prescribed by TSE.
After carefully examining the Share Exchange while taking into account the share exchange ratio valuation report prepared by Mizuho Securities and other materials relating to the Share Exchange, and the details of explanations of, and interviews with, related persons, Messrs. Kenichiro Tanaka and Kazuo Toyama provided a written opinion to the Board of Directors of the Company on May 10, 2018 stating that (a) the purposes of the Share Exchange are considered fair because, given that the Company becoming a wholly-owned subsidiary of Nisshinbo Holdings will contribute to the strengthening of the Company’s financial base and stabilization of its management, strengthening of the integrated business operations of both parties, savings resulting from a reduction in indirect services, and prompt decision-making, the Share Exchange is considered reasonable in terms of the management of the Company, and because no unreasonable issue has been specifically found in determining that the Share Exchange will contribute to improving the corporate value of the Company, (b) there is no specific event which will give rise to a suspicion on the fairness of the procedures of the Share Exchange because the Company has taken measures to avoid conflicts of interests by, for example, obtaining a share exchange ratio valuation report from Mizuho Securities, its independent third-party valuation agent, receiving advice from Citi-Yuwa Partners, its legal adviser, regarding the decision-making method and process of the Share Exchange, ensuring that the directors of the Company who have, or are likely to have, conflicts of interest in the Share Exchange will not participate in the deliberation and voting on any proposal related to the Share Exchange at the meeting of the Board of Directors of the Company held on May 10, and did not participate in discussions and negotiations on the Share Exchange on behalf of the Company, (c) no unreasonable issue has been found in the method and process of the calculations by Mizuho Securities, and the terms and conditions of the Share Exchange are considered to be appropriate and determined in a fair manner and the Company set the share exchange ratio after having discussions and negotiations with Nisshinbo Holdings over several occasions while taking into account the results of those calculations, (d) the terms and conditions of the Share Exchange are considered to be appropriate and determined in a fair manner because the share exchange ratio (1 of Nisshinbo Holdings to 0.65 of the Company) agreed upon with the Company is considered appropriate because, among other things, it exceeds the calculation range of the average market share price analysis (0.545 – 0.598) which is the calculation range for the share exchange ratio calculated by Mizuho Securities, and is at a higher position in the calculation range of the DCF Analysis (0.401 – 0.656), and it is judged that the Share Exchange is not disadvantageous to the minority shareholders of the Company after comprehensively taking into account the above matters.

b.	Approval of all directors excluding directors of the Company who have an Interest in Nisshinbo Holdings and opinion to the effect that all audit and supervisory board members have no objection
At the meeting of the Board of Directors of the Company held on May 10, five directors out of eight directors of the Company (excluding Messrs. Ryo Ogura, Masaya Kawata and Kenji Ara) deliberated on the proposal related to the Share Exchange, and unanimously resolved to approve that proposal, and all three audit and supervisory board members of the Company participated in that deliberation and expressed an opinion to the effect that they have no objection to the implementation of the Share Exchange.
To avoid any conflict of interest, Mr. Ryo Ogura, who is a director of the Company and also serves as a director and executive managing officer of Nisshinbo Holdings, Mr. Masaya Kawata, who is a director of the Company and also serves as a president and representative director of Nisshinbo Holdings, and Mr. Kenji Ara, who is a director of the Company and also serves as a director and senior executive managing officer of Nisshinbo Holdings, did not participate in any deliberations or voting on the proposal related to the Share Exchange at the meeting of the Board of Directors of the Company held on May 10 and they did not participate in any discussions or negotiations on the Share Exchange on behalf of the Company.

(4)	Matters regarding the adequacy of the amounts of capital and reserves of Nisshinbo Holdings
Nisshinbo Holdings will determine the amounts of the capital, capital reserves, and retained earnings reserves of Nisshinbo Holdings, which are to increase as a result of the Share Exchange, in accordance with the provisions of Article 39, Paragraph 2 of the Rules of Corporate Accounting.
4.	Matters that would serve as a reference for the consideration for the exchange
(1)	Provisions of the Articles of Incorporation of Nisshinbo Holdings
The Articles of Incorporation of Nisshinbo Holdings are posted on the Company’s website (http://www.njr.co.jp) based on laws and regulations and the provisions of Article 15 of the Articles of Incorporation of the Company.
(2)	Matters regarding the method of conversion of the consideration for the exchange
(i)	Markets where the consideration for the exchange is traded
The Nisshinbo Holdings Shares are traded on the First Section of TSE, the First Section of NSE, the FSE, and the SSE.
(ii)	Person acting as an intermediary, broker, or agent for transactions involving the consideration for the exchange
Various securities companies and other companies throughout Japan act as intermediaries, brokers, etc. for the Nisshinbo Holdings Shares.
(iii)	If there is any restriction on the transfer or other disposition of the consideration for the exchange, and details of that restriction

There are no applicable matters.
(3)	If there is a market price for the consideration for the exchange, matters related to the price of the consideration for the exchange
The business day immediately preceding the day on which the execution of the Share Exchange Agreement was announced (May 10, 2018) is the record date, and the average closing prices of the Nisshinbo Holdings Shares on the First Section of TSE for one-month and three-month periods are 1,511 yen and 1,508 yen respectively.
The latest market price and other details on the Nisshinbo Holdings Shares are available on the TSE website (http://www.jpx.co.jp) and other websites.
(4)	Contents of Nisshinbo Holdings’ balance sheets for each fiscal year the last day of which arrived in the past five years
Nisshinbo Holdings has submitted securities reports in accordance with the provisions of Article 24, Paragraph 1 of the Financial Instruments and Exchange Act each of the past five fiscal years, so this statement is omitted.

5.	Matters regarding the appropriateness of provisions on share options pertaining to the Share Exchange
There are no applicable matters.
6.	Matters regarding financial statements
(1)	Contents of the financial statements for the most recent fiscal year of Nisshinbo Holdings
The contents of the financial statements for the most recent fiscal year of Nisshinbo Holdings (business year ended March 2018) are posted on the Company’s website (http://www.njr.co.jp) based on laws and regulations and the provisions of Article 15 of the Articles of Incorporation of the Company.
(2)	Details of any event that has a material impact on the condition of company’s property that occurs on or after the last day of the most recent fiscal year
(i)	The Company
The Company executed with Nisshinbo Holdings on May 10, 2018 the Share Exchange Agreement in which Nisshinbo Holdings will become a wholly-owning parent company resulting from a share exchange and the Company will become a wholly-owned subsidiary resulting from a share exchange.  The terms of the Share Exchange Agreement are as set out in “2. Overview of the terms of the Share Exchange Agreement.”
(ii)	Nisshinbo Holdings
Nisshinbo Holdings executed with the Company on May 10, 2018 the Share Exchange Agreement in which Nisshinbo Holdings will become a wholly-owning parent company resulting from a share exchange and the Company will become a wholly-owned subsidiary resulting from a share exchange.  The terms of the Share Exchange Agreement are as set out in “2. Overview of the terms of the Share Exchange Agreement.”
*[1]
A super smart society is defined as “a society where the various needs of society are finely differentiated and met by providing the necessary products and services in the required amounts to the people who need them when they need them, and in which all people can receive high-quality services and live a comfortable and active life that makes allowances for their various differences such as age, gender, region, or language.” (Science and Technology Basic Plan, Cabinet Decision of January 22, 2016).

Notes on Consolidated Financial Statements

Notes on Important Matters that serve as the Basis for Preparation of Consolidated Financial Statements
1.	Matters related to the scope of consolidation
(1)	Number of consolidated subsidiaries	6 companies
Names of consolidated subsidiaries
SAGA ELECTRONICS Co., LTD.
NJR CORPORATION
THAI NJR CO., LTD.
NJR (SINGAPORE) PTE LTD
NJR FUKUOKA CO., LTD.
NJR SHANGHAI CO., LTD.
(2)	Number of non-consolidated subsidiaries 2 companies
Names of non-consolidated subsidiaries
NJR KOREA CO., LTD.
NJR Europe GmbH
Reasons for excluding those companies from the scope of consolidation
The two companies above are excluded from the scope of consolidation because neither of their respective nor their aggregate total assets, sales, net income or net loss, retained earnings, etc. have a material influence on the consolidated financial statements.

2.	Matters related to application of the equity method
The equity method is not applied to non-consolidated subsidiaries or affiliates.
Further, NJR KOREA CO., LTD. and NJR Europe GmbH, which are non-consolidated subsidiaries, are excluded from the scope of application of the equity method because in light of their respective and aggregate total net income or net loss, retained earnings, etc., their influence on the consolidated financial statements would be minor and they have no significance, even if the equity method is not applied.
3.	Matters related to the fiscal year, etc. of consolidated subsidiaries
Of the consolidated subsidiaries, the last day of the fiscal year of NJR SHANGHAI CO., LTD. is December 31.  When preparing the consolidated financial statements, financial statements based on a provisional settlement of accounts made as of the consolidated closing date have been used.
The last day of the fiscal year of the other consolidated subsidiaries is the same as the consolidated closing date.
4.	Matters related to accounting policies
(1)	Valuation standards and valuation method for significant assets
(i)	Securities
Other securities

Securities that have a market value
Calculated using the fair value method based on the market value, etc. on the last day of the consolidated fiscal year (the entire valuation difference is recognized directly in net assets, and the cost of securities sold is calculated using the moving-average method)
Securities that do not have a market value
Calculated using the cost method based on the moving average method
(ii)	Derivatives
Calculated using the fair value method
(iii)	Inventory assets
Calculated using the moving-average method and the periodic average method, as well as the cost method based on the specific identification method (method in which the book value is reduced based on decreased profitability with respect to the values on the balance sheet)
(2)	Depreciation/amortization method for material depreciable/amortizable assets
(i)	Property, plant and equipment (excluding leased assets)
Straight-line method.  The principal useful lives are as follows:
Buildings and structures	2–50 years
Machinery, equipment and vehicles	2–15 years
Tools, furniture and fixtures	2–20 years

(ii)	Intangible fixed assets (excluding leased assets)
Straight-line method.  The principal useful life is as follows:
Software used by the Company	2–10 years

(iii)	Leased assets
Leased assets pertaining to non-ownership transfer finance lease transactions
The straight-line method is adopted with the lease period as the useful life and the residual value as zero.
(3)	Standards for recognition of significant allowances
(i)	Allowance for doubtful accounts
An estimated uncollectible amount is recognized in consideration of individual collectability with respect to specified claims such as claims with a possibility of default, and collectively based on the bad debt ratio with respect to general claims to provide for losses due to bad debts.
(ii)	Provision for directors’ bonuses
The estimated payment amount to be borne during the current consolidated fiscal year is recognized in order to pay bonuses to directors.
(4)	Standards for recognition of net defined benefit assets and liabilities

With respect to net defined benefit assets and liabilities, an amount obtained by deducting the amount of pension assets from the retirement benefit obligations is recognized based on the estimated amounts of the retirement benefit obligations and the pension assets at the end of the current consolidated fiscal year in order to pay retirement benefits to employees.  The benefit formula standards are used as the method of attributing retirement benefit obligations to a specific period.
Actuarial differences are amortized using the straight-line method over a certain number of years (principally 15 years) over the average of the estimated remaining years of service of employees at the time of the occurrence of the differences in each consolidated fiscal year, with each expense being recognized in the following consolidated fiscal year.
Prior service costs are amortized in a lump sum when they arise.
Unrecognized actuarial differences are recognized in the amount of accumulated premeasurements pertaining to the retirement benefits of the accumulated other comprehensive income amount in the net assets section after adjusting for tax effects.
(5)	Standards for converting material assets and liabilities denominated in a foreign currency to Japanese yen
Monetary claims and obligations denominated in a foreign currency are converted to Japanese yen using the spot exchange rate on the consolidated closing date, and translation adjustments are treated as profits or losses.  Assets and liabilities of overseas consolidated subsidiaries are converted into Japanese yen using the spot exchange rate on the consolidated closing date, income and expenses of those consolidated subsidiaries are converted into Japanese yen using the average exchange rate during the fiscal year, and exchange differences are included in the foreign currency translation adjustment account in the net assets section.

(6)	Accounting method of consumption tax
The tax-exclusion method is used for accounting of consumption taxes.
(7)	Application of the consolidated taxation system
The consolidated taxation system is applied.

Notes on Changes in the Presentation Method
Consolidated profit and loss statements
“Insurance benefits,” which was presented in “other” non-operating income until the previous consolidated fiscal year, is presented separately in the current consolidated fiscal year because it has become significant in terms of monetary amount. “Insurance benefits” for the previous consolidated fiscal year was 33 million yen.
Further, “compensation for damage” of non-operating income, which was presented separately until the previous consolidated fiscal year, is included in “other” non-operating income from the current consolidated fiscal year because it is no longer material in terms of monetary amount.

Notes on Consolidated Balance Sheet
1.	Assets provided as collateral and liabilities pertaining to collateral

(1)	Contents and amounts of assets provided as collateral
Buildings	2,615 million yen
Land	169 million yen
Total	2,784 million yen

(2)	Contents and amount of liabilities pertaining to collateral
Long-term loans payable (including those scheduled to be repaid within one year)	3,400 million yen

(3)
A joint revolving mortgage with a maximum amount of 4,000 million yen has been created as security for the long-term loans payable of 3,400 million yen over the preceding property, plant and equipment (buildings and land).

2.	Financial covenants
The Company executed a syndicated loan agreement, under which Mizuho Bank, Ltd. is the arranger, on March 28, 2017 to strengthen its financial base and ensure stable financing. That agreement has the following financial covenants:
(i)
The amount obtained by deducting the deferred tax assets, the foreign currency translation adjustment account, and the accumulated premeasurements pertaining to retirement benefits from the amount of the net assets section in the consolidated balance sheet for the accounting period of each fiscal year must not fall below 70% compared to the previous period, ended March 2017.  However, the impact associated with changes to the accounting standards and other changes related to retirement benefits is excluded from calculations in the net assets section in the consolidated balance sheet on the last day of each fiscal year.

(ii)
The operating profit or loss and the ordinary profit or loss displayed in the consolidated profit and loss statement for the accounting period of each fiscal year must not be a loss for two consecutive periods with respect to the accounting period that includes the period ended March 2017.

A CMS (cash management service) agreement must also be maintained with Nisshinbo Holdings Inc., the Company’s parent company, and certain restrictions must be kept in place with respect to the shareholding ratio of the parent company with respect to the issued shares of the Company.
Further, the loans payable of the syndicated loan agreement at the end of the current consolidated fiscal year is 3,400 million yen as long-term loans payable (including those scheduled to be repaid within one year).
3.	CMS agreement
The Company participates in CMS transactions through Nisshinbo Holdings Inc., the Company’s parent company, to procure necessary funds as required.
The loans payable at the end of the current consolidated fiscal year under that agreement is 5,998 million yen as short-term loans payable.

4.	Amount of accumulated depreciation of property, plant and equipment

5.	Accounting of notes and electronically recorded monetary claims to mature on the last day of the consolidated fiscal year
The accounting of Notes on mature on the last day of the consolidated fiscal year and electronically recorded monetary claims on the last day of the consolidated fiscal year are settled on the clearing date and settlement date. Further, given that the last day of the current consolidated fiscal year is a financial institution holiday, the following notes scheduled to mature on the last day of the consolidated fiscal year and electronically recorded monetary claims on the last day of the consolidated fiscal year are included in the balance at the end of the current consolidated fiscal year.

Notes	34 million yen
Electronically recorded monetary claims	574 million yen
Total	609 million yen

Notes on Consolidated Statement of Income
1.	Gain on revision of retirement benefit plan
The retirement benefit obligations have decreased and extraordinary profits have been recorded because SAGA ELECTRONICS Co., LTD., which is a consolidated subsidiary of the Company, revised its retirement benefit plan.
2.	Impairment loss
The Company Group recorded impairment losses with respect to the following asset groups:
(1)	Principal assets in which impairment losses have been recognized
Location	Use	Type
Fujimino City, Saitama Prefecture	Business assets	Machinery, equipment and vehicles
Tools, furniture and fixtures
Construction in progress

(2)	Background leading to recognition of impairment losses
Given that there was no prospect of achieving the initial profit estimate with respect to some of the electronic device products, impairment losses have been recognized with respect to the asset group pertaining to those products.
(3)	Amount of impairment losses
Machinery, equipment and vehicles	4 million yen
Tools, furniture and fixtures	0 million yen
Construction in progress	4 million yen
Total	8 million yen

(4)	Method of grouping assets
In the application of accounting for the impairment of assets, the Company Group classifies assets based on minimum units that produce cash flows considering matters such as the manufacturing processes and distribution channels of products based on categories of management accounting based on business units.
(5)	Method of calculating recoverable value
The recoverable value of the Company Group uses its value in use.  Given that it is uncertain whether the future cash flow will be positive, the book value of all of those assets is decreased.

Notes on Consolidated Statement of Changes in Equity
1.	Total number of issued shares of the Company in the current consolidated fiscal year

Common shares	39,131,000 shares

2.	Matters concerning dividends of surplus
(1)	Dividends of surplus occurring in the current consolidated fiscal year
Not applicable matters.
(2)	Dividends of surplus that will occur after the last day of the current consolidated fiscal year with a record date that is during the current consolidated fiscal year
Not applicable matters.

Notes on Financial Instruments
1.	Matters regarding the conditions of financial instruments
The Company procures funds for capital investments and operations through loans payable from highly credible financial institutions.  It is also possible for the Company to procure necessary funds as required by participating in CMS (cash management service) transactions through Nisshinbo Holdings Inc., the Company’s parent company.  Some consolidated subsidiaries have a policy of procuring funds for capital investments and operations by borrowing from affiliates of Nisshinbo Holdings Inc.
Customer credit risk pertaining to notes, accounts receivables, and electronically recorded monetary claims is managed in accordance with the Credit Management Rules.  Further, the market value of listed shares, which are investment securities, is determined each quarter.

Short-term loans payable are borrowings pertaining to capital investments and operation funds, and long-term loans payable are borrowings pertaining to capital investments and long-term operation funds.
Derivative transactions are used to reduce foreign exchange risk and are conducted to the extent of real demand in accordance with the Derivative Transactions Management Rules.
2.	Matters concerning the market values, etc. of financial instruments
The amounts reported on the consolidated balance sheet as of March 31, 2018, the market values, and the difference between those amounts are set out below.
(Millions of yen)
			Amount reported on the consolidated balance sheet	Market value	Difference
(1)	Cash and deposits		1,327	1,327	–
(2)	Notes and accounts receivable －trade		9,912	9,912	–
(3)	Electronically recorded monetary claims		3,689	3,689	–
(4)	Investment securities		180	180	–
	(other securities)
Total assets			15,110	15,110	–
(1)	Notes and accounts payable －trade		3,324	3,324	–
(2)	Electronically recorded obligations		1,714	1,714	–
(3)	Short-term loans payable		7,119	7,119	–
(4)	Long-term loans payable	(*1)	3,990	3,989	(0)
Total liabilities			16,148	16,147	(0)
Derivative transactions		(*2)	8	8	–

(*1) Long-term loans payable includes long-term loans payable scheduled to be repaid within one year.
(*2) Net claims and obligations that arise from derivative transactions are displayed as net amounts.
(Notes)
1.	Method of calculating the market value of financial instruments and matters concerning securities and derivative transactions
Assets
(1) Cash and deposits
Given that these assets are settled in the short term, their market value is essentially equivalent to the book value, so their market value is based on the corresponding book value.
(2) Notes and accounts receivable－trade and (3) Electronically recorded monetary claims
Given that these assets are settled in the short term, their market value is essentially equivalent to the book value, so their market value is based on the corresponding book value. The market value and the book value represent amounts less on allowance for doubtful accounts.

(4) Investment securities (other securities)
The market value of those assets is based on the exchange price.
Liabilities
(1) Notes and accounts payable－trade, (2) Electronically recorded obligations, and (3) Short-term loans payable
Given that these liabilities are settled in the short term, their market value is essentially equivalent to the book value, so their market value is based on the corresponding book value.
(4) Long-term loans payable
The market value of long-term loans payable is calculated by discounting the total amount of the principal and interest by an interest rate presumed to apply if a similar new loan were taken out.
Derivative transactions
The market value of forward exchange transactions is based on the forward exchange rate.
2.
Given that unlisted shares (amount of 10 million yen reported on the consolidated balance sheet) do not have a market value and it is not practicable to reasonably estimate the future cash flow, and it is therefore deemed extremely difficult to determine the market value, unlisted shares are not included in (4) Investment securities (other securities) in Assets.

Notes on Information per Share
1. Amount of net assets per share	359.30 yen
2. Current net income per share	64.44 yen

Notes on Material Subsequent Events
Execution of the share exchange agreement
The Company passed a resolution at the meeting of its Board of Directors held on May 10, 2018 to conduct a share exchange in which Nisshinbo Holdings Inc. (“Nisshinbo Holdings”) will become the wholly owning parent company resulting from a share exchange, and the Company will become a wholly owned subsidiary resulting from a share exchange (the “Share Exchange”), and a share exchange agreement between those companies (the “Share Exchange Agreement”) was executed on that day.
1.	Purposes of the Share Exchange
There are calls to effectively invest management resources to rapidly respond to sudden changes in the business environment, such as vehicles becoming more networked with the computerization of vehicles such as ADAS or autonomous driving or the emergence of the IoT, so there is a pressing need to establish a solid financial basis that will allow even faster and more flexible decision making and investment decisions and will allow timely growth investments, including M&A transactions. Further, to expand its business into automotive and industrial products, which is the Company’s goal, it will also be essential to create a system that will allow full utilization of the abundant human resources and knowledge possessed by the Nisshinbo Group in that area.
Under these circumstances, as a result of repeated discussions and negotiations in good faith between Nisshinbo Holdings and the Company, Nisshinbo Holdings and the Company determined that the Share Exchange will contribute to improving the corporate value of the Company because it can be expected that the Company will benefit in the following ways. As such, the Company decided to conduct the Share Exchange with Nisshinbo Holdings.
(i)	Expectation of investments utilizing Nisshinbo Holdings’ credibility and capital strength

(ii)	Stabilization of business operations and management as a result of adopting a long-term perspective
(iii)	Utilization of the global network built by Nisshinbo Holdings
(iv)	Utilization of human resources by rationalizing indirect services through unified business operations and delisting
(v)	Utilization of the Nisshinbo Group’s abundant human resources and knowledge
(vi)	Accelerated decision making

2.	Overview of the Share Exchange
(1)	Overview of the wholly owning parent company resulting from a share exchange
Trade name	Nisshinbo Holdings Inc.
Location of head office	2-31-11 Ningyo-cho, Nihonbashi, Chuo-ku, Tokyo
Name of representative	Masaya Kawata, President and Representative Director
Stated capital	27,587 million yen
Description of business	Manufacturing and selling electronics, automobile brakes, precision instruments, chemicals, textiles, and other similar products, and selling, purchasing, and leasing real estate

(2)	Schedule of the Share Exchange
Record date for annual general meeting of shareholders (the Company)	March 31, 2018
Resolution date of the meeting of the Board of Directors (each of Nisshinbo Holdings and the company)	May 10, 2018
Execution date of the Share Exchange Agreement (each of Nisshinbo Holdings and the Company)	May 10, 2018
Date of annual general meeting of shareholders (the Company)	June 25, 2018 (scheduled)
Final trading date (the Company)	August 28, 2018 (scheduled)
Date of delisting (the Company)	August 29, 2018 (scheduled)
Effective date of the Share Exchange	September 1, 2018 (scheduled)
The above schedule might be changed upon agreement by Nisshinbo Holdings and the Company if necessary for the performance of procedures for the Share Exchange or for another reason.
(3)	Method of the Share Exchange
The Share Exchange is a share exchange in which Nisshinbo Holdings will become the wholly owning parent company resulting from a share exchange and the Company will become a wholly owned subsidiary resulting from a share exchange.  The Share Exchange will be implemented, in the case of Nisshinbo Holdings, without approval by resolution of its general shareholders’ meeting by way of a simplified share exchange as prescribed in Article 796, Paragraph 2 of the Companies Act, and in the case of the Company, with the Share Exchange Agreement being approved at its annual general shareholders’ meeting to be held on June 25, 2018.  The effective date of the Share Exchange is scheduled to be September 1, 2018.

(4)	Allotments in the Share Exchange
	Nisshinbo Holdings (wholly owning parent company resulting from a share exchange)	The Company (wholly owned subsidiary resulting from a share exchange)
Allotment ratio in the Share Exchange	1	0.65
Nisshinbo Holdings will furnish 0.65 shares of common stock of Nisshinbo Holdings per the Company Share. The Share Exchange Ratio might be changed upon discussion and agreement between Nisshinbo Holdings and the Company if a significant change occurs in the terms and conditions that constitute the bases for the relevant calculations.
The Company plans to cancel all of its treasury shares by resolution at the meeting of its Board of Directors held prior to the day before the Share Exchange Effective Date. The number of shares to be delivered in the Share Exchange might be changed due to the number of treasury shares the Company comes to hold.

Other Explanatory Notes
Stated amounts are rounded down to the nearest unit of 1 million yen.

Business Report
From April 1, 2017 to
March 31, 2018
1. Current Condition of Nisshinbo Group
（1）	Progress and results of the business
During the consolidated fiscal year, the global economy continued to make a moderate recovery. The US economy continued a steady recovery, driven by increases in personal consumption and capital investment, and strong employment conditions, among other factors. Despite lingering concerns over the political situation in the region, the European economy moved onto a moderate recovery footing. The Chinese economy continued to rally on the back of rising external demand, amidst remaining concerns such as the effect of trade protectionism and, a rise in US interest rates on the global economy. The Japanese economy mostly continued a moderate recovery, along with the rallying of personal consumption as well as an ongoing improvement in corporate profits and the employment and income landscapes.
Under such conditions, the Nisshinbo Group has established its “Group Corporate Philosophy”, which comprises the three philosophies of “Public Entity”, “Consistent Integrity”, and “Innovation”, as the Nisshinbo Group’s fundamental management orientation, and its “Business Conduct Guidelines”, while consistently striving to increase corporate value. The Nisshinbo Group’s essential aim of the “Public Entity” philosophy is to contribute to society through its business activities while realizing corporate growth and returns for stakeholders. The Nisshinbo Group is aiming, as an “environment and energy company” group contributing to the global society, to realize its Group Corporate Philosophy by providing solutions to environmental destruction, global warming and other environmental problems which society is facing today and contributing to safer and more secure lifestyles, whilst achieving its medium-term business targets of reaching net sales of one trillion yen and an ROE of 12% in the 2025 fiscal year.
With respect to the consolidated results of the Nisshinbo Group in the consolidated fiscal year, while net sales in the electronics, automobile brakes, precision instruments, and chemicals business segments increased, as a result of the transfer of the paper products business, net sales were ¥512,047 million, which was a decrease of 2.9% compared to the previous fiscal year.
Operating profit was ¥15,085 million, which was an increase of 208.5% compared to the previous fiscal year, as a result of Japan Radio Co., Ltd.’s profits returning to the black, and, an increase of revenue in the automobile brakes business, in which the amortization of goodwill resulting from the acquisition of TMD FRICTION GROUP S.A. (“TMD”) was completed at the end of the previous consolidated fiscal year.

Ordinary profit was ¥19,700 million, which was an increase of 86.6% compared to the previous fiscal year, due to the increase in operating profit, etc. Profit attributable to the parent company shareholder was ¥26,352 million, which was a significant increase of 637.2% compared to the previous fiscal year, due to realization of capital gain resulting from the sale of shares of an affiliated company and the increased gain in sales of non-current assets in connection with the transfer of the paper manufacturing business.

Details of the current status of each business area are provided below.
①	Electronics business
With respect to Japan Radio Co., Ltd., while its sales of after-market devices and equipment for small and medium-sized boats increased in the marine systems business and sales of products for use in automotive Intelligent Transport Systems (ITS) also increased in the communications products business, its revenue decreased due to a decrease of its sales in the large-scale disaster prevention business of its solutions and special equipment business segments. Overall, however, due to reduction of fixed costs, etc., it recorded a surplus.
With respect to New Japan Radio Co., Ltd., while its main business (, i.e. electronic device products business), was affected by inventory adjustment in the Chinese smartphone market, asits revenue and profit increased as a result that its sales of semiconductors for automotive and industrial applications remained steadyrevenue and profit increased.
As a result, in the overall electronics business segment, net sales were ¥193,620 million (increase of 1.5% compared to the previous fiscal year) and operating profit was ¥3,021 million (increase of ¥6,262 million compared to the previous fiscal year).

②	Automobile brakes business
Total domestic sales of new cars increased compared to the previous fiscal year, due to a recovery from a slump in sales of microcars in the previous year resulting from the discovery that fuel economy figures had been falsified. Revenue in the Nisshinbo Group’s domestic business also increased with this rise in domestic automobile sales, but profit decreased as a result of changes such as aproduct range.
Overseas, revenue and profit of the US subsidiary decreased due to a plateau in demand in the North American market, and changes in the product range, among other factors.etc Revenue and profit of the Korean subsidiary also decreased, mainly due to a decrease in new car sales. However, due to the launch of new products as well as steady sales in the automotive market, revenue and profit of the Thai subsidiaries increased. Profit of the Chinese subsidiary also increased as a result of an increase in sales, etc. Revenue of TMD increased and TMD recorded a surplus as a result of an increase in sales of after-market products. Amortization of the goodwill resulting from the acquisition of TMD was completed in the previous consolidated fiscal year.
As a result, in the overall automobile brakes business segment, net sales were ¥154,204 million (increase of 5.6% compared to the previous fiscal year) and operating profit was ¥6,119 million (increase of ¥6,126 million compared to the previous fiscal year).

③	Precision instruments business
Revenue and profit of the engineering of precision parts for automobiles increased due to an increase in orders resulting from the expansion of Chinese subsidiaries’ business, etc. Revenue and profit of the plastic molding and processing segment also increased due to an increase in orders of Chinese and Indian subsidiaries, an increase in orders of automotive products for Nanbu Plastics Co., Ltd., and cost reduction activities.
As a result, in the overall precision instruments business segment, net sales were ¥64,918 million (increase of 7.0% compared to the previous fiscal year) and operating profit was ¥1,724 million (increase of 64.4% compared to the previous fiscal year).

④	Chemicals business
Revenue and profit of insulation products increased due to an increase in sales of urethane stock solutions. Revenue of carbon separators for fuel cell use increased and this business area recorded a surplus, due to an increase in sales of domestic fuel cells, and reduction of costs. Revenue and profit of functional chemical products increased due to an increase in sales of water-based cross-linking.
As a result, in the overall chemicals business segment, net sales were ¥11,285 million (increase of 19.0% compared to the previous fiscal year) and operating profit was ¥2,112 million (increase of 61.3% compared to the previous fiscal year).

⑤	Textiles business
In Japan, while sales of fabrics for uniforms and spandex yarns increased, sales of denim and knit fabrics were slow and sales of shirt by Tokyo Shirts Co., Ltd. were dull, so revenue and profit of the textiles business decreased. Overseas, revenue and profit of the textiles business increased due to a reduction in distribution inventory by the Brazilian subsidiary and steady sales of products for the Japanese market by the Indonesian subsidiaries.
As a result, in the overall textiles business segment, net sales were ¥54,639 million (decrease of 2.2% compared to the previous fiscal year) and operating profit was ¥1,875 million (increase of 5.5% compared to the previous fiscal year).

⑥	Real estate business
Revenue of the real estate business increased due to the commencement of sales of housing lots on the north side of the site of Japan Radio’s former factory in Tokyo’s Mitaka district; however profit decreased due to the completion of sales of housing lots on the site of the former office in Nagoya (in Aichi Prefecture) at the end of the third quarter. Revenue and profit of the leasing business decreased due to the sale of large-scale commercial facilities.
As a result, in the overall real estate business segment, net sales were ¥8,405 million (increase of 4.0% compared to the previous fiscal year) and operating profit was ¥5,067 million (decrease of 12.8% compared to the previous fiscal year).

≪Net sales by business≫
Business category	174th fiscal year (Year ending March 2017)		175th fiscal year (Year ending March 2018)
	Net sales	Segment share	Net sales	Segment share
Electronics business	Million yen 190,851	% 36.2	Million yen 193,620	% 37.8
Automobile brakes business	146,061	27.7	154,204	30.1
Precision instruments business	60,687	11.5	64,918	12.7
Chemicals business	9,482	1.8	11,285	2.2
Textiles business	55,842	10.6	54,639	10.7
Paper business	32,647	6.2	―	―
Real estate business	8,083	1.5	8,405	1.6
Other business	23,616	4.5	24,973	4.9
Total	527,274	100.0	512,047	100.0
(Note) The paper business was transferred to Daio Paper Corporation on April 3, 2017.

（2）Capital Investment
The Nisshinbo Group’s basic orientation has been to focus capital investment on product areas that display clear potential for long-term growth. At the same time, the Nisshinbo Group has been conducting capital investment that seeks to increase the quality of its products by upgrading the facilities, establish environmental measures that respond to the emission of greenhouse gases, etc., and respond to increasing demand in emerging markets such as China and Southeast Asia. As a result, the capital investment for the consolidated fiscal year was ¥30,103 million.

Within the electronics business segment, the Nisshinbo Group made a capital investment of ¥1,851 million in the marine systems business, etc. of Japan Radio Co., Inc. and a capital investment of ¥4,329 million, mainly focused on production facilities for the manufacture of electronic devices and R&D facilities for New Japan Radio Co., Inc. In the automotive brakes business segment, the Nisshinbo Group invested ¥8,754 million to reinforce the friction materials production facilities of TMD FRICTION ESCO GMBH, a consolidated subsidiary of TMD, etc. and ¥3,389 million in manufacturing facilities and R&D facilities for Nisshinbo Brake Inc.’s products that are compatible with regulations on copper materials, etc.

（3）Financing
During the consolidated fiscal year, Nisshinbo Holdings, Inc. renewed its commitment line contract with its main bank for a figure of ¥20,000 million in September 2017. In addition, it maintained an adequate fund procurement framework usingan overdraft and commercial papers to ensure the necessary liquidity.

（4）Business Reorganization, etc.
①
On April 3, 2017, Nisshinbo Holdings Inc. transferred the entirety of the paper products business managed by the Nisshinbo Group to Daio Paper Corporation via a transfer of all outstanding shares in its consolidated subsidiary Nisshinbo Paper Products Inc.

②
In September 2017, Nisshinbo Holdings Inc. established Nisshinbo Brake Split Preparation Co., Ltd. (trading name changed to AH Brake Co., Ltd. as of February 1, 2018) to succeed the foundation brake business managed by its consolidated subsidiary Nisshinbo Brake Inc. and assets, etc. of such business.

③	On October 2, 2017, Japan Radio Co., Ltd., formerly a consolidated subsidiary of Nisshinbo Holdings Inc., became a wholly owned subsidiary via a share exchange.
④
On March 1, 2018, Nisshinbo Holdings Inc. acquired shares of Ricoh Electronic Devices Co., Ltd. corresponding to 80% of voting rights and so Ricoh Electronic Devices Co., Ltd. became a consolidated subsidiary of Nisshinbo Holdings Inc.

（5）Issues to be Addressed
① Medium-term Corporate Business Strategy
The essential aim of  of the Nisshinbo Group’s “Public Entity”corporate philosophy is to enable the Nisshinbo Group to contribute to society through its business activities while realizing corporate growth and returns for stakeholders. Nisshinbo Group will work to accelerate the realization of its Group Corporate Philosophy by further intensifying its focus on the environment, society, and corporate governance, providing solutions to environmental destruction, global warming and those most urgent problems which thesociety is facing today, and contributing to safer and more secure lifestyles.
Based on the Group corporate philosophy and guidelines, the Nisshinbo Group has established wireless communications and electronics, automotive parts and devices, lifestyle and materials, and new energy and smart society as its strategic business focus areas, and continues to strive to use innovationit as its driving force to strengthen its existing businesses, leverage the outcomes of its R&D initiatives, and actively seek opportunities for M&A.
Looking to the future, the Nisshinbo Group will first focus its management resources on the automotive and “super-smart society”-related businesses and put its thegrowth strategy into effect.
In the automotive brakes business segment, the Nisshinbo Group has commenced production of brake friction materials that are compatible with regulations on copper content, for which global demands are expected. In the US, regulations are scheduled to come into effect from 2021 that limit the use of copper friction materials in automotive brakes as they are considereddeemed to be a cause of water pollution. The Nisshinbo Group has worked quickly to reduce or eliminate the copper content of its friction materials, and has already commenced production as one of the leading companies in this area. The Nisshinbo Group intends to steadily expand a lineup of compliant friction materials, and develop these business operations through contribution to the protection of the global environment.
In the chemicals business segment, the Nisshinbo Group is strengthening its cooperative relationship with the Canadian company Ballard Power Systems Inc., which is a world leader in the fuel cells business, and is accelerating development initiatives with the view to introduce parts for fuel cell vehicles (carbon separators and platinum-free catalysts) into the market.
In the electronics business segment, the Nisshinbo Group will fuse its expertise in wireless communications technology and electronic component manufacturing technology to, and enter the Advanced Driving Assistance Systems (ADAS) area.
In addition to its presence in the existing social infrastructure business through its businesses such as disaster prevention and marine wireless communications, the Nisshinbo Group will also work on the realization of the “super-smart society” by linking its sensing and communications technologies basing on developments of Industry 4.0, the IoT, and AI. The Nisshinbo Group will promote the fusion of its expertise and knowledge in the fields of electronics, mechatronics, and chemicals, while also continuing to engage in M&A, and cooperate with business partners, and seek results as an environment and energy-focused corporate group that utilizesy group utilizing its diversity to achieve these results.

② Issues to be Addressed for the Nisshinbo Company
Important issues for the Nisshinbo Group and measures to address them are as follows:
○ Electronics business segment
The Nisshinbo Group will attempt, in working towards the integration of the three companies in the Japan Radio group, to optimize its business portfolio by returning its core businesses to a stable growth path via expanding its systems in anticipation of the automatic piloting of ships and the use of automation in the automotive and medical industries.
In addition, based on its growth strategy, New Japan Radio Co., Ltd., which is a company focused on the area of electronic components, will further expand its business by responding to new needs in the IoT field, which is expected to expand rapidly, and enhancing its microwave products business, while also maintaining steady sales in the automotive and industrial devices markets, which are displaying a healthy outlook. By making full use of the resources of the New Japan Radio Group and the Ricoh Electronic Devices Group in areas such as personnel, technology and capital investment (among others), the Nisshinbo Group will attempt to strengthen the foundations of the electronic devices business and promote a new level of growth.
○ Automotive brakes business segment
The Nisshinbo Group will earnestly put copper-free friction materials, that are compatible with regulations on copper content, on the market and attempt to enhance its copper regulated materials business. In addition, as the most important focus, it will attempt to revive TMD, restore its profitability and streamline the business.
In addition, the Nisshinbo Group will enhance its quality assurance processes and strengthen its thetechnological capabilities, to provide cost-competitive differentiated commodities.

○ Precision instruments segment
In the plastic products business, the Nisshinbo Group will attempt to expand its business globally, by the synergy resulting from propulsion of utilization ofof  its production bases in Japan, China, and Thailand with Nanbu Plastics Co., Ltd. In the precision components business, the Nisshinbo Group will enhance profitability by expanding production of precision parts for electronic braking systems (EBS) in China to 10 million units.

○ Chemical business
The Nisshinbo Group will promote its growth strategy in each chemical business through the followings: advancing the growth strategy in the fields of insulation products and ultra low temperature products; accelerating the expansion of the water treatment business in China; advancing the strategy to increase demand for carbon products in the automotive and electronics markets; increasing the profitability of the domestic and stationary fuel cell separators and conducting activities towards their increased use in automotive applications (with consequent increased sales); promoting more widespread use and increased sales of the high-function plastic material “Carbodilite” by cultivating new customers, promoting the early adoption of developed products and enhancing customer response; and working to make its soil analysis business one of its core businesses.
○ Textiles business
In addition to opening up new sales channels in response to domestic and international market needs, the Nisshinbo Group will establish a foundation for increased profit by developing and marketing new products such as those related to its 100% cotton wrinkle-free fabric APOLLOCOT. It will also establish a highly efficient sales and manufacturing system with a priority on profit, by increasing competitiveness through the integration of its sales and production management system and structural reorganization.
○ Real estate business
Through the redevelopment of sites such as former office sites, and the development of new rental properties, the Nisshinbo Group will finance to support the realization of its group growth strategy, and it will promote the effective utilization of the real estate held by the Nisshinbo Group as a whole.

The Nisshinbo Group will continue to work to increase its corporate value, striving always to be a company that is valued and trusted by its shareholders, its trading partners, and all of its stakeholders.
The Nisshinbo Group looks forward to all shareholders’ continuing guidance and support of the Nisshinbo Group.

(6) Changes in assets and income
Category	172nd (Year ending March 2015)	173rd (Year ending March 2016)	174th (Year ending March 2017)	175th (Year ending March 2018)
Net sales	523,757 million yen	533,989 million yen	527,274 million yen	512,047 million yen
Operating profit	13,744 million yen	12,617 million yen	4,890 million yen	15,085 million yen
Ordinary profit	20,650 million yen	17,034 million yen	10,556 million yen	19,700 million yen
Profit attributable to owners of parent	13,693 million yen	10,775 million yen	3,574 million yen	26,352 million yen
Net income per share	80.33 yen	67.93 yen	22.52 yen	160.59 yen
Gross assets	678,486 million yen	651,793 million yen	646,288 million yen	654,227 million yen
Net assets	306,937 million yen	284,471 million yen	275,753 million yen	290,434 million yen
(Note) Net income per share is calculated based on the average number of outstanding shares during each period, with the exception of treasury shares.

(7) Key Parent Company and Subsidiaries (as of March 31, 2018)
① Relationships with parent company
There are no applicable matters.
② Situation of Key Subsidiaries
Company Name	Capital	Voting Rights Ratio	Main Business Content
Japan Radio Co., Ltd.	14,704 million yen	100.0%	Manufacture and sales of maritime equipment and communications equipment, etc.
New Japan Radio Co., Ltd.	5,220 million yen	63.6	Manufacture and sales of electronic devices and microwave products, etc.
Nagano Japan Radio Co., Ltd.	3,649 million yen	100.0 (100.0)	Manufacture and sales of communications equipment and electronic components, etc.
Ueda Japan Radio Co., Ltd.	700 million yen	100.0 (100.0)	Manufacture and sales of wireless communication devices and medical electronic devices, etc.
RICOH Electronic Devices Co., Ltd.	100 million yen	80.0	Development, manufacture, and sales of electronic devices, etc., and electronic device design and manufacture contracting services
Nisshinbo Brake Inc.	9,447 million yen	100.0	Manufacture and sales of automotive friction materials, etc.
TMD FRICTION GROUP S.A.	31 thousand euros	100.0	Manufacture and sales of automotive friction materials, etc.
TMD FRICTION HOLDINGS (UK) LIMITED	121,000 thousand euros	100.0 (100.0)	Manufacture and sales of automotive friction materials, etc.
TMD FRICTION UK LIMITED	64,191 thousand British pounds	100.0 (100.0)	Manufacture and sales of automotive friction materials, etc.
TMD FRICTION DO BRASIL S.A.	157,919 thousand Real	100.0 (100.0)	Manufacture and sales of automotive friction materials, etc.
TMD FRICTION MEXICO SA DE CV	746 million Mexican pesos	100.0 (100.0)	Manufacture and sales of automotive friction materials, etc.
NISSHINBO AUTOMOTIVE MANUFACTURING INC.	88,000 thousand US dollars	100.0	Manufacture and sales of automotive friction materials
NISSHINBO SOMBOON AUTOMOTIVE CO., LTD.	732,600 thousand baht	97.1	Manufacture and sales of automotive friction materials, etc.
SAERON AUTOMOTIVE CORPORATION	9,600 million won	65.0	Manufacture and sales of automotive friction materials
AH COMMERCIAL VEHICLE BRAKE LTD.	270,000 thousand baht	100.0 (100.0)	Manufacture and sales of automotive brake devices, etc.
SAERON AUTOMOTIVE BEIJING CO., LTD.	8,300 thousand US dollars	100.0 (100.0)	Manufacture and sales of automotive friction materials
Nisshinbo Mechatronics Inc.	4,000 million yen	100.0	Manufacture and sales of industrial machinery and equipment, etc.

Company Name	Capital	Voting Rights Ratio	Main Business Content
Nanbu Plastics Co., Ltd.	1,800 million yen	100.0 (100.0)%	Manufacture and sales of plastic products, etc.
Nisshinbo Precision Instrument & Machinery Hiroshima Corp.	320 million yen	100.0 (100.0)	Manufacture and sales of automotive parts and precision processing parts
PT.NANBU PLASTICS INDONESIA	27,000 thousand US dollars	100.0 (100.0)	Manufacture and sales of plastic products, etc.
NISSHINBO MECHATRONICS (THAILAND)LTD.	100,000 thousand baht	100.0 (80.0)	Manufacture and sales of plastic products
NISSHINBO MECHATRONICS(SHANGHAI) CO.,LTD.	19,500 thousand US dollars	100.0 (80.0)	Manufacture and sales of plastic products, etc.
NISSHINBO YAWEI PRECISION INSTRUMENTS & MACHINERY (JIANGSU) CO.,LTD.	21,000 thousand US dollars	99.0	Manufacture and sales of industrial machinery and equipment, etc.
NISSHINBO- CONTINENTAL PRECISION MACHINING (YANGZHOU) CO.,LTD.	200 million yuan	70.0	Manufacture and sales of precision processing parts
Nisshinbo Chemical Inc.	3,000 million yen	100.0	Manufacture and sales of chemical industrial products, etc.
Nisshinbo Textile Inc.	10,000 million yen	100.0	Manufacture and sales of cotton cloth, etc.
Naigai Shirts Co., Ltd.	100 million yen	100.0 (100.0)	Manufacture and sales of clothing
Tokyo Shirts Co.	75 million yen	100.0 (100.0)	Manufacture and sales of gentlemen’s shirts, etc.
NISSHINBO DO BRASIL INDUSTRIA TEXTIL LTDA.	20,075 thousand real	100.0	Manufacture and sales of cotton yarn
PT.NIKAWA TEXTILE INDUSTRY	53,584 thousand US dollars	70.0	Manufacture and sales of cotton cloth
PT.NISSHINBO INDONESIA	20,000 thousand US dollars	89.0	Manufacture, dyeing, and sales of short-fiber fabrics
NISSHINBO (SHANGHAI) CO.,LTD.	1,200 thousand US dollars	100.0	Sales of textile products
Nisshinbo Urban Development Co., Ltd.	480 million yen	100.0	Leasing and management of real estate
NisshinToa Iwao, Inc.	450 million yen	100.0	Sales of textile products, industrial materials, and food, etc.
(Notes)	1. Figures within parentheses under voting rights ratio refer to the indirect ownership ratio.
 2. There are 109 consolidated subsidiaries, including the 34 major subsidiaries stated above, and there are eight companies accounted for by the equity method.

(8) Summary of principal businesses (as of March 31, 2018)
Business Classification	Main Business Content
Electronics business	Manufacture and sales of information communications equipment (including wireless communications), electronic parts, and semiconductor products, etc.

Automobile brakes business	Manufacture and sales of brake-related products, including friction materials and brake assemblies

Precision instruments business	Manufacture, processing, and sales, etc. of plastic products, precision parts (including EBS), and system devices (including automobile-related equipment)

Chemicals business	Manufacture and sales of urethane, carbon products, functional chemical products, and fuel cell separators, etc.

Textiles business
Manufacture and sales of cotton yarn, cotton fabrics, synthetic yarns, chemical synthetic textile fabrics (including cotton blended yarns and clothes), cotton non-woven fabrics, secondary products thereof, spandex products (Mobilon), and elastomers

Real estate business	Sales of land, leasing of land and buildings, etc.

Other businesses	Wholesale, etc. of foodstuffs and industrial materials, etc.

(9) Main Offices, Etc. (as of March 31, 2018)
①	Nisshinbo Holdings Inc. Head office (2-31-11, Ningyo-cho, Nihonbashi, Chuo-ku, Tokyo)
②	Subsidiaries
Electronics business
Domestic Bases
Japan Radio Co., Ltd. [Head office (Tokyo), Nagano Office (Nagano Prefecture), Kawagoe Office (Saitama Prefecture)], New Japan Radio Co., Ltd. [Head office (Tokyo), Kawagoe Factory (Saitama Prefecture)], Nagano Japan Radio Co., Ltd., Ueda Japan Radio Co., Ltd. (Nagano Prefecture), Ricoh Electronic Devices Co., Ltd. (Osaka)

Automobile brakes business
Domestic Bases	Nisshinbo Brake Inc. [Head office (Tokyo), Tatebayashi Office (Gunma Prefecture), Toyota Office (Aichi Prefecture)]
Overseas Bases
TMD FRICTION GROUP S.A. (Luxembourg), TMD FRICTION HOLDINGS (UK) LIMITED, TMD FRICTION UK LIMITED (United Kingdom), TMD FRICTION DO BRASIL S.A. (Brazil), TMD FRICTION MEXICO SA DE CV (Mexico), NISSHINBO AUTOMOTIVE MANUFACTURING INC. (United States), NISSHINBO SOMBOON AUTOMOTIVE CO., LTD., AH COMMERCIAL VEHICLE BRAKE LTD. (Thailand), SAERON AUTOMOTIVE CORPORATION (Republic of Korea), SAERON AUTOMOTIVE BEIJING CO., LTD. (China)

Precision instruments business
Domestic Bases
Nisshinbo Mechatronics Inc. [Head office (Tokyo), Miai Machinery Plant (Aichi Prefecture), Hamakita Precision Office (Shizuoka Prefecture)], Nanbu Plastics Co., Ltd. (Shizuoka Prefecture), Nisshinbo Precision Instrument & Machinery Hiroshima Corp. (Hiroshima Prefecture)

Overseas Bases
PT.NANBU PLASTICS INDONESIA (Indonesia), NISSHINBO MECHATRONICS (THAILAND)LTD. (Thailand), Nisshinbo Mechatronics (Shanghai) Co., Ltd., Nisshinbo Yawei Precision Instruments & Machinery (Jiangsu) Co., Ltd., Nisshinbo-Continental Presition Machining (Yangzhou) Co., Ltd. (China)

Chemicals business
Domestic Bases	Nisshinbo Chemical Inc. [Head office (Tokyo), Tokushima Office (Tokushima Prefecture), Asahi Office, Chiba Office, Chuo Research Center (Chiba Prefecture)]
Textiles business
Domestic Bases
Nisshinbo Textile Inc. [Head office (Tokyo), Osaka Office (Osaka), Fujieda Office (Shizuoka Prefecture), Tokushima Office, Yoshinogawa Office (Tokushima Prefecture), Naigai Shirts Co., Ltd. (Osaka), Tokyo Shirts Co. (Tokyo)

Overseas Bases	NISSHINBO DO BRASIL INDUSTRIA TEXTIL LTDA. (Brazil), PT.NIKAWA TEXTILE INDUSTRY, PT.NISSHINBO INDONESIA (Indonesia), Nisshinbo (Shanghai) Co., Ltd. (China)
Real estate and Other businesses
Domestic Bases	Nisshinbo Urban Development Co., Ltd., NisshinToa Iwao, Inc. (Tokyo)

(10) Employees (as of March 31, 2018)
Business Classification	Number of Employees

Electronics business	9,032
Automobile brakes business	6,937
Precision instruments business	3,253
Chemicals business	258
Textiles business	3,297
Real estate business	23
Other businesses	100
Company-wide (common)	204
Total	23,104
(Notes)	1. The number of employees has decreased by 152 compared to the end of previous fiscal year.
2. The number of employees stated as company-wide (common) is the number of employees of the Administration Department of the Nisshinbo Holdings, Inc., which is the holding company.
3. The number of employees of Nisshinbo Holdings, Inc. is 219 (excluding 178 seconded employees and three full-time union official).

(11) Main Lenders and amount of Borrowings (as of March 31, 2018)
Lender	Borrowing Balance

Mizuho Bank, Ltd.	31,984 million yen
The Bank of Tokyo-Mitsubishi UFJ	27,401 million yen
The Shizuoka Bank Ltd.	10,650 million yen
(Note) The Bank of Tokyo-Mitsubishi UFJ changed its trade name to MUFG Bank, Ltd. on April 1, 2018.

(12) Other Key Matters Relating to the Current Situation of Corporate Group
①
On April 1, 2018, Nisshinbo Brake Inc., a consolidated subsidiary of Nisshinbo Holdings, Inc., transferred its foundation brakes business to one of the major subsidiaries of the Aisin Seiki Group, Hosei Brake Industry Co., Ltd.

②
Based on the resolution of the Board of Directors held on May 10, 2018, Nisshinbo Holdings, Inc. executed a share exchange agreement with its consolidated subsidiary, New Japan Radio Co. Ltd., pursuant to which Nisshinbo Holdings, Inc. will become a wholly owned parent company, and New Japan Radio Co., Ltd. will become a wholly owned subsidiary.

③
Subject to the approval of the ordinary general meeting of shareholders scheduled to be held on June 28, 2018, Nisshinbo Holdings, Inc. plans to change its fiscal year end (final day of the fiscal year) from March 31 to December 31.

2．Current Condition of the Company
(1) Share Status (as of March 31, 2018)
①	Total number of authorized shares	371,755,000 shares
②	Total number of issued shares	178,798,939 shares (No change year on year)
③	Number of shareholders	23,503 (year on year increase of 9,609)

    ④  Major shareholders
Name of Shareholder	Number of Shares Held	Shareholding Ratio
The Master Trust Bank of Japan, Ltd. (trust account)	Thousand shares	％
	21,638	13.4
Fukoku Mutual Life Insurance Company	12,000	7.4
Japan Trustee Services Bank, Ltd. (trust account)	10,373	6.4
Teijin Limited	6,028	3.7
The Master Trust Bank of Japan, Ltd. (retirement benefit trust account)	4,700	2.9
Trust & Custody Services Bank, Ltd. (securities investment trust account)	3,009	1.9
Shikoku Chemicals Corporation	2,600	1.6
Japan Trustee Services Bank, Ltd. (trust account 9)	2,395	1.5
Mizuho Bank, Ltd.	2,345	1.4
Japan Trustee Services Bank, Ltd. (trust account 5)	2,333	1.4
(Notes)	1. The Company holds 16,818,000 treasury shares, but has been excluded from the major shareholders stated above.
2. Shareholding ratio has been calculated upon excluding treasury shares.

(2) Stock Acquisition Rights, Etc.
① Summary of stock acquisition rights issued by the Company as of the final day of the fiscal year
Issuance Number (Date of Issue)	Number of Stock Acquisition Rights	Class and Number of Subject Shares	Issue Price	Right Exercise Price	Right Exercise Period	Subjects
6th Stock Acquisition Rights (August 1, 2011)	34 rights	Ordinary Shares 34,000	Free of charge	Per share: 819 yen	August 1, 2013 to July 31, 2018	Directors, managing officers, and employees
7th Stock Acquisition Rights (August 1, 2012)	35 rights	Ordinary Shares 35,000	Free of charge	Per share: 582 yen	August 1, 2014 to July 31, 2019	Directors, managing officers, and employees
8th Stock Acquisition Rights (August 1, 2013)	74 rights	Ordinary Shares 74,000	Free of charge	Per share: 821 yen	August 1, 2015 to July 31, 2020	Directors, managing officers, and employees
9th Stock Acquisition Rights (August 1, 2014)	117 rights	Ordinary Shares 117,000	Free of charge	Per share: 1,066 yen	August 1, 2016 to July 31, 2021	Directors, managing officers, and employees
10th Stock Acquisition Rights (August 3, 2015)	165 rights	Ordinary Shares 165,000	Free of charge	Per share: 1,425 yen	August 1, 2017 to July 31, 2022	Directors, managing officers, and employees
11th Stock Acquisition Rights (August 1, 2016)	1,760 rights	Ordinary Shares 176,000	Free of charge	Per share: 1,021 yen	August 1, 2018 to July 31, 2023	Directors, managing officers, and employees
12th Stock Acquisition Rights (August 1, 2017)	1,690 rights	Ordinary Shares 169,000	Free of charge	Per share: 1,192 yen	August 1, 2019 to July 31, 2024	Directors, managing officers, and employees
(Note)	The number of shares subject to each stock acquisition right is 1,000 shares in the case of the 6th to 10th issuances, and 100 shares in the case of the 11th and 12th issuances.

② Stock acquisition rights issued as compensation for the execution of duties held by officers of the Company as of the final day of the fiscal year
Classification	Issuance Number	Number of Stock Acquisition Rights	Type and Number of Subject Shares	Number of Holders
Director	6th Stock Acquisition Rights	4 rights	Ordinary Shares 4,000	1
Director	8th Stock Acquisition Rights	9 rights	Ordinary Shares 9,000	2
Director	9th Stock Acquisition Rights	19 rights	Ordinary Shares 19,000	3
Director	10th Stock Acquisition Rights	25 rights	Ordinary Shares 25,000	4
Director	11th Stock Acquisition Rights	310 rights	Ordinary Shares 31,000	5
Director	12th Stock Acquisition Rights	370 rights	Ordinary Shares 37,000	6
(Note)	“Director” stated above does not include outside directors.

③ Stock acquisition rights issued to managing officers and employees of the Company during the fiscal year
Classification	Issuance Number	Number of Stock Acquisition Rights	Class and Number of Subject Shares	Number of Recipients
Managing Officer	12th Stock Acquisition Rights	290 rights	Ordinary Shares 29,000	9
Employee	12th Stock Acquisition Rights	1,030 rights	Ordinary Shares 103,000	45
Total		1,320 rights	Ordinary Shares 132,000	54
(Note)          “Managing officer” and “employee” stated above do not include those concurrently serving as directors.

(3) Overview of Company Officers
① Directors and Audit & Supervisory Board Member (as of March 31, 2018)
Position	Name	Duties and Important Concurrent Positions
*President and Director	Masaya Kawata	New Japan Radio Co., Ltd. Director
*Director	Masahiro Murakami	Senior Executive Managing Officer Director of Management Strategy Center Responsible for Real Estate Business
Director	Kenji Ara	Senior Executive Managing Officer Japan Radio Co., Ltd. President and Representative Director New Japan Radio Co., Ltd. Director
Director	Koji Nishihara	Executive Managing Officer Nisshinbo Brake Inc. President and Representative Director
Director	Ryo Ogura	Executive Managing Officer New Japan Radio Co., Ltd. President and Representative Director
Director	Takayoshi Okugawa	Executive Managing Officer Director of Business Support Center
Director	Tomofumi Akiyama
Fukoku Mutual Life Insurance Company Chairman and Director
Fuji Kyuko Co., Ltd. Outside Director
Imperial Hotel, Ltd. Outside Director
Tokyo Dome Corporation Outside Director
Showa Denko K.K. Outside Director

Director	Noboru Matsuda	Hakuhodo DY Holdings Outside Director Mitsubishi UFJ NICOS Co., Ltd. Outside Director Yomiuri Giants Co., Ltd. Outside Director
Director	Yoshinori Shimizu	Century Tokyo Leasing Corporation Outside Director
Director	Shinobu Fujino
Full-time Audit & Supervisory Board Member	Yoichi Fujiwara
Full-time Audit & Supervisory Board Member	Takumi Ohmoto
Audit & Supervisory Board Member	Yo Kawakami
Audit & Supervisory Board Member	Shiro Manabe	Shikoku Chemicals Corporation Director, Executive Managing Officer
(Notes)	1. An asterisk indicates representative director.
2. Directors Tomofumi Akiyama, Noboru Matsuda, Yoshinori Shimizu, and Shinobu Fujino are outside directors.
3. Audit & Supervisory Board Members Yo Kawakami and Shiro Manabe are outside Audit & Supervisory Board Members.
4. Directors Tomofumi Akiyama, Noboru Matsuda, Yoshinori Shimizu, and Shinobu Fujino, and Audit & Supervisory Board Members Yo Kawakami and Shiro Manabe, have been specified as independent officers as prescribed by the respective exchanges on which the company’s shares are listed, and notification of this has been issued to the respective exchanges.

5. Full-time Audit & Supervisory Board Member Takumi Ohmoto has experience in finance and accounting and as a department head of the Company, and has considerable knowledge in finance and accounting.
6. Jun Yamashita was elected as substitute outside director at the 174th ordinary general meeting of shareholders held on June 29, 2017.
7. Director Ryuhei Tsuchida and Audit & Supervisory Board Member Toshihiko Tomita left their positions upon the conclusion of the 174th ordinary general meeting of shareholders held on June 29, 2017 due to expiration of his term and resignation, respectively.

②Summary of the Content of limited liability agreement
The Company has executed agreements with all outside directors and Audit & Supervisory Board Members that prescribe, in regard to the liability for damages under Article 423 Paragraph 1 of the Companies Act, that as long as duties have been performed with diligence and without gross negligence, the liability is limited to either 5 million yen or the minimum amount of responsibility prescribed by laws and regulations, whichever is higher.

③ Total amount of Directors’ and Audit & Supervisory Board Members’ remuneration, Etc. for the fiscal year
Classification	Number of Recipients	Amount of Compensation, Etc.	Summary
Director	11	208 million yen	Four outside directors 38 million yen
Audit & Supervisory Board Member	5	46 million yen	Three outside Audit & Supervisory Board Members 14 million yen
Total	16	255 million yen
(Notes)	1. The amount of director compensation, etc. does not include the salary component of directors working concurrently as employees.
2. By resolution of an ordinary general meeting of shareholders, director compensation is limited to a maximum amount of 400 million yen per year. In addition to this limit, the amount of compensation in the form of stock acquisition rights issued to directors (excluding outside directors) as stock options is limited to a maximum amount of 40 million yen per year.
3. By resolution of an ordinary general meeting of shareholders, Audit & Supervisory Board Member compensation is limited to a maximum amount of 70 million yen per year.

④ Outside Officers
a) Main Concurrent Positions (as of March 31, 2018)
Classification	Name	Name of the company officer holding a concurrent position	Concurrent Position
Outside Director	Tomofumi Akiyama	Fukoku Mutual Life Insurance Company	Chairman and Director
		Fuji Kyuko Co., Ltd.	Outside Director
		Imperial Hotel, Ltd.	Outside Director
		Tokyo Dome Corporation	Outside Director
		Showa Denko K.K.	Outside Director
	Noboru Matsuda	Hakuhodo DY Holdings	Outside Director
		Mitsubishi UFJ NICOS Co., Ltd.	Outside Director
		Yomiuri Giants Co., Ltd.	Outside Director
	Yoshinori Shimizu	Century Tokyo Leasing Corporation	Outside Director
Outside Audit & Supervisory Board Member	Shiro Manabe	Shikoku Chemicals Corporation	Director, Executive Managing Officer
(Notes)	1. While Fukoku Mutual Life Insurance Company holds 12,000,000 shares of Nisshinbo Holdings, Inc., there is no major trading relationship between the company and Nisshinbo Holdings, Inc.
2. While Shikoku Chemicals Corporation holds 2,600,000 shares of Nisshinbo Holdings, Inc., there is no major trading relationship between the company and Nisshinbo Holdings, Inc.
3. There are no other special relationships between concurrent employers and Nisshinbo Holdings, Inc.

b) Overview of Main Activities During the fiscal year
Classification	Name	Main Activities
Outside Director	Tomofumi Akiyama	Has attended 13 of 16 Board of Directors meetings held during the fiscal year, and has given statements based on his abundant management experience and knowledge at life insurance companies.
Noboru Matsuda
Has attended 15 of 16 Board of Directors meetings held during the fiscal year, and has given statements based on his practical experience as a prosecutor and attorney, his specialist knowledge of the law, and his abundant experience and knowledge.

Yoshinori Shimizu
Has attended 15 of 16 Board of Directors meetings held during the fiscal year, and has given statements based on his specialist knowledge mainly in money and finance held as a university professor, and his abundant experience and knowledge.

Shinobu Fujino
Has attended all 16 Board of Directors meetings held during the fiscal year, and has given statements based on her specialist knowledge mainly in HR development held as a career counsellor, and her abundant experience and knowledge.

Outside Audit & Supervisory Board Member	Yo Kawakami
Has attended all 16 Board of Directors meetings held during the fiscal year, as well as all 14 Audit & Supervisory Board meetings, and has given statements based on his abundant experience and knowledge gained at operating companies.

Shiro Manabe
Has attended all 13 Board of Directors meetings as well as all 10 Audit & Supervisory Board meetings held during the  fiscal year since his appointment on June 29, 2017, and has given statements based on his abundant experience and knowledge gained at operating companies.

(4) Accounting Auditor
① Names of Accounting Auditors
Veritas & Co.
Deloitte Touche Tohmatsu LLC
(Notes)   The position of Veritas & Co. as a accounting auditor will end upon the conclusion of the 175th ordinary general meeting of shareholders held on June 28, 2018 due to expiration of the term.

② Total amount of Accounting Auditor’s remuneration, etc for the fiscal year
	Payment Amount		Total
	Veritas & Co.	Deloitte Touche Tohmatsu LLC
Amount of Compensation, Etc. as Accounting Auditor for the fiscal year	32 million yen	48 million yen	80 million yen
Total Amount of Money and Other Material Interest that should be Paid by the Company and its Subsidiaries	45 million yen	232 million yen	278 million yen
(Notes)
1. The above amounts reflect total amounts as the audit contract between the Company and accounting auditor does not classify the amount of compensation for audits under the Companies Act and audits under the Financial Instruments and Exchange Act.

2. The Audit & Supervisory Board has agreed to the amount of compensation, etc. for the Accounting Auditor as a result of confirmation and necessary verifications of the content of the Accounting Auditor audit plan, as well as the performance status of Accounting Auditor duties and the basis for the calculation of compensation estimates, etc.
3. The Company and its subsidiaries shall pay a fee to the Accounting Auditor, Deloitte Touche Tohmatsu LLC, for its advisory role relating mainly to changes to the accounting period, outside of the business of Article 2 Paragraph 1 of the Certified Public Accountants Act (non-audit work).

③ Policy regarding decision of dismissal or refusal of reappointment of the Accounting Auditor
The Audit & Supervisory Board may, in the event that a matter stated in the items of Article 340 Paragraph 1 of the Companies Act becomes applicable to the Accounting Auditor, and with the agreement of all Audit & Supervisory Board Members, dismiss the Accounting Auditor. In such case, the Audit & Supervisory Board Member appointed by the Audit & Supervisory Board will report to the first meeting of shareholders held after the dismissal on the fact of the dismissal and the reason(s) for this.
In addition, the Audit & Supervisory Board conduct comprehensive assessments on the performance status, etc. of Accounting Auditor duties, and in the event of deeming that the appropriateness and reliability of the audit cannot be secured, shall determine content for a proposal on the dismissal or non-reappointment of Accounting Auditor for submission to a general meeting of shareholders.

3. Systems and policies of the Company
(1) Overview of systems for ensuring the appropriateness of businesses and operating status of it
① Basic policy regarding creation and implementation of internal control systems
Nisshinbo Holdings, Inc. has established a Basic Policy Regarding Creation and Implementation of Internal Control Systems to ensure the appropriateness of operations. The following resolutions were adopted by the Board of Directors:

1. Systems to ensure that directors and employees execute their duties in compliance with laws and regulations and with the Articles of Incorporation
(1) Directors and managing officers take the initiative to serve as a model complying with the “Business Conduct Guidelines of the Nisshinbo Group” for the purpose of establishing compliance in the Nisshinbo Group as well as securing compliance with laws and regulations, the Articles of Incorporation, and Company regulations. In addition, they take thorough steps to make the importance of compliance with these Guidelines widely known by providing recurring education for employees.
(2) The president bears ultimate responsibility for compliance, and the Corporate Ethics Committee directly under the president is responsible for developing and implementing systems and regulations relating to corporate ethics in the Nisshinbo Group. Corporate Ethics Committee members and an outside corporate attorney act as contact points for a corporate ethics reporting system that acts to promptly detect and correct behavior that violates laws and regulations and other such improper behavior. The president reports important matters relating to corporate ethics to the Board of Directors and the Audit & Supervisory Board Members.
(3) By participation of outside directors, Nisshinbo Holdings, Inc. intends to enhance the oversight function of the Board of Directors and heighten management transparency. By adopting the managing officer system, Nisshinbo Holdings, Inc. intends to separate management decision-making and oversight functions from business execution functions and reinforce those various functions.
(4) Nisshinbo Holdings, Inc. establishes an Internal Audit Office as an organization that is responsible for internal Nisshinbo Group audits and that is independent of line business operations. The Internal Audit Office conducts internal audits of the status of business operations in every division and takes steps to ensure that business is executed appropriately and reasonably.
(5) The Nisshinbo Group rejects all contact with antisocial forces that pose a threat to the order and safety of civil society. Coordinating closely with relevant agencies, Nisshinbo Holdings, Inc. systematically takes an uncompromising stance in addressing such forces, regardless of the circumstances.

2. Systems to retain and manage information relating to directors’ execution of their duties
(1) In accordance with laws and regulations and Company regulations, Nisshinbo Holdings, Inc. creates and retains minutes of general shareholders meetings, Board of Directors meetings, and other such important meetings, records of important management decision and actions taken, and account books and other accounting records.
3. Regulations and other systems for risk management of losses
(1) The directors and managing officers develop systems and regulations for promptly and appropriately addressing all risks that interfere with the maintenance and improvement of Nisshinbo Group corporate value and the sustained growth of business activities, and implement risk management such as forecasting risks, formulating and verifying countermeasures, and responding to emergencies.
(2) The president bears ultimate responsibility for risk management, with a chief risk management officer and responsible managers appointed in every division to implement risk management. The Corporate Governance Department is established under the chief risk management officer to serve as the administrative office for the Nisshinbo Group and to coordinate the implementation of risk management as well as support for education.
(3) Policies for addressing important management risks and other such matters are fully deliberated by the Board of Management and other relevant bodies. Particularly important matters are reported to the Board of Directors.
(4) Every division selects those risks to which they should assign priority in connection with their operational responsibility. They then decide on specific countermeasures and implement appropriate risk management. Administrative divisions provide lateral support for the risk management implemented by business divisions in connection with the matters for which they have responsibility.
(5) In the case ofindividual risks that are common to every division, such as violation of laws and regulations, environmental and product safety, occupational health and safety, information security, natural disasters, regulations are developed to address the respective matters and risk management is implemented accordingly.
4. Systems to ensure that directors execute their duties efficiently
(1) The Board of Directors is maintained at an appropriate size in order to realize more rapid management strategy and decision-making. Directors are appointed for a one-year term and shareholder evaluation of the directors is confirmed each year at the annual general shareholders meeting as a measure to clarify responsibility for the fiscal year.

(2) The managing officer system is adopted in order to facilitate decision-making in the carrying out of the business.
(3) Steps are taken to make the execution of duties more efficient by assigning duties and delegating authority on the basis of regulations on business and regulations on decision-making authority.
5. Systems to ensure the appropriateness of operations in the Nisshinbo Group
(1) Steps are taken to heighten the soundness and efficiency of Nisshinbo Group operations by developing systems and regulations concerning Nisshinbo Group business operations and risk management, and by implementing these systems and regulations appropriately.
(2) While Nisshinbo Holdings, Inc.Ringrespects the autonomy and independence of Nisshinbo Group companies, it receives regular reports and other communications regarding each company’s operations in accordance with the relevant company’s operating regulations.
(3) Nisshinbo Holdings, Inc. conducts transactions between Nisshinbo Group companies appropriately in light of laws and regulations, accounting principles, tax law, and other social norms.
(4) In order to ensure the reliability of Nisshinbo Group’s financial reports, Nisshinbo Holdings, Inc. develops systems of internal controls relating to financial reporting. Activities to evaluate, maintain, and improve such reporting are also carried out continuously in accordance with the Financial Instruments and Exchange Law and other relevant laws and regulations.
(5) Directors and Audit & Supervisory Board Members are dispatched to Nisshinbo Group companies to supervise and audit the business.
6. Matters relating to employees assigned to assist Audit & Supervisory Board Members in their duties
(1) Audit & Supervisory Board Members are able to give instructions to those employees assigned to audit divisions, etc. on matters necessary for audit operations.
(2) Those employees who receive such instructions from Audit & Supervisory Board Members receive those instructions exclusively from the Audit & Supervisory Board Members.
(3) Directors and the superiors of the relevant divisions will provide the necessary environment for employees who have received instructions from Audit & Supervisory Board Members to implement those instructions.

7. Systems relating to reports to Audit & Supervisory Board Members and systems to ensure that Audit & Supervisory Board Members carry out audits effectively
(1) Audit & Supervisory Board Members attend Board of Directors meetings and important Nisshinbo Group meetings, giving their opinions as necessary, and receive reports on the business and the status of audit operations from directors, Audit & Supervisory Board Members, managing officers, and employees of Nisshinbo Holdings, Inc. and Nisshinbo Group companies. They are also able to view the minutes of the Board of Directors and other records regarding operations.
(2) Directors, Audit & Supervisory Board Members, managing officers, and employees of Nisshinbo Holdings, Inc. and Nisshinbo Group companies report promptly to Audit & Supervisory Board Members either directly or through their office organization whenever behavior has occurred or there is the risk of behavior occurring that will significantly reduce the Nisshinbo Group’s credibility, that will have a serious negative impact on business performance, or that will seriously conflict with corporate ethics. According to the substance of their duties, the responsible members of finance and accounting divisions, audit divisions, and other such units also make reports to the Audit & Supervisory Board Members.
(3) The directors, managing officers, and employees of Nisshinbo Holdings, Inc. and Nisshinbo Group companies must not take adverse action against employees or others who have reported matters relating to audit operations and so on to Audit & Supervisory Board Members, or treat them disadvantageously because they made said report.
(4) Liaison meetings with Audit & Supervisory Board Members and audit divisions are held regularly. Audit divisions report to Audit & Supervisory Board Members on important matters relating to internal audits and steps are taken for coordination between Audit & Supervisory Board Members and audit divisions.
(5) Expenses necessary to the execution of Audit & Supervisory Board Members’ duties will be borne by Nisshinbo Holdings, Inc.

② Overview of the status of implementation of internal control systems
An overview of the status of implementation of the internal control systems of Nisshinbo Holdings, Inc. is as follows:
1. Systems to ensure that directors and employees execute their duties in compliance with laws and regulations and with the Articles of Incorporation
When engaged in deliberations and decision-making, the Board of Directors will keep in mind the following matters: “alignment with Group Corporate Philosophy and management policy”, “compliance with laws and regulations and corporate ethics”, “increasing medium- to long-term corporate value”, and “securing the trust of various stakeholders including shareholders, customers, employees, business partners, and local communities”. Four outside directors are included on the Board as a measure to enhance the oversight function and heighten management transparency.

Directors and managing officers take the initiative to serve as a model complying with Business Conduct Guidelines when executing their duties, taking thorough steps to emphasise the importance of compliance with these Guidelines by providing recurring education for employees. They also report to the Board of Directors regarding the status of implementation of all items prescribed by the Business Conduct Guidelines and any other important matters relating to corporate ethics, including cases reported under corporate ethics systems.
An Internal Audit Office, which is independent of other business operations, conducts internal audits of the status of Nisshinbo Group business operations. It reports the results to the Board of Directors.
2. Systems relating to retention and management of information relating to directors’ execution of their duties
In accordance with laws and regulations and Company regulations, minutes from general shareholders meetings, Board of Directors meetings, and other such important meetings, along with other important records relating to management, account books and other accounting records, are retained as appropriate.
3. Regulations and other systems for risk management of losses
Risk management, such as forecasting risks, formulating and verifying countermeasures, responding to emergencies is implemented in accordance with certain systems and regulations for risk management. Policies for addressing important management risks and other such matters are fully deliberated by the Board of Management and other such bodies, and particularly important matters are reported to the Board of Directors.
In preparation for major natural disasters and other such events, a business continuity plan (BCP) has been formulated, business continuity management (BCM) documents have been created, and BCM training is conducted to make these measures widely known and to enhance their effectiveness.
4. Systems to ensure that directors execute their duties efficiently
The Board of Directors presently has ten directors, including four outside directors. In accordance with certain criteria for agenda items provided in the regulations on business and decision-making authority and other internal regulations, the Board engages in decision-making on management strategy and policy and other important management matters as well as supervision of the execution of duties by each director. Under the managing officer system, steps are taken to facilitate decision-making in the business by transferring to managing officers the requisite authority as appropriate required, and ensuring the accurate oversight of the execution of such authority.

To increase efficiency in the execution of duties and related matters, the criteria used to determine whether an agenda item presented to the Board of Directors is appropriate, and whether the scope of certain authority that is transferred to managing officers is appropriate, is regularly verified and improved as needed.
5. Systems for ensureing the appropriateness of business in the Nisshinbo Group
Systems and regulations concerning Nisshinbo Group business operations and risk management are developed, and these systems and regulations are implemented appropriately.
Directors and Audit & Supervisory Board Members are dispatched to the main Nisshinbo Group companies to supervise and audit the execution of business. Nisshinbo Holdings, Inc. respects the autonomy and independence of Nisshinbo Group companies, and Nisshinboit receives regular reports and other communications regarding each company’s operations in accordance with the relevant company’s operating regulations.
A system of internal controls relating to financial reporting is also developed, and activities to evaluate, maintain, and improve such system are implemented continuously in accordance with the Financial Instruments and Exchange Law and other relevant laws and regulations.
6. Matters relating to employees assigned to assist Audit & Supervisory Board Members in their duties
In accordance with Company regulations, employees and others assigned to the Internal Audit Office and other such units follow the instructions of Audit & Supervisory Board Members and assist Audit & Supervisory Board Members with their operations.
7. Systems relating to reports to Audit & Supervisory Board Members and systems to ensure that Audit & Supervisory Board Members carry out audits effectively
Audit & Supervisory Board Members attend Board of Directors meetings and important Nisshinbo Group meetings, giving their opinions as necessary, and they receive reports on the business and the status of audit operations from the Board of Directors, managing officers, and employees.
Steps are also taken for coordination between Audit & Supervisory Board Members and the Internal Audit Office. Liaison meetings with Audit & Supervisory Board Members and the Internal Audit Office are held on a monthly basis, and the Internal Audit Office reports to the Audit & Supervisory Board on the status of its internal audit activities.
Expenses necessary for the execution of Audit & Supervisory Board Members’ duties are borne by Nisshinbo Holdings, Inc.

(2) Basic policy regarding control of the corporation
① Description of the basic policy
Nisshinbo Holdings, Inc. takes the view that control over decisions regarding the Nisshinbo Group’s financial and business policy (hereinafter referred to as the “Management Policy”) ultimately belongs to the shareholders. On the other hand, actual decisions on the Management Policy are made by the Board of Directors, which comprises directors who are appointed at a general shareholders meeting and entrusted to act on the shareholders’ behalf. Consequently, Nisshinbo Holdings, Inc. has made it basic policy for the Board of Directors to make their best efforts to maintain and enhance the corporate value of the Company and, by extension, the common benefit of the Nisshinbo Holdings, Inc. shareholders (hereinafter simply the “Common Interest of the Shareholders”), and to decide on the Management Policy that promptly incorporates the intentions of the shareholders.
②	Measures contributing to realization of basic policy
In order to realize the basic policy described in item ①, Nisshinbo Holdings, Inc. is pursuing measures to improve the corporate culture through the implementation and promotion of the Group Corporate Philosophy formulated by the three philosophies of “Public Entity”, “Consistent Integrity”, and “Innovation”, as well as through corporate governance and other qualitative improvements.Nisshinbo Holdings, Inc. is also pursuing measures for quantitative growth in terms of figures and performance (including a focus on ROE indices for increased profitability), amd management (with an emphasis on share prices),. The directors, whom the shareholders entrust with management, are appointed for a one-year term so that the directors’ responsibilities for that fiscal year are clearly identifiable. The Board of Directors exercises oversight of the execution of directors’ duties, and in order to reinforce this function, a number of outside directors are also appointed.
③ Measures to prevent control of the Management Policy decisions by parties who are inappropriate in light of basic policy
With regard to outside parties that attempt to purchase a large number of the Company’s shares or that put forward takeover proposals, Nisshinbo Holdings, Inc. will take appropriate measures, such as acting in accordance with relevant laws and regulations to provide shareholders with the information that is necessary and sufficient to make appropriate judgment on the merits of that takeover, disclosing opinions of the Board of Directors of Nisshinbo Holdings, Inc., and exercising its efforts to ensure that shareholders have the time they need to consider the matter.

④ Nisshinbo Holdings, Inc. Board of Directors’ judgment regarding the above measures and its rationale for those measures
The measures described in item ② and ③ above are not intended to maintain the positions of Nisshinbo Holdings, Inc. officers. Rather, they are measures to secure and improve the Common Interest of the Shareholders, and Nisshinbo Holdings, Inc. considers them to be consistent with the basic policy described in item ① above.

(3) Policy regarding decisions on distribution of surplus etc.
Nisshinbo Holdings, Inc. aims to promote management that emphasizes ROE and to pursue sustained improvement of shareholder value, including the distribution of profits. Nisshinbo Holdings, Inc. also intends to accelerate investment in research and development, expansion of facilities, M&A, and other such areas that drive growth, and go forward to become a corporation that earns even greater regard and credibility from the public, from markets, and from stakeholders as an environment and energy-focused company group.
Nisshinbo Holdings, Inc.’s policy on dividends is to make twice-yearly payments of interim and year-end dividends in a stable and consistent manner with a consolidated payout ratio of 30% as the goal.
In cases when the Nisshinbo Group has secured sufficient internal reserves to fund future growth strategies, its policy will be to actively return profits to shareholders by buying back shares and other such means that also take stability into consideration. Nisshinbo Holdings, Inc. intends to cancel treasury stock, but may use this stock in share exchange if there are M&A opportunities that will contribute to significant increases in shareholder value.
It was determined by the Board of Directors on May 10, 2018, that the period-end cash dividend for the current period would be ¥15 per share. Together with the interim dividend, this brought the annual cash dividend to ¥30 per share for the period under review.

Consolidated Balance Sheet

As of March 31, 2018	(Millions of yen) (Rounded off)
Items	Amount	Items	Amount
Assets		Liabilities
Current assets	315,974	Current liabilities	209,055
Cash and deposits	43,046	Notes and accounts payable－trade	55,526
Notes and accounts receivable－trade	136,348	Electronically recorded obligations	16,419
Electronically recorded monetary claims	15,802	Short-term loans payable	46,312
Merchandise and finished goods	34,954	Commercial papers	30,000
Work in process	46,889	Current portion of long-term loans payable	7,676
Raw materials and supplies	23,524	Lease obligations	568
Deferred tax assets	4,878	Income taxes payable	5,777
Other	11,314	Deferred tax liabilities	106
Allowance for doubtful accounts	(783)	Provision for product warranties	1,088
Non-current assets	338,252	Provision for directors’ bonuses	258
Property, plant and equipment	186,017	Provision for loss on construction contracts	64
Buildings and structures	68,358	Provision for contingent loss	1,128
Machinery, equipment and vehicles	55,090	Provision for overseas litigation loss	219
Land	37,811	Other provisions	279
Leased assets	1,358	Other	43,629
Construction in progress	12,649	Non-current liabilities	154,737
Other	10,748	Long-term loans payable	64,107
Intangible assets	19,206	Lease obligations	898
Goodwill	8,945	Deferred tax liabilities	27,409
Other	10,261	Provision for directors’ retirement benefits	22
Investments and other assets	133,028	Provision for business structure improvement	1,565
Investment securities	108,111	Provision for environmental measures	1,071
Long-term loans receivable	994	Provision for overseas litigation loss	378
Net defined benefit assets	4,938	Other provisions	51
Deferred tax assets	6,631	Net defined benefit liability	48,031
Other	13,764	Asset retirement obligations	815
Allowance for doubtful accounts	(1,411)	Other	10,385
		Total liabilities	363,793
		Net assets
		Shareholders’ equity	218,882
		Capital stock	27,587
		Capital surplus	26,719
		Retained earnings	189,186
		Treasury stock	(24,610)
		Accumulated other comprehensive income	49,888
		Valuation difference on available-for-sale securities	42,964
		Deferred gains or losses on hedges	(18)
		Foreign currency translation adjustments	10,360
		Defined benefit retirement plans	(3,418)
		Stock acquisition rights	151
		Non-controlling interests	21,510
		Total net assets	290,434
Total assets	654,227	Total liabilities and net assets	654,227

Consolidated Statement of Income

From April 1, 2017 to March 31, 2018	(Millions of yen) (Rounded off)
Items	Amount
Net sales		512,047
Cost of sales		406,069
Gross profit		105,978
Selling, general and administrative expenses		90,892
Operating income		15,085
Non-operating income:
Interest and dividend income	2,818
Share of profit of entities accounted for using equity method	4,375
Miscellaneous income	1,771	8,965
Non-operating expenses:
Interest expenses	862
Sales discounts	671
Foreign exchange losses	1,151
Contribution	27
Miscellaneous loss	1,638	4,350
Ordinary income		19,700
Extraordinary income:
Gain on sales of non-current assets	5,472
Gain on sales of investment securities	2,653
Gain on sales of stocks of subsidiaries	11,745
Gain on revision of retirement benefit plan	848
Gain on reversal of stock acquisition rights	14
Gain on reversal of provision for environmental measures	73	20,808
Extraordinary loss:
Loss on sales of non-current assets	135
Loss on disposal of fixed assets	245
Impairment loss	4,521
Loss on sales of investment securities	2
Loss on valuation of investment securities	70
Loss on valuation of investments in capital	41
Loss on valuation of investments in capital of subsidiaries	8
Subsidiaries’ business structure improvement expenses	538
Losses on business liquidations	90
Provision for environmental measures	1,086
Provision of allowance for losses on foreign litigation	279	7,021
Income before income taxes		33,487
Income taxes－current	8,052
Income taxes－deferred	(1,152)	6,900
Net income		26,587
Net income attributable to non-controlling interests		234
Income attributable to owners of the parent		26,352

Consolidated Statement of Changes in Net Equity

April 1, 2017 to
March 31, 2018
　　　　　　　　　(Millions of yen) (Rounded off)
	Shareholders’ equity
	Common stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance on April 1, 2017	27,587	17,587	167,598	(23,089)	189,683
Changes in items during consolidated the year
Cash dividends			(4,764)		(4,764)
Net income attributable to owners of the parent			26,352		26,352
Purchase of treasury stock				(20,010)	(20,010)
Disposal of treasury stock		(18)		193	175
Change due to share exchanges		9,150		18,296	27,446
Change in the parent’s ownership interest due to transactions with non-controlling interests		0			0
Net change in the year
Total changes of items during the year	-	9,132	21,588	(1,520)	29,199
Balance on March 31, 2018	27,587	26,719	189,186	(24,610)	218,882

	Accumulated other comprehensive income					Subscription rights to shares	Minority interests	Total net assets
	Valuation difference on investment securities	Deferred gains or losses on hedges	Foreign currency translation adjustments	Post-retirement liability adjustments	Total accumulated other comprehensive income
Balance on April 1, 2017	37,310	3	7,714	(5,276)	39,751	162	46,155	275,753
Changes in items during the year
Cash dividends								(4,762)
Net income attributable to owners of the parent								26,352
Purchase of treasury stock								(20,010)
Disposal of treasury stock								175
Change due to share exchanges								27,446
Change in the parent’s ownership interest due to transactions with non-controlling interests								0
Net change in the year	5,654	(21)	2,646	1,858	10,136	(11)	(24,644)	(14,518)
Total changes of items during the year	5,654	(21)	2,646	1,858	10,136	(11)	(24,644)	14,680
Balance on March 31, 2018	42,964	(18)	10,360	(3,418)	49,888	151	21,510	290,434

Notes to Consolidated Financial Statements
Ⅰ． Important Matters Affecting the Preparation of Consolidated Financial Statements
１．Matters related to the scope of consolidation
(1) Number of consolidated subsidiaries and names of major consolidated subsidiaries
Number of consolidated subsidiaries: 109
Names of major consolidated subsidiaries:
Japan Radio Co., Ltd.; New Japan Radio Co., Ltd.; Nisshinbo Brake Inc.; TMD FRICTION GROUP S.A.; SAERON AUTOMOTIVE CORPORATION; Nisshinbo Mechatronics Inc.; Nanbu Plastics Co., Ltd.; Nisshinbo Chemical Inc.; and Nisshinbo Textile Inc.
In the current consolidated fiscal year, the newly established AH Brake Co., Ltd.; AH BRAKE (THAILAND) CO.; LTD., and O.O.O.TMD FRICTION EURASIA, newly established by the TMD FRICTION GROUP S.A., were included in the scope of consolidation. Moreover, Nisshinbo Holdings Inc. (the “Company”) acquired 80% of the shares issued by Ricoh Electronic Devices Co., Ltd. and, as a result, only its balance sheet is consolidated in this consolidated fiscal year.
In addition, in the previous consolidated fiscal year, the liquidations of Nisshinbo Yarn Dyed Co., Ltd.; Ocean Link Co., Ltd.; CHOYA; and Standard Corporation, Nanbu Plastics Co., Ltd.’s subsidiary, were completed, and TMD FRICTION HOLDING SASU merged (absorption-type merger) with TMD FRICTION FRANCE, and Iwao Corporation merged (absorption-type merger) with Nisshin Toa Iwao, Inc. In the current fiscal year, Sasebo Japan Radio merged (absorption-type merger) with JRC tokki Co., Ltd., and the businesses of Nisshinbo Paper Products Co., Ltd.; Tokai Paper Co., Ltd.; Daiwa Shiko Co., Ltd.; Nisshinbo Postal Chemical Co., Ltd.; and Shanghai Nippo Industrial Art Corporation were transferred. As a result, all the above companies were removed from the scope of consolidation.
(2) Name of major non-consolidated subsidiary
Asashina Nichimu K.K.
(Reason for exclusion from scope of consolidation)
The non-consolidated subsidiary is excluded from the scope of consolidation because it is a small-scale company and does not have a material impact on the consolidated financial statements with respect to total assets, net sales, net income, and retained earnings.

２．Matters related to application of the equity method
(1) Number of affiliaties to which the equity method was applied: 8
Names of the major non-consolidated subsidiaries and affiliated companies to which the equity method is applied:
Continental Automotive Corporation and Continental Automotive Corporation (LYG) Co., Ltd.
(2) Name of the major non-consolidated subsidiaries and affiliated companies to which the equity method is not applied:
PT. MALAKASARI NISSHINBO DENIM INDUSTRY
(Reasons that equity method is not applied)
The non-consolidated subsidiaries and affiliated companies to which the equity method is not applied are small in scale in terms of net income and retained earnings, and do not have a material impact on the consolidated financial statements.

３．Matters related to fiscal years of consolidated subsidiaries
Of the Company’s consolidated subsidiaries, SAERON AUTOMOTIVE CORPORATION and 75 other Group companies end their fiscal year on December 31, while Tokyo Shirts Co., Ltd. ends its fiscal year on February 28. When preparing consolidated financial statements, the Company in principle uses the respective financial statements for the aforementioned reporting period, and makes the necessary adjustments for important differences in transactions between consolidated companies that arise due to different reporting periods.

４． Matters related to accounting policies
(1) Standard and method of valuation of important assets
① Investment securities
Other investment securities
Investment securities with fair market value are stated at market value based on fair market value as of the consolidated fiscal closing date. (All valuation gains or losses are reported as a component of shareholders’ equity; cost of sales is computed using the moving-average method.)
Investment securities without fair market value are stated at cost based on the moving-average method.
② Derivatives
Derivatives are stated at fair value using the mark-to-market method.
③ Inventories
Inventories are stated at historical cost mainly based on the specific identification method and the weighted-average method (values on the balance sheet are subject to the book value reduction method based on decreased profitability).
(2) Methods of depreciation for fixed assets
① Tangible fixed assets (excluding lease assets)
Straight-line method
The primary standard useful years are as follows:
Buildings and other structures: 2 to 60 years
Machinery, equipment and vehicles: 1 to 20 years
② Intangible fixed assets (excluding lease assets)
Straight-line method
Standard useful years for software used internally: 2 to 10 years
③ Lease assets
The Company depreciates lease assets for non-transferable financial leases by using the straight-line method where the useful life is equal to the lease period and the residual value is zero.
(3) Appropriation standards applicable to important provisions
① Allowance for bad debts
In order to provide for losses from bad debts, the Company calculates provisions individually based on the estimated uncollectible amounts. For other debts, provisions are calculated based on the actual ratio of the past doubtful debt losses.
② Provisions for product warranties
An amount deemed necessary in the future is posted to cover replacement costs and repair costs for products that have already been shipped.
③ Allowance for contingent losses
This allowance is an estimate of losses based on a rational estimation of risks at the present. These allowances are set aside primarily to prepare for potential future losses resulting from on-site inspections carried out by the Japan Fair Trade Commission (the “JFTC”) on November 18, 2014 on the suspicion that transactions related to the delivery of digital radio equipment for firefighting emergencies sold by Japan Radio Co., Ltd. (“Japan Radio”), the Company’s consolidated subsidiary, violated the Antitrust Law, and from the JFTC’s order on February 2, 2017 that Japan Radio cease and desist from violating the Antimonopoly Act and pay surcharges for violating the Act.
④ Provision for business structure improvement
Some consolidated subsidiaries provide for a reasonable estimate of costs and losses anticipated in the future as a result of business structure improvements.
⑤ Provision for environmental measures
The provision for environmental measures is an estimate of costs incurred to prepare for the disposal of PCB waste, which is now required under the Act on Special Measures concerning Promotion of Proper Treatment of PCB Wastes.

Moreover, soil contamination on some of the land owned by Japan Radio Co., Ltd., the Company’s consolidated subsidiary, was discovered, and the Company posted an estimate of the loss to be incurred for soil contamination remediation.
⑥ Provisions for foreign litigation losses
The Company provides an allowance for loss for the estimated amount deemed necessary to prepare for potential future losses in litigation involving some foreign consolidated companies.
(4) Accounting treatment for retirement benefit payments
① Period attribution method for estimated retirement benefit payments
Retirement benefit obligations are calculated using the projected benefit method to attribute the estimated retirement payments in the period remaining until the end of the fiscal year in question.
② Method for expensing actuarial differences and past service liabilities
Unrecognized actuarial gain or loss is amortized mainly by the declining balance method over a portion (10 to 15 years) of the estimated average of remaining service years of employees from the following fiscal year. Prior service liabilities are amortized by the straight-line method over a period within the average remaining service years for employees (13 to 15 years). Some consolidated subsidiaries recognize actuarial differences and past service liabilities when they are incurred.
(5) Standards for recording important revenues and costs
Standards for recording revenue and costs related to construction contracts
Some consolidated subsidiaries applied the percentage-of-completion method (the construction-cost-percentage method for estimating the degree of completion of construction) for contracts whose outcome at the end of the consolidated fiscal year under review was deemed certain. The Company applied the completed contract method to contracts other than the above. The estimated percentage of completion at the end of the consolidated fiscal year in question for construction to which the percentage-of-completion method is applied shall be based on the ratio of the cost incurred to the estimated total cost.
(6) Criteria for converting important assets and liabilities in foreign currencies into Japanese yen
Claims and debts in foreign currencies are converted into Japanese yen at the spot foreign exchange rate prevailing on the consolidated fiscal closing date, and any conversion differences are treated as gain or loss. The assets and liabilities of overseas subsidiaries, etc. are converted into Japanese yen at the spot foreign exchange rate prevailing on the consolidated fiscal closing date; their earnings and expenses are converted into Japanese yen at an average foreign exchange rate for the relevant period, and the conversion difference is included in the accounts of non-controlling interests and foreign exchange translation adjustments within net assets.
(7) Important methods of hedge accounting
① Methods of hedge accounting
Deferral hedging is used in principle. Appropriation accounting is applied to foreign exchange forward contracts that meet the requirements for this treatment, and special accounting is applied to the interest rate swap transactions that require special accounting.
② Hedging instruments and hedged items
A. Hedging instruments: Foreign exchange forward contracts
Hedged items: Assets denominated in foreign currencies due to product exports, liabilities denominated in foreign currencies, and scheduled transactions in foreign currencies due to product imports and other transactions
B. Hedging instrument: Interest rate swaps
Hedged item: loans
③ Hedging policy
Based on the authorization rules and internal risk management rules regarding derivative transactions, expected risks such as fluctuations in foreign exchange and interest rate risks are hedged to a certain extent.
④ Method for assessing hedge effectiveness
The Company assesses the effectiveness of hedging based on the extent of the fluctuations of hedged items and hedging instruments by semi-annually comparing the fluctuations in the market value of hedged items or the fluctuations of accumulative cash flows with the fluctuations in the market value of hedging instruments. However, the assessment of hedge effectiveness is omitted for foreign exchange contracts that meet the requirements for appropriation accounting and interest rate swaps that are treated under special exceptions.
(8) Application of the consolidated tax payments system
The Company and some of its consolidated subsidiaries apply the consolidated tax payments system.
(9) Accounting treatment for consumption taxes, etc.
For accounting purposes, amounts on the consolidated financial statements are reported net of consumption tax and local consumption tax. Consumption taxes and local consumption taxes that are not tax deductible are expensed in the consolidated fiscal year.
(10) Amortization of goodwill and amortization period
Goodwill is amortized evenly over a period from 5 to 7 years, with the exception of minor goodwill, which is expensed as incurred.

Ⅱ. Notes to Consolidated Balance Sheet
１．Accumulated depreciation of fixed assets: 　　　　　 384,712 million yen

２． Accumulated reduced-value amount directly deducted from the acquisition price of tangible fixed assets received as government subsidies: 755 million yen

３．Reduced-value amount directly deducted from the acquisition price of the relevant tangible fixed assets received as government subsidies: 78 million yen

４．Assets submitted as collateral and secured debt
(1) Assets submitted as collateral
Term deposits (cash and deposits)	0 million yen
Notes and accounts receivable-trade	426 million yen
Property, plant and equipment	17,066 million yen
Investment securities	845 million yen
Total	18,338 million yen
　　(2) Secured debt
Notes and accounts payable-trade	1,158 million yen
Short-term loans payable	1,550 million yen
Long-term loans payable (including loans scheduled for repayment within one year)	3,987 million yen
Long-term deposits (including deposits scheduled for return within one year)	5,206 million yen
Total	11,902 million yen

５．Debt guarantees
The Company has guaranteed an 81 million yen loan made to an affiliated company, PT. MALAKASARI NISSHINBO DENIM INDUSTRY, by a financial institution.

６．Commitment line agreements
The Company and three of its consolidated subsidiaries have commitment line agreements with nine banks in the consolidated fiscal year under review in order to raise operating funds efficiently. The balances of unused loans under these agreements at the end of the consolidated fiscal year March 31, 2018 were as follows:
Total commitment line	28,949 million yen
Outstanding loans	16,692 million yen
Balance of unused loans	12,257 million yen

７. Trade notes outstanding at end of fiscal year
　Notes maturing on the last day of the fiscal year are settled on their clearing days. Since the settlement date for the Company and some of its consolidated subsidiaries was a holiday for financial institutions, notes that mature on the last day of the next fiscal period are included in the balance at March 31, 2018.
Notes receivable－trade	882 million yen
Notes payable－trade	654 million yen
Electronically recorded monetary claims	1,612 million yen
Electronically recorded monetary obligations	1,822 million yen
Notes payable－facilities (Other current liabilities)	83 million yen
Electronically recorded monetary obligations－facilities (Other current liabilities)	58 million yen

Ⅲ．Notes to Consolidated Statement of Income
The year-end inventories are carried at an amount that includes write-downs following reduced profitability; for the year end March 31, 2018, 198 million yen in inventory valuation losses are included in the cost of sales.

Ⅳ．Notes to Consolidated Statements of Changes Equity
１．Class and total number of outstanding shares at end of consolidated fiscal year under review
Common shares: 178,798,939

２．Dividends
(1) Dividends paid
Resolution	Class of shares	Total amount of dividends (millions of yen)	Dividends per share (yen)	Record date	Effective date
The Board of Directors on May 11, 2017	Common shares	2,381	15.00	March 31, 2017	June 8, 2017
The Board of Directors on November 9, 2017	Common shares	2,382	15.00	September 30, 2017	December 5, 2017
(2) Dividends with record dates within this consolidated fiscal year, but effective dates within the following fiscal year
Resolution	Class of shares	Source of funding for dividends	Total amount of dividends (millions of yen)	Dividends per share (yen)	Record date	Effective date
The Board of Directors on May 10, 2018	Common shares	Retained earnings	2,429	15.00	March 31, 2018	June 7, 2018

３．Class and number of shares subject to subscriptions rights to shares at the end of the consolidated fiscal year  (excluding stock acquisition rights for which the starting date for the exercise period has not yet arrived)
Common shares: 425,000 shares

Ⅴ．Notes on Financial Instruments
１． Matters concerning status of financial instruments
(1) Policy for handling financial instruments
The Company raises funds required for working capital and capital investment plans primarily by borrowing from banks or issuing commercial paper. The Company temporarily invests unused funds in high quality financial assets and raises short-term working capital by borrowing from banks. The Company conducts derivatives transactions in order to avoid risks (described below) and does not enter into speculative transactions.
(2) Description of financial instruments and their risks
Operating receivables, including notes receivable and accounts payable and electronically recorded claims, are exposed to the credit risks of trading counterparties. In addition, since the Company conducts its activities globally, its operating assets denominated in foreign currencies are exposed to the risk of foreign currency fluctuations. However, the Company can hedge this risk in part by using foreign exchange contracts.
Marketable securities and investment securities are primarily held for the purpose of strengthening business relationships, for example by expanding transactions with business partners and ensuring stable fundraising. Such securities are exposed to the risk of fluctuations in market prices.

Most operating payables, including trade notes and accounts payable and electronically recorded obligations, are due and payable within one year. Raw materials face the risk of fluctuations in purchase prices, but the Company hedges this in part by using foreign exchange contracts and commodities futures transactions, among others.
Loans, commercial papers, and lease obligations related to finance lease transactions are used to raise funds needed for working capital and capital investment. The Company uses derivative transactions (interest rate swaps) to hedge those instruments with floating rates that are exposed to the risk of fluctuations in interest rates. In addition, some loans are subject to restrictive financial covenants.
Derivative transactions comprise forward exchange contract transactions for the purpose of hedging exchange rate fluctuation risk for trade payables and receivables denominated in foreign currencies and interest rate swap transactions for the purpose of hedging interest rate fluctuation risk for interest payable on loans. Please note that further information on hedge accounting, including hedging instruments, hedged items, hedging policy, and methods for assessing the effectiveness of hedging, may be found in a previous section entitled “7. Important methods of hedge accounting” in section “4. Matters Related to Accounting Policies.”
(3) Risk management system for financial instruments
① Management of credit risk (risk related to nonperformance of contractual obligations by transaction counterparties)
In the case of trade receivables and long-term loans, the Company sets credit limits in accordance with credit management rules, and each business division regularly monitors the conditions of major client firms. In addition, the Company monitors the payment dates and balances of each client firm to ensure early detection and reduction of uncollectible receivables due to deteriorated financial conditions. Consolidated subsidiaries also similarly manage credit risk in line with credit management rules.
The Company enters into derivative transactions only with financial institutions that have a high credit rating, and thus there is almost no credit risk.
② Management of market risk (risk of fluctuations in foreign exchange rates, interest rates, and other indicators)
The Company and some consolidated subsidiaries use foreign exchange futures contracts to some extent to hedge against the risk that fluctuations in foreign currency exchange rates, identified by currency and by month, exposed to foreign currency-denominated trade receivables and payables, and thus limit the Group’s potential losses. The Company also uses forward exchange contracts for foreign currency-denominated receivables and payables that are certain to arise from anticipated export transactions due to conditions in foreign exchange markets.
The Company and some of its consolidated subsidiaries enter into interest rate swap transactions to reduce risks of interest rate fluctuations affecting borrowings. The Company also engages in commodities futures trading to hedge the risk of fluctuations in the purchase price of raw materials.
For investment securities, the fair value and the financial conditions of issuing entities (client firms) are periodically reviewed, and the Company reviews its holdings on a regular basis, taking the relationship with the client firm into account.
Based on the approval of authorized personnel, the relevant department executes and manages derivative transactions according to the management policies that specify transaction authorizations and transaction amount limits. The monthly transaction results are reported to the Company’s executive officer in charge of such matters.
③ Management of liquidity risks in financing (risks of failure to pay by payment due date)
The relevant departments of the Company create and update cash flow plans as necessary based on reports from each department, and liquidity risk is managed by maintaining a certain level of liquidity on hand.
(4) Supplemental information on fair values of financial instruments
The fair values of financial instruments include both the amount based on market price, and when the market price is not available, a reasonably calculated amount. Factors causing fluctuation are incorporated into the calculation of such an amount, and therefore the amount may vary when different assumptions are applied.

２．Fair values of financial instruments
The reported amounts in the consolidated balance sheet, fair values, and their differences as of March 31, 2018 are as follows, which does not contain items with fair values that were impractical to measure (refer to Note 2).
(Millions of yen)
	Reported amount in balance sheet	Fair value	Difference
(1) Cash and deposits	43,046	43,046	―
(2) Notes and accounts receivable－trade Allowance for doubtful accounts (*1)	136,348 (239)
Subtotal	136,109	136,109	―
(3) Electronically recorded claims	15,802	15,802	―
(4) Marketable securities and investment securities
Other securities	83,196	83,196	―
Investment of subsidiaries and affiliates	619	2,460	1,840
(5) Long-term loans receivable Allowance for doubtful accounts (*2)	994 (331)
Subtotal	663	668	5
Total assets	279,438	281,284	1,846
(1) Notes and accounts payable－trade	55,526	55,526	―
(2) Electronically recorded obligations	16,419	16,419	―
(3) Short-term loans payable	46,312	46,312	―
(4) Lease obligations (current liabilities)	568	549	(18)
(5) Commercial paper	30,000	30,000	―
(6) Income tax payable	5,777	5,777	―
(7) Long-term loans payable (including debt to be repaid within one year)	71,784	71,582	(201)
(8) Lease obligations (non-current liabilities)	898	809	(88)
Total liabilities	227,286	226,977	(309)
Derivative transactions (*3)
(1) Hedge accounting-not applied	298	298	―
(2) Hedge accounting-applied	（27）	（27）	―
(*1) Notes and accounts receivable－trade are net of an allowance for doubtful accounts, which are listed separately.
(*2) Long-term loans receivable are net of an allowance for doubtful accounts, which are listed separately.
(*3) The assets and liabilities resulting from derivative transactions are indicated on a net basis. Values in parentheses indicate net liabilities.

(Note 1) Method for calculating fair value of financial instruments and matters related to securities and derivative transactions
Assets
(1) Cash and deposits, (2) Notes and accounts receivable－trade, and (3) Electronically recorded claims
Book values are applied since these items are settled in a short period of time and their book values approximate fair values.
(4) Marketable securities and investment securities
Fair values for equity securities are based on quoted market prices, while fair values for bonds are based on market prices or prices provided by financial institutions.
(5) Long-term loans receivable
Fair values for long-term loans receivable are calculated using the present value of future cash flows by discounting the future cash flows at an interest rate equal to an appropriate index, such as government bond yields, plus the credit spread.
Liabilities
(1) Notes and accounts payable－trade, (2) Electronically recorded obligations, (3) Short-term loans payable, (5) commercial paper, and (6) Income tax payable
Book values are applied since these items are settled in a short period of time and their book values approximate fair values.

(4) Lease obligations (current liabilities), (7) Long-term loans payable (including debt to be repaid within one year), and (8) Lease obligations (non-current liabilities)
Fair values for these are calculated by discounting the sum of the principal and interest at the interest rate assumed when new similar debt is taken on.
Derivative transactions
(1) Fair value of forward exchange contracts is calculated using quoted forward exchange rates.
(2) Fair value of interest rate swaps is calculated based on the prices indicated by the financial institution with which the Company does business.
(3) The amounts the gain/loss on foreign exchange forward contracts are included in the fair value of accounts and notes receivable－trade since they are settled together.

(Note 2) Financial instruments whose fair value is deemed extremely difficult to measure
The following marketable securities and investment securities are not included in the table above because it is recognized that their fair value is extremely difficult to determine since they have no market prices and it is not possible to reasonably estimate future cash flows.
Category	Reported amount in balance sheet (millions of yen)
Marketable securities and investment securities
Unlisted stocks	2,194
Unlisted bonds	425
Unlisted investment of subsidiaries and affiliates	21,674

Ⅵ． Notes on Real Estate for Leasing
The Company and some of its consolidated subsidiaries own shopping centers, office buildings (including), and other properties for rental purposes in Tokyo and other regions. Rental revenue from these rental properties in the consolidated fiscal year totaled 3,465 million yen (rental revenue is primarily recorded as net sales, and rental costs are posted under cost of sales).
The amount recognized on the consolidated balance sheet, the amount of increase/decrease during the current fiscal year, and the fair value of such rental properties are as follows:
(Millions of yen)
Reported amount in balance sheet			Fair value
Balance at the start of the current consolidated fiscal year	Increase/decrease during the current consolidated fiscal year	Balance at the end of the current consolidated fiscal year
21,993	(1,440)	20,553	73,222
(Note1)The amount recognized on the consolidated balance sheet equals the acquisition cost less accumulated depreciation and accumulated impairment loss.
(Note 2) The fluctuations during the current consolidated fiscal year were primarily due to an increase resulting from the acquisition of new rental properties (804 million yen) and decreases resulting from the sale of land and buildings in Tokyo and Nagoya (aggregating 987 million yen), impairment losses (624 million yen), depreciation costs (500 million yen), and reversion to Company use (90 million yen).
(Note 3) The fair value at the end of the current consolidated fiscal year is, in the case of major properties, the amount based on real estate appraisals by an external real estate appraiser. In the case of other properties, the amount is based on a certain other valuation real estate data.

Ⅶ． Notes on Information per Share
Net assets per share (yen): 1,659.29
Earnings per share (yen): 160.59

Ⅷ．Notes on Material Subsequent Events
１. Business demerger
The Company transferred (the “Transaction”) the Foundation Brake Business (the “Transferred Business”), part of the Automobile Brake Business of its consolidated subsidiaries, including Nisshinbo Brake Inc. (“Nisshinbo Brake”), to Hosei Brake Industry Co., Ltd. (“Hosei Brake Industry”), a major subsidiary of the Aisin Seiki Group (“the Aisin Group”).
This Transaction consisted of the transfer of the assets, liabilities, and other rights and obligations held by Nisshinbo Brake with respect to the Transferred Business to AH Brake Co., Ltd. (the “Successor Company”), established by Nisshinbo Brake as a wholly owned subsidiary on September 25, 2017 through a demerger on April 1, 2018, followed by the sale of all of the outstanding shares of the Successor Company to Hosei Brake Industry on the same day.
An overview of this transaction is as follows.
(1) Overview of demerger
① Name of the purchaser
Hosei Brake Industry Co., Ltd.
② Description of divested business
Manufacture and sale of drum brakes for passenger vehicles, commercial vehicles, and industrial machinery; disk brakes for commercial vehicles; and wheel cylinders for passenger vehicles; and shoe assembly
③ Main reason for business demerger
The Nisshinbo Group operates a wide range of businesses with the aim of being a group of Environment and Energy Companies that contribute to secure and safe lifestyles by offering solutions to the problems that humanity faces, such as environmental degradation and global warming. As the Company pursues its growth strategy of unity through diversity, the Company intends to focus its management resources on automotive and ultra-smart society businesses.
The Nisshinbo Group’s brake business has a 70-year history with a focus on automobile friction materials. The Friction Materials Business reached annual sales revenue of 130 billion yen through the 2011 acquisition of the prominent European friction materials manufacturer TMD Friction Group S.A. As part of its core business, the Company intends to establish and expand business locations to support global production by automotive manufacturers, and continue to make investments to maintain a strong market position in developing and producing friction materials that meet copper regulations.
At the same time, the Transferred Business’s sales revenue has remained low, at approximately 15 billion yen annually. The future of the brake market is uncertain, partly due to the move to electric park brakes, and large-scale capital expenditures and R&D investment will be necessary in order to maintain competitiveness.
In this context, the Company sought discussions about future technology with a manufacturer that possesses electric park brake technology, and expects the Transferred Business will have success with the Aisin Group, which possesses brake systems.
Having comprehensively considered aspects such as our growth strategy, the Transferred Business’s prospects within our own Group, and Hosei Brake Industry’s evaluation of the Transferred Business, we determined that it would bring further success for the Transferred Business and further satisfaction for our clients and suppliers if we were to sell the Transferred Business to Hosei Brake Industry, an automotive parts manufacturer which is the world’s top manufacturer of drum brakes and which possesses electric park brake technology within its group.
Nisshinbo Brake sold all of the outstanding shares of the Successor Company after transferring to the Successor Company all of the assets (including shares of AH Commercial Vehicle Brake (company name was changed from Nisshinbo Commercial Vehicle Brake)), liabilities, and other rights and obligations held by Nisshinbo Brake with respect to the Transferred Business. In the consolidated fiscal year, Nisshinbo Holdings made an in-kind contribution to Nisshinbo Brake of the real estate and other facilities and intellectual property rights that Nisshinbo Holdings Inc. held in connection with the Transferred Business. The employees of Nisshinbo Holdings Inc. who were employed in the Transferred Business were transferred to the Successor Company.

In conjunction with this transaction, all of the assets, liabilities, and other rights and obligations held by Nisshinbo Somboon Automotive Co., Ltd. (a wholly owned subsidiary of Nisshinbo Holdings Inc.) with respect to the Transferred Business were transferred to AH BRAKE (THAILAND) CO., LTD., a company newly established in Thailand as a wholly owned subsidiary of the Successor Company.
After the Transaction, the Company will further focus management resources on automotive and ultra-smart society business, especially the Electronics and Friction Materials Businesses, and implement its growth strategy to increase corporate value.
④ Demerger date
April 1, 2018
⑤ Overview of transaction, including legal form
The shares were transferred with cash-only consideration.
(2) Overview of accounting treatment used
① Amount of transfer gains/losses
Currently under review
② Appropriate book value of assets and liabilities of transferred business and primary components
Currently under review
③ Accounting treatment
We plan to post the difference in the book value of the transferred assets and the sale amount as extraordinary gains/losses upon completed of the sales.
(3) Estimate of gains/losses related to demerged business recorded in the consolidated statement of income in the consolidated fiscal year ended March 31, 2018
Sales:  17,250 million yen
Operating income: 1,101 million yen

２. Finalization of share exchange agreement concerning Nisshinbo Holdings Inc. making New Japan Radio Co., Ltd. a wholly owned subsidiary
At a meeting of the Board of Directors on May 10, 2018, Nisshinbo Holdings Inc. (“Nisshinbo Holdings”) resolved to implement a share exchange through which Nisshinbo Holdings would become a wholly owning parent company resulting from a share exchange (the “Share Exchange”), and New Japan Radio Co., Ltd. (“NJR”) would become a wholly owned subsidiary resulting from the Share Exchange. Nisshinbo Holdings and NJR executed a share exchange agreement (the “Share Exchange Agreement”).
An overview of this share exchange is as follows:

(1) Purposes of the Share exchange
The environment is becoming increasingly competitive in the run-up to a full-scale increase in demand for semiconductors and electronic devices in next-generation vehicle technology areas such as automated driving, electric vehicles, and connected cars. In these circumstances, it is all the more important that we respond quickly to the rapid change in the business environment and invest management resources effectively.
In order to expand NJR’s business into automotive and instrial products, NJR must establish a solid financial basis that will allow even faster and more flexible decision-making and investment decisions, and will also allow for timely growth in investments, including M&A transactions. In addition, a system that will allow full utilization of the abundant human resources and knowledge possessed by the Group in this area must the reinforced, and growth strategies must be implemented at even faster speeds to raise NJR’s and the Group’s corporate value.
The Share Exchange will allow the optimal and efficient use of the Nisshinbo Group’s management resources, and both companies will continue to build a framework that will succeed amid increasingly intense global competition by strengthening profitability and competitiveness.

(2) Effective date of the Share Exchange
September 1, 2018 (scheduled)

(3) Method for the Share Exchange
The Share Exchange is one in which Nisshinbo Holdings will become a wholly owning parent company NJR will become a wholly owned subsidiary as a result of the Share Exchange. The Share Exchange will be implemented, in the case of Nisshinbo Holdings, without approval by resolution of its general shareholders’ meeting by way of a simplified share exchange as prescribed in Article 796, Paragraph 2 of the Companies Act, and in the case of NJR, with the Share Exchange Agreement being approved at its annual general shareholders’ meeting to be held on June 25, 2018. The effective date of the Share Exchange is scheduled to be September 1, 2018.

(4) Allotments in the Share Exchange
	Nisshinbo Holdings (whollyownning parent company resulting from a share exchange)	NJR (whollyowned subsidiary resulting from a share exchange)
Allotment ratio following Share Exchange	1	0.65
Number of shares to be delivered in the Share Exchange	9,253,440 shares of common stock of Nisshinbo Holdings (planned)
Allotment ratio in Share Exchange (the “Share Exchange Ratio”)
Nisshinbo Holdings will furnish 0.65 shares of common stock of Nisshinbo Holdings per NJR share. The Share Exchange Ratio might be changed upon discussion and agreement between Nisshinbo Holdings and NJR if a significant change occurs in the terms and conditions that constitute the basis for the relevant calculations.

Number of Nisshinbo Holdings shares to be delivered in the Share Exchange
In the Share Exchange, Nisshinbo Holdings will deliver to the shareholders of NJR (meaning shareholders after the cancellation of treasury stock as described below, and excluding Nisshinbo Holdings) at the time (the “Record Time”) immediately prior to its acquisition of all of the issued shares of the NJR (excluding the NJR Shares held by Nisshinbo Holdings (24,885,000 shares as of May 10, 2018)), the number of the Nisshinbo Holdings Shares calculated in accordance with the Share Exchange Ratio described in the above table in exchange for the NJR Shares held by those shareholders.
　Nisshinbo Holdings plans to allocate the treasury stock held by Nisshinbo Holdings (16,818,957 shares as of March 31, 2018) to all of the Nisshinbo Holdings shares to be delivered in the Share Exchange, and Nisshinbo Holdings will not issue any new shares.
　NJR plans to cancel all of its treasury stock (including shares acquired by NJR in response to a share purchase demand by a dissenting shareholder as prescribed in Article 785, Paragraph 1 of the Companies Act that may be exercised in relation to the Share Exchange) at the Record Time by resolution of its Board of Directors held before the day prior to the Share Exchange effective date. The number of shares to be delivered in the Share Exchange might be changed due to the number of shares of treasury stock NJR holds before the Record Time or another reason.

(5) Basis and reason for allotments
In order to ensure that the Share Exchange Ratio to be used in the Share Exchange, and the Share Exchange itself, is fair and appropriate, Nisshinbo Holdings appointed SMBC Nikko Securities Inc., and NJR appointed Mizuho Securities Co., Ltd. as their respective third-party valuation agents, and Nisshinbo Holdings appointed Mori Hamada & Matsumoto, and NJR appointed City-Yuwa Partners, as their respective legal advisers.
The Share Exchange Ratio was calculated after taking into consideration the share exchange ratio valuation report received from Nisshinbo Holdings’ and NJR’s respective third-party valuation agents at their request for a Share Exchange Ratio to be used in the Share Exchange, advice from legal advisers, and the results of due diligence carried out by the two companies, and comprehensively considering the financial conditions, earnings trends, and stock market trends of both companies.

(6) Outline of the companies that are parties to the Share Exchange
	Nisshinbo Holdings (wholly owning parent company resulting from a share exchange)	NJR (wholly owned subsidiary resulting from a share exchange)
（1） Name	Nisshinbo Holdings Inc.	New Japan Radio Co., Ltd.
（2） Address	2-31-11 Ningyo-cho, Nihonbashi, Chuo-ku, Tokyo	3-10 Nihonbashi Yokoyama-cho, Chuo-ku, Tokyo
（3） Name and title of representative	Masaya Kawata, President and Representative Director	Ryo Ogura, President and Representative Director
（4） Description of business	Manufacturing and selling electronics, automobile brakes, precision instruments, chemicals, textiles, and other products, and selling, purchasing, and leasing real estate	Manufacturing, selling, and researching and developing electronic parts (microwave products and electronic devices) and other similar products
（5） Stated capital	27,587 million yen	5,220 million yen

(7) Overview of accounting treatment
It is expected that the Share Exchange will be a common control transaction which constitutes a transaction with a non-controlling shareholder.

Ⅸ．Other Notes
１．Impairment loss
The Group has grouped assets by the lowest level that generates independent cash flows, based on business type.
The breakdown of the key assets for which the Group recognized impairment loss is as follows:
Location	Application	Type	Impairment loss (millions of yen)
Japan Radio Corporation Nagano office (Nagano City, Nagano Prefecture)	Assets used in the marine system business	Buildings and structures	39
		Machinery, equipment and vehicles	27
		Other tangible assets	222
		Other intangible assets	217
		Total	507
Nisshinbo Brake Co., Ltd. Toyota office (Toyota City, Aichi Prefecture)	Assets used in the manufacture of auto parts	Buildings and structures	400
		Machinery, equipment and vehicles	388
		Land	1,119
		Other tangible assets	105
		Other intangible assets	3
		Total	2,015
NISSHINBO SOMBOON AUTOMOTIVE CO., LTD. (Thailand)	Assets used in the manufacture of auto parts	Buildings and structures	521
		Machinery, equipment and vehicles	434
		Construction in progress	8
		Other tangible assets	108
		Total	1,072
Nanbu Plastics Co., Ltd. Susono Office (Susono City, Shizuoka Prefecture)	Assets used in the manufacture of plastic products	Buildings and structures	108
		Machinery, equipment and vehicles	110
		Land	11
		Construction in progress	31
		Other tangible assets	294
		Other intangible assets	0
		Total	556
In the case of Japan Radio’s assets used in its marine system business, the book value of the asset groups in this business division was reduced to the recoverable value, and this reduction was posted as an impairment loss under extraordinary losses since it was not clear that this business could continuously post profits. The recoverable amount for this asset group was calculated using the utility value, but it was assessed at zero since it was not clear that future cash flow would be positive.
The book value of the assets used in the manufacture of auto parts at Nisshinbo Brake’s Toyota Office was reduced to the recoverable value, and this reduction was posted as an impairment loss under extraordinary losses because it was decided that the Foundation Brake Business would be transferred to Hosei Brake Industry Corporation. The recoverable value was calculated using the transfer amount.
The book value of the assets used in the manufacture of auto parts at NISSHINBO SOMBOON AUTOMOTIVE CO., LTD. was reduced to the recoverable value, and this reduction was posted as an impairment loss under extraordinary losses because it was decided that the foundation brake business would be transferred to Hosei Brake Industry Corporation. The recoverable value was calculated using the transfer amount.
The book value of Nanbu Plastic’s assets used in the manufacture of plastic products was reduced to the recoverable value, and this reduction was posted as an impairment loss under extraordinary losses because the profits from sales activities were consistently negative and the revenue that was initially anticipated could no longer be expected. The recoverable amount was calculated using the utility value, and the discount rate used in the calculation of future cash flows was principle 6.0%.

２．Business combinations
(1) Business demerger
Transfer of subsidiary’s shares
The Company transferred the paper product business conducted by consolidated subsidiary Nisshinbo Paper Products Inc. (“Nisshinbo Paper Products”) and four other companies to Daio Paper Corporation (“Daio Paper”) on April 3, 2017.
In this transaction, the Company carried out an absorption-type company split in which it transferred assets held in the paper product business (including the real estate and other facilities, as well as intellectual property and other assets related to the paper product business and owned by the Company, and shares in the subsidiaries conducting the paper product business) and then transferred all of the outstanding shares in Nisshinbo Paper Products to Daio Paper.
① Overview of business demerger
A. Name of purchaser
Daio Paper Corporation
B. Description of divested business
Manufacture and sale of household paper, printed paper, and processed paper products
C. Main reasons for business demerger
The Nisshinbo Group operates its wide range of businesses with the aim of being a group of Environment and Energy Companies that contributes to secure and safe lifestyles by offering solutions to the problems that humanity faces, such as environmental degradation and global warming. As the Company pursues its growth strategy of unity through diversity, the Company intends to focus our management resources on automotive and ultra-smart society businesses.
The Nisshinbo Group’s paper product business has a 70-year history and provides the market with distinctive high value-added products in the three businesses of household paper products, printing paper, and processed paper. Its highly competitive products have earned high acclaim in the market, for example with the premium tissue paper Cotton Feel, Toilet Paper with Double the Absorbency for Shower Toilets, and the Vent Nouveau fine paper series. However, the business remains relatively small, with annual sales of just 30 billion. Given the mature market of the increasingly oligopolistic paper products industry, achieving growth by delving into niche markets proved difficult.
In these circumstances, Daio Paper approached Nisshinbo Holdings with an offer to take over its paper product business. The Group comprehensively considered its growth strategy, the future of the paper product business within the Group, and the reputation of Daio Paper, and proceeded with discussions and negotiations. As a result, it determined that transferring the business to Daio Paper, for which paper products is its core business and which boasts formidable competitive power in the domestic market, would contribute to the development of the Company’s paper products group, increase satisfaction among customers and client firms, and improve stability for employees involved in the relevant operations.
D. Date of business demerger
April 3, 2017
E. Overview of transaction, including legal form
The shares were transferred with cash-only consideration.
② Overview of accounting treatment used
A. Income/loss on transfer
Gain on sales of stocks of subsidiaries　　11,745 million yen
B. Appropriate book value of assets and liabilities of transferred business and primary components
Current assets	13,901 million yen
Non-current assets	10,256 million yen
Total assets	24,157 million yen
Current liabilities	7,182 million yen
Non-current liabilities	3,644 million yen
Total liabilities	10,827 million yen

C. Accounting treatment
We recorded the difference between the book value of the transferred assets and the sale amount as gain on sales of stocks of subsidiaries under extraordinary income/loss.
③Estimate of income/loss related to the demerged business recorded in the consolidated statement of income for the current consolidated fiscal year
As the business demerger was carried out with a sale date at the start of the current consolidated fiscal year, income/loss related to the demerged business were not included in the consolidated income statement for the current consolidated fiscal year.

(2) Transactions under common control
Share exchange making consolidated subsidiary Japan Radio a wholly owned subsidiary
① Overview of transaction
A. Name and business description of company added to Group
Name: Japan Radio Co., Ltd. (“JRC”)
Business description: Manufacture and sale of wireless products for marine, self-defense, and disaster- prevention programs and wireless telecommunications equipment
B. Business combination date
October 2, 2017
C. Legal form of business combination
Share exchange (the “Share Exchange”)
D. Name of company after combination
No change
E. Items related to overview of other transactions
The Company aims to strengthen the integrated business operations of JRC with rapid and bold decision-making, accelerate cost structure reforms, and enhance its level of governance. The Company determined that making JRC a wholly owned subsidiary would raise the corporate value of JRC, which is the center of the Group’s electronics business group, and the Company’s corporate value overall.
The Share Exchange was one in which Nisshinbo Holdings became a wholly owning parent company as a result of the share exchange and JRC became a wholly owned subsidiary as a result of the share exchange. The Share Exchange was implemented, in the case of Nisshinbo Holdings, without approval by resolution of its general shareholders’ meeting by way of a simplified share exchange as prescribed in Article 796, Paragraph 2 of the Companies Act, and in the case of NJR, with the Share Exchange Agreement being approved at its annual general shareholders’ meeting held on June 26, 2017. The effective date of the Share Exchange was October 2, 2017.
② Overview of accounting treatment
The Share Exchange is expected to constitute a transaction under common control that is a transaction with minority shareholders, based on the “Accounting Standard for Business Combinations” and the “Guidance on Accounting Standard for Business Combinations and Accounting Standards for Business Divestitures.”
③ Matters relating to additional acquisition of shares in subsidiary
A. Acquisition cost and breakdown
Company’s shares　　　　　 　　21,107 million yen
Acquisition cost　　　　　 　　　21,107 million yen

B. Class of shares, share exchange ratio, and number of shares allotted
a. Class of shares, share exchange ratio, and number of shares exchanged
Class of shares	Nisshinbo Holding’s common shares (wholly owning parent company in Share Exchange)	JRC (wholly owned subsidiary in Share Exchange)
Share exchange ratio	１	1.28
Number of shares allotted in share exchange	Nisshinbo Holding’s common shares: 15,858,739 shares
(Note) The Company’s shares allotted in this share exchange will be allotted from treasury stock held by the Company.
b. Method for calculating share exchange ratio
In order to ensure that the Share Exchange Ratio to be used in the Share Exchange, and the Share Exchange itself, is fair and appropriate, Nisshinbo Holdings appointed GCA and JRC appointed Mizuho Securities Co., Ltd. as their respective third-party valuation agents, and Nisshinbo Holdings appointed Mori Hamada & Matsumoto and NJR appointed Nishimura & Asahi as their respective legal advisers.
The Share Exchange Ratio was calculated after taking into consideration the share exchange ratio valuation report received from Nisshinbo Holdings’ and JRC’s respective third-party valuation agents at their request for a Share Exchange Ratio to be used in the Share Exchange, advice from legal advisers, and the results of due diligence carried out by the two companies, and comprehensively considering the financial conditions, earnings trends, and stock market trends of both companies.
④ Matters related to Company’s equity fluctuations related to transactions with non-controlling shareholders
A. Main factors behind fluctuations in capital surplus: Additional acquisition of shares in subsidiary
B. Increase in capital surplus due to transactions with non-controlling shareholders: 9,150 million yen

(3) Business combination by acquisition
Acquisition of shares in Ricoh Electronic Devices Co., Ltd., making it a subsidiary
① Overview of business combination
A. Name of acquired company
Ricoh Electronic Devices Co., Ltd.
B. Description of business of acquired company
Development, manufacturing, and sales of electronic devices and other products, and entrusted design service and entrusted manufacturing service for electronic devices
C. Main reasons for business combination
Nisshinbo Group’s electronic business is engaged in a wide variety of fields, from wireless communications systems for infrastructure and shipping to electronic devices for vehicles and smartphones, mainly through our two subsidiaries Japan Radio Co., Ltd., which is focused on information and communications systems, and New Japan Radio Co., Ltd., which supplies analog semiconductors and microwave technology products.
On this occasion, by acquiring a majority of the shares of Ricoh Electronic Devices, which is focused on analog power management integrated circuits, and making it a subsidiary, we will strengthen our business foundation in the semiconductor and electronic devices fields, and accelerate the expansion and enhancement of our electronic devices business mainly in the automotive and IoT fields, in which future growth is expected.
D. Business combination date
March 1, 2018
E. Legal form of business combination
The shares were transferred with cash-only consideration.
F. Name of company after combination
No change in name
G. Acquired voting rights ratio
Voting rights ratio held just prior to the business combination:	0.00％
Voting rights ratio acquired on the day of the business combination:	80.00％
Voting rights ratio after acquisition:	80.00％
H. Grounds for deciding on acquired company
Nisshinbo Holdings decided to acquire the company so that it could acquire 80% of the voting rights in Ricoh Electronic Devices by acquiring shares and paying cash in exchange.

② Period of earnings for acquired company included in consolidated balance sheet
The acquired company’s earnings are not included as the last day of the current consolidated fiscal year was deemed the acquisition date.
③ Acquisition cost of acquired company and breakdown by type of compensation
Payment for acquisition in cash	9,606 million yen
Acquisition cost	9,606 million yen
④ Main acquisition-related costs and amounts
Compensation and fees for advisors	31 million yen
Compensation and fees for legal advisors	60 million yen
⑤ Goodwill incurred, reason incurred, amortization method, and amortization period
Goodwill	2,371 million yen
Reason incurred	The goodwill arose in relation to anticipated future profit.
Amortization method and amortization period:
Goodwill is amortized by the straight-line method over the period during which the influence of the goodwill shall apply. Moreover, the amortization period shall be determined by taking into account the results of the allocation of the acquisition costs.
The allocation of acquisition costs is not complete since the identification of the assets acquired and liabilities assumed as of the date of the business combination and estimates of their fair value is not complete, and thus the goodwill amount is a provisional estimate.
⑥ Assets acquired and liabilities assumed on date of business combination and main breakdown
Current assets	12,902 million yen
Non-current assets	5,856 million yen
Total assets	18,759 million yen
Current liabilities	7,647 million yen
Non-current liabilities	2,064 million yen
Total liabilities	9,712 million yen

３．Additional information
Transfer of fixed assets
The Company transferred fixed assets as described below on June 30, 2017.
(1) Reason for transfer
The Company reviewed its fixed asset holdings and comprehensively considered current trends in the real estate market and future profitability forecasts. As a result, the Company established trusts for the following fixed assets and transferred their trust beneficiary rights.
(2) Name of company to which assets were transferred
The trust beneficiary rights in this case were transferred to a domestic special purpose company (SPC), but the name will not be disclosed due to an agreement with the SPC. There are no capital relationships, personal relationships, or business relationships of note between the SPC and the Company or its affiliated companies. The SPC is not a party related to the Company.
(3) Type of assets transferred and use before transfer
Name of asset: Apita Nagoya Minima Store
Location: 4-chome Toyota, Minami-ku, Nagoya City, Aichi Prefecture
Land area: 33,186㎡
Floor space: 37,349㎡
Use before transfer:  Rental property
(4) Impact on income/loss
The transfer of this fixed assets resulted in the posting of a 5,163 million yen gain on the sale of fixed assets, posted as an extraordinary income.

Non- Consolidated Balance Sheets

As of March 31, 2018	(Millions of yen) (Rounded off)
Items	Amount	Items	Amount
Assets		Liabilities
Current assets	47,188	Current liabilities	79,844
Cash and deposits	1,432	Accounts payable	1,820
Accounts receivable-trade	88	Short-term loans payable	37,066
Merchandise and finished goods	69	Commercial papers	30,000
Work in process	15,768	Current portion of long-term loans payable	5,000
Raw materials and supplies	17	Accounts payable-other	1,859
Prepaid expenses	208	Accrued expenses	222
Deferred tax assets	250	Income taxes payable	2,534
Short-term loans receivable	28,500	Accrued consumption tax	293
Accounts receivable-other	1,289	Deposits received	652
Other	38	Deferred income	362
Allowance for doubtful accounts	△473	Provision for directors’ bonuses	32
Non-current assets	277,883	Other	1
Property, plant and equipment	31,859	Non-current liabilities	52,236
Buildings	18,232	Long-term loans payable	26,250
Structures	731	Deferred tax liabilities	16,613
Machinery and equipment	1,012	Provision for retirement benefits	2,409
Vehicles and transportation equipment	29	Provision for environmental measures	61
Tools, furniture and fixtures	450	Asset retirement obligations	127
Land	11,323	Long-term deposits	6,775
Construction in progress	79	Total liabilities	132,081
Intangible assets	144	Net assets
Software	58	Shareholders’ equity	153,631
Other	85	Capital stock	27,587
Investments and other assets	245,880	Capital surplus	23,413
Investment securities	74,832	Capital reserves	20,400
Investment in affiliates	161,749	Other capital reserves	3,012
Investment in capital of subsidiaries and affiliaties	7,7291,4	Retained earnings	127,188
Prepaid pension cost	95	Legal earnings reserve	6,896
Other	167	Other retained earnings	120,291
Allowance for doubtful accounts	△93	Reserve for advanced depreciation of noncurrent assets	3,888
		Reserve for special account for advanced depreciation of noncurrent assets	476
		Reserve for special depreciation	10
		General reserve	63,000
		Retained earnings carried forward	52,916
		Treasury shares	△24,558
		Valuation and translation adjustments	39,207
		Valuation difference on available-for-sale securities	39,207
		stock acquisition rights	151
		Total net assets	192,990
Total assets	325,072	Total liabilities and net assets	325,072

Non-Consolidated Statements of Income

From April 1, 2017 to March 31, 2018	(Millions of yen) (Rounded off)
Items	Amount
Net sales		9,931
Cost of sales		4,413
Gross profit		5,517
Selling, general and administrative expenses		6,284
Operating loss		△767
Non-operating income
Interest and dividend income	5,976
Miscellaneous income	73	6,050
Non-operating expenses
Interest expenses	146
Stock-related expenses	78
Foreign exchange losses	41
Contribution	23
Miscellaneous loss	57	347
Ordinary income		4,935
Extraordinary income
Gain on sales of non-current assets	5,344
Gain on sales of investment securities	2,152
Gain on sales of stocks of subsidiaries	13,808
Gain on sale of golf club membership	3
Gain on reversal of stock acquisition rights	14
Gain on reversal of provision for environmental measures	25	21,349
Extraordinary loss
Loss on sales of non-current assets	52
Loss on disposal of fixed assets	16
Loss on sales of investment in securities	2
Loss on valuation of investment securities	35
Loss on valuation of investments in capital of subsidiaries and associates	8
Loss on valuation of investments in capital	41
Provision of allowance for doubtful accounts for affiliated companies	471	628
Income before income taxes		25,656
Income taxes－current	3,507
Income taxes－deferred	1,017	4,525
Net income		21,131

Non-Consolidated Statements of Changes in Equity

April 1, 2017 to
March 31, 2018

(Millions of yen) (Rounded off)
	Shareholders’ equity
	Common stock	Capital surplus
		Capital reserves	Other capital surplus	Total capital surplus
Balance on April 1, 2017	27,587	20,400	15	20,415
Changes in items during fiscal year
Provision of reserve for advanced depreciation of non-current assets
Reversal of reserve for advanced depreciation of non-current assets
Reserve for special account for advanced depreciation of non-current assets
Reversal of reserve for special depreciation
Adjustment due to change in tax rate
Cash dividends
Net income
Purchase of treasury stock
Disposal of treasury stock			(17)	(17)
Change due to shares exchanges			3,014	3,014
Net change in the year
Total changes of items during fiscal year	-	-	2,997	2,997
Balance on March 31, 2018	27,587	20,400	3,012	23,413

	Shareholders’ equity
	Retained earnings							Treasury stock	Total shareholders’ equity
	Capital reserves	Other retained earnings special account					Total retained earnings
		Reserve for advanced depreciation of noncurrent assets	Reserve for advanced depreciation of noncurrent assets	Reserve for special depreciation	General reserves	Retained earnings carried forward
Balance on April 1, 2017	6,896	5,646	-	20	63,000	35,257	110,821	(22,833)	135,991
Changes in items during fiscal year
Provision of reserve for advanced depreciation of non-current assets		100				(100)	-		-
Reversal of reserve for advanced depreciation of non-current assets		(1,859)				1,859	-		-
Reserve for special account for advanced depreciation of non-current assets			476			(476)	-		-
Reversal of reserve for special depreciation				(9)		9	-		-
Adjustment due to change in tax rate		0		0		(0)	-		-
Cash dividends						(4,764)	(4,764)		(4,764)
Net income						21,131	21,131		21,131
Purchase of treasury stock								(20,010)	(20,010)
Disposal of treasury stock								192	175
Change due to shares exchanges								18,093	21,107
Net change in the year
Total changes of items during fiscal year	-	(1,758)	476	(9)	-	17,658	16,367	(1,725)	17,639
Balance on March 31, 2018	6,896	3,888	476	10	63,000	52,916	127,188	(24,558)	153,631

	Valuation and translation adjustments		Subscription rights to shares	Total net assets
	Valuation difference on investment securities	Total valuation and translation adjustments
Balance on April 1, 2017	33,496	33,496	162	169,651
Changes in items during fiscal year
Provision of reserve for advanced depreciation of non-current assets				-
Reversal of reserve for advanced depreciation of non-current assets				-
Reserve for special account for advanced depreciation of non-current assets				-
Reversal of reserve for special depreciation				-
Adjustment due to change in tax rate				-
Cash dividends				(4,764)
Net income				21,131
Purchase of treasury stock				(20,010)
Disposal of treasury stock				175
Change due to stock exchanges				21,107
Net change in the year	5,710	5,710	△11	5,699
Total changes of items during fiscal year	5,710	5,710	△11	23,339
Balance on March 31, 2018	39,207	39,207	151	192,990

(TRANSLATION)

INDEPENDENT AUDITOR’S REPORT

May 23, 2018

To the Board of Directors of
          Nisshinbo Holdings Inc.:

VERITAS & Co.

Designated Partner, Engagement Partner, Certified Public Accountant: Etsuko Nagashima

Designated Partner, Engagement Partner, Certified Public Accountant: Takae Kamei

Deloitte Touche Tohmatsu LLC

Designated Unlimited Liability Partner, Engagement Partner, Certified Public Accountant: Hidetsugu Tsuda

Designated Unlimited Liability Partner, Engagement Partner, Certified Public Accountant: Kentaro Sugimoto

Designated Unlimited Liability Partner, Engagement Partner, Certified Public Accountant: Takuma Ueki

Pursuant to the fourth paragraph of Article 444 of the Companies Act, we have audited the consolidated financial statements, namely, the consolidated balance sheet as of March 31, 2018 of Nisshinbo Holdings Inc. (the “Company”) and its consolidated subsidiaries, and the related consolidated statements of income and changes in equity for the fiscal year from April 1, 2017 to March 31, 2018, and the related notes.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Audit Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nisshinbo Holdings Inc. and its consolidated subsidiaries as of March 31, 2018, and the results of their operations for the year then ended in accordance with accounting principles generally accepted in Japan.

Emphasis of Matter

As discussed in Note Ⅷ. 2 in the Notes to the Consolidated Financial Statements, following approval at a meeting of the Board of Directors held on May 10, 2018, Nisshinbo Holdings Inc. entered into a share exchange agreement with New Japan Radio Co., Ltd. in which New Japan Radio Co., Ltd. would become a wholly owned subsidiary of Nisshinbo Holdings Inc. Our opinion is not modified in respect of this matter.

Interest

Our firms and the engagement partners do not have any interest in the Company for which disclosure is required under the provisions of the Certified Public Accountants Act.

The above represents a translation, for convenience only, of the original report issued in the Japanese language.

(TRANSLATION)

INDEPENDENT AUDITOR’S REPORT

May 23, 2018

To the Board of Directors of
          Nisshinbo Holdings Inc.:

VERITAS & Co.

Designated Partner, Engagement Partner, Certified Public Accountant: Etsuko Nagashima

Designated Partner, Engagement Partner, Certified Public Accountant: Takae Kamei

Deloitte Touche Tohmatsu LLC

Designated Unlimited Liability Partner, Engagement Partner, Certified Public Accountant: Hidetsugu Tsuda

Designated Unlimited Liability Partner, Engagement Partner, Certified Public Accountant: Kentaro Sugimoto

Designated Unlimited Liability Partner, Engagement Partner, Certified Public Accountant: Takuma Ueki

Pursuant to the first item, second paragraph of Article 436 of the Companies Act, we have audited the non-consolidated financial statements, namely, the non-consolidated balance sheet as of March 31, 2018 of Nisshinbo Holdings Inc. (the “Company”), and the related non-consolidated statements of income and changes in equity for the 175th fiscal year from April 1, 2017 to March 31, 2018, and the related notes and the accompanying supplemental schedules.

Management’s Responsibility for the Non-Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these non-consolidated financial statements and the accompanying supplemental schedules in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation of non-consolidated financial statements and the accompanying supplemental schedules that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these non-consolidated financial statements and the accompanying supplemental schedules based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and the accompanying supplemental schedules are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the non-consolidated financial statements and the accompanying supplemental schedules. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the non-consolidated financial statements and the accompanying supplemental schedules, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the non-consolidated financial statements and the accompanying supplemental schedules in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and the accompanying supplemental schedules.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Audit Opinion

In our opinion, the non-consolidated financial statements and the accompanying supplemental schedules referred to above present fairly, in all material respects, the financial position of Nisshinbo Holdings Inc. as of March 31, 2018, and the results of its operations for the year then ended in accordance with accounting principles generally accepted in Japan.

Interest

Our firms and the engagement partners do not have any interest in the Company for which disclosure is required under the provisions of the Certified Public Accountants Act.

The above represents a translation, for convenience only, of the original report issued in the Japanese language and “the related notes and the accompanying supplemental schedules” referred to in this report are not included in the attached non-consolidated financial documents.

[Translation]

AUDIT REPORT

With respect to the Directors’ performance of their duties during the 175th fiscal year (from April 1, 2017 to March 31, 2018), the Audit & Supervisory Board has prepared this audit report, upon deliberation, in accordance with the audit report prepared by each Audit & Supervisory Board Member and hereby reports as follows.

1.	Method and Contents of the Audit by the Audit & Supervisory Board Members and the Audit & Supervisory Board

(1)
The Audit & Supervisory Board determined the audit policy, allocation of duties, etc., received from each Audit & Supervisory Board Member a report on the status of implementation and results of the audit, received from the Directors, etc. and the Accounting Auditors reports on the status of performance of their duties, and requested explanations as necessary.

(2)
In compliance with the standards for audits by the Audit & Supervisory Board Members prescribed by the Audit & Supervisory Board, and pursuant to the audit policy, allocation of duties, etc., each Audit & Supervisory Board Member conducted the audit by the following methods while endeavoring to facilitate a mutual understanding with the Directors, the internal audit division, and other employees, etc. and endeavoring to collect information and improve the audit environment.

(i)
We have attended the meetings of the Board of Directors and other important meetings, received reports on the status of the performance of duties from the Directors and employees, etc., requested explanations as necessary, examined important approval/decision documents and other documents, and inspected the status of the corporate affairs and assets at the Company’s head office and primary operation sites. With respect to subsidiaries, we endeavored to facilitate a mutual understanding and exchange information with the Directors and the Audit & Supervisory Board Members, etc. of each subsidiary, and received reports on their respective businesses as necessary.

(ii)
In relation to (a) the contents of the Board of Directors’ resolutions regarding the development of the system to ensure that the Directors’ performance of their duties described in the Business Report complies with laws and regulations and the Articles of Incorporation, and the development of other systems stipulated in Article 100, Paragraph 1 and Paragraph 3 of the Ordinance for Enforcement of the Companies Act as being necessary for ensuring the appropriateness of the corporate affairs of a corporate group, comprised of a stock company and its subsidiaries and (b) the systems (internal control systems) developed based on those resolutions, we have regularly received reports from Directors and other employees, etc., requested explanations as necessary, and expressed our opinion on the structure and status of operation of those systems.  In relation to internal controls concerning financial reporting, we have received from the Directors, etc. and the Accounting Auditors reports on the evaluations of the internal controls and the status of the audit, and requested explanations as necessary.

(iii)	We have also reviewed the contents of the “Basic policy regarding control of the corporation” stated in the Business Report.
(iv)
We monitored and verified whether the Accounting Auditors maintained its independence and properly conducted its audit, received a report from the Accounting Auditors on the status of the performance of its duties, and requested explanations as necessary.  We were notified by the Accounting Auditors that they established a “system to ensure that the Accounting Auditor’s duties will be executed in an appropriate manner” (the matters listed in the items of Article 131 of the Rules of Corporate Accounting) in accordance with the “Quality Control Standards for Audits” (Business Accounting Council on October 28, 2005), and requested explanations as necessary.

Based on the above-described methods, we examined the Business Report and the supplementary statements, the Non-Consolidated Financial Statements (the Non-Consolidated Balance Sheet, the Non-Consolidated Profit and Loss Statement, the Non-Consolidated Statement of Changes in Net Assets, and the Notes to Non-Consolidated Financial Statements) and the supplementary statements, and the Consolidated Financial Statements (the Consolidated Balance Sheet, the Consolidated Profit and Loss Statement, the Consolidated Statement of Changes in Net Assets, and the Notes to Consolidated Financial Statements) for the fiscal year under consideration.

2.	Results of Audit

(1)	Results of Audit of the Business Report, etc.
(i)	We acknowledge that the Business Report and the supplementary statements fairly present the status of the Company in accordance with laws and regulations and the Articles of Incorporation.
(ii)
We acknowledge that no misconduct or material fact constituting a violation of laws and regulations or the Articles of Incorporation was found with respect to the Directors’ performance of their duties.

(iii)
We acknowledge that the Board of Director’s resolutions concerning the internal control systems are appropriate.  We did not find any matter in the Business Report or the Directors’ performance of their duties concerning the internal control systems that requires mentioning.
In relation to internal controls concerning financial reporting, we have received from the Directors, etc. and VERITAS & Co. and Deloitte Touche Tohmatsu LLC reports to the effect that there is no material inadequacy to be disclosed at the time of the preparation of this audit report.

(iv)	We did not find any matter that requires mentioning regarding the “Basic policy regarding control of the corporation” stated in the Business Report.

(2)	Results of the Audit of the Non-Consolidated Financial Statements and the Supplementary Statements
  We acknowledge that the methods and results of the audit performed by the Accounting Auditors, VERITAS & Co. and Deloitte Touche Tohmatsu LLC, are appropriate.

(3)	Results of the Audit of the Consolidated Financial Statements
  We acknowledge that the methods and results of the audit performed by the Accounting Auditors, VERITAS & Co. and Deloitte Touche Tohmatsu LLC, are appropriate.

3.	Subsequent Events

(1)
As stated in the notes to significant post-balance sheet events in the Notes to Consolidated Financial Statements and Non-Consolidated Financial Statements, the Company decided at the meeting of the Board of Directors held on May 10, 2018 that New Japan Radio Co., Ltd., the consolidated subsidiary, will become a wholly-owned subsidiary resulting from a share exchange and executed a share exchange agreement as of May 10, 2018.

May 25, 2018
The Audit & Supervisory Board of Nisshinbo Holdings Inc.

Standing Audit & Supervisory Board Member	Yoichi Fujiwara	[seal]
Standing Audit & Supervisory Board Member	Takumi Ohmoto	[seal]
Outside Audit & Supervisory Board Member	Yo Kawakami	[seal]
Outside Audit & Supervisory Board Member	Shiro Manabe	[seal]

Articles of Incorporation
Nisshinbo Holdings Inc.

CHAPTER I. GENERAL PROVISIONS

Article 1. (Trade Name)
The name of the Company is “Nisshinbo Holdings Kabushiki Kaisha,” and the English name is “Nisshinbo Holdings Inc.”

Article 2. (Purpose)
The purpose of the Company is to engage in the following businesses, and to control and manage the business activities of domestic and foreign companies engaged in the following businesses by owning their shares or equity interests:
(1)
Development, manufacture, processing, sale and purchase, and export and import of communications equipment, information equipment, electronic equipment for medical use, other electric or electronic machinery and equipment, semiconductors, electronic tubes and other electric or electronic components, and design, execution and supervision of the installation of electric or electronic machinery and equipment;

(2)
Development, manufacture, processing, sale and purchase, and export and import of friction material, brake devices, and parts thereof for automobiles, transport machinery and equipment, and other machinery and equipment;

(3)
Development, manufacture, processing, sale and purchase, and export and import of machinery and equipment for specific industries, machinery and equipment for general industries and other machinery and equipment, and parts thereof, and design, execution and supervision of the installation of machinery and equipment;

(4)
Development, manufacture, processing, sale and purchase, and export and import of inorganic chemical products, organic chemical products, pharmaceuticals and other chemical products, and design, execution and supervision of civil engineering projects;

(5)	Development, manufacture, processing, sale and purchase, and export and import of thread, woven and knitted goods, non-woven fabrics, apparel, industrial textile materials, and other textile products;
(6)
Electric power generation using renewable energy and sale of electricity, as well as development, manufacture, processing, sale and purchase, and export and import of materials, machinery and equipment that contribute to the creation of a low-carbon society and a recycling-oriented society;

(7)	Sale and purchase, brokerage, leasing and administration of real estate; and
(8)	Any and all other legitimate businesses.

Article 3. (Location of Head-Office)
The head office of the Company is located in Chuo-ku, Tokyo, Japan.

Article 4. (Organs)
The Company has the following organs in addition to the General Meeting of Shareholders and Directors:
(1)	Board of Directors;
(2) Audit & Supervisory Board Members;
(3) Audit & Supervisory Board; and
(4)	Accounting Auditors

Article 5. (Method of Public Notice)
The Company shall issue its public notices electronically; provided, however, that if an accident or other unavoidable event prevents the Company from issuing a public notice electronically, the Company shall issue that public notice in the Nihon Keizai Shimbun.

CHAPTER II. SHARES

Article 6. (Total Number of Shares Authorized to be Issued)
The total number of shares authorized to be issued by the Company is 371,755,000 shares.

Article 7. (Number of Shares Constituting One Unit)
The number of shares constituting one unit of the Company is 100 shares.

Article 8. (Request for Purchase of Shares Less Than One Unit)
A shareholder holding shares less than one unit of the Company may, in accordance with the provisions of the Share Handling Regulations, request the Company to sell to him/her the number of shares which, when added together with the shares he/she currently holds, will bring his/her total shareholdings to one unit.

Article 9. (Shareholder Registry Administrator)
1.
The Company shall appoint a shareholder registry administrator. The shareholder registry administrator and its place of business will be determined by resolution of the Board of Directors of the Company and will be announced by public notice issued by the Company.

2.
The preparation and retention of the shareholder registry and the registry of share options of the Company, as well as all other administrative processes related to the shareholder registry and the registry of share options of the Company, are entrusted to the shareholder registry administrator and are not handled by the Company.

Article 10. (Share Handling Regulations)
The handling and fees pertaining to shares of the Company are governed by the Share Handling Regulations established by the Board of Directors of the Company, in addition to the provisions of relevant laws and regulations and these Articles of Incorporation.

Article 11. (Record Date)
1.	The record date with respect to voting rights exercisable at an Ordinary General Meeting of Shareholders of the Company is March 31 of each year.
2.
In addition to the record date set forth in the preceding paragraph, the Company may, whenever necessary, designate a record date at any time by resolution of the Board of Directors of the Company and upon giving prior public notice.

CHAPTER III. GENERAL MEETING OF SHAREHOLDERS

Article 12. (Convocation)
1.	An Ordinary General Meeting of Shareholders of the Company will be convened in June of each year.
2.	An Extraordinary General Meeting of Shareholders will be convened whenever necessary.

Article 13. (Convenor and Chairman)
1.	The President and Director of the Company shall convene General Meetings of Shareholders and act as the chairman thereof.
2.
If the position of the President and Director of the Company is vacant or the President and Director of the Company is unable to act, another Director, determined in accordance with an order of priority previously determined by the Board of Directors of the Company, shall convene the General Meeting of Shareholders and act as the chairman thereof.

Article 14. (Online Disclosure of Reference Documentation for General Meetings of Shareholders, etc., and Deemed Provision of Information)
It will be deemed that the Company has provided the shareholders with the necessary information with respect to the matters to be stated or indicated in reference documents for General Meetings of Shareholders, business reports, financial statements, and consolidated financial statements by disclosing that information online in accordance with an ordinance of the Ministry of Justice.

Article 15. (Method for Adopting Resolutions)
1.
Except as otherwise provided by laws and regulations or by these Articles of Incorporation, all resolutions of General Meetings of Shareholders are to be adopted by a majority of voting rights of the shareholders that may exercise their voting rights who are in attendance.

2.
Special resolutions prescribed in Article 309, Paragraph 2 of the Companies Act may be adopted by two-thirds or more of the voting rights of the shareholders in attendance where shareholders holding one-third or more of the voting rights of the shareholders that may exercise their voting rights are in attendance.

Article 16. (Exercise of Voting Rights by Proxy)
1.	A shareholder may exercise his/her voting rights by authorizing another shareholder with voting rights of the Company to act as his/her proxy.
2.
If a shareholder exercises his/her voting rights by proxy as set forth in the preceding paragraph, he/she or his/her proxy shall submit to the Company a document evidencing the proxy’s power of representation.

Article 17. (Minutes)
The substance of the proceedings at a General Meeting of Shareholders, the results thereof, and any other matters set forth in laws and regulations are to be entered or recorded in the minutes.

CHAPTER IV. DIRECTORS AND THE BOARD OF DIRECTORS

Article 18. (Number of Directors)
The number of Directors of the Company may not exceed 14.

Article 19. (Election of Directors)
1.	Directors are to be elected at General Meetings of Shareholders.
2.
Resolutions for the election of Directors are to be adopted by a majority of voting rights of shareholders in attendance where shareholders holding one-third or more of the voting rights of the shareholders that may exercise their voting rights are in attendance.

3.	Resolutions for the election of Directors may not be approved by cumulative voting.

Article 20. (Term of Office of Directors)
The term of office of a Director will expire upon the conclusion of the Ordinary General Meeting of Shareholders held with respect to the last business year ending within one year from his/her election to office.

Article 21. (Board of Directors)
1.	Except as otherwise provided by laws and regulations, the Chairman of the Board of Directors shall convene meetings of the Board of Directors and act as the chairman thereof.
2.
If the position of the Chairman of the Board of Directors is vacant or the Chairman of the Board of Directors is unable to act, the President and Director shall convene that meeting of the Board of Directors and act as chairman thereof.  If the positions of the Chairman of the Board of Directors and the President and Director are both vacant or the Chairman of the Board of Directors and the President and Director are both unable to so act, another Director, determined in accordance with an order of priority previously determined by the Board of Directors, shall convene that meeting of the Board of Directors and act as chairman thereof.

3.	Notices of convocation of a meeting of the Board of Directors are to be sent at least three days before the date of the meeting, except in the event of an emergency.
4.	Resolutions of the Board of Directors are to be adopted by a majority of the Directors in attendance who constitute a majority of the total number of Directors.
5.
The substance of the proceedings at a meeting of the Board of Directors, the results thereof, and any other matters set forth in laws and regulations are to be entered or recorded in the minutes, and the Directors and Audit & Supervisory Board Members present shall inscribe their names and affix their seals thereto, or affix their electronic signatures thereto.

6.
If a matter to be resolved by the Board of Directors is approved by all of the Directors in writing or by electromagnetic means, it will be deemed that that matter has been adopted by resolution of the Board of Directors; provided, however, that this provision does not apply if an Audit & Supervisory Board Member expresses an objection.

Article 22. (Representative Directors)
The Board of Directors of the Company shall elect, by resolution, several Representative Directors.

Article 23. (Executive Directors)
1.	The Board of Directors may appoint by resolution one Chairman of the Board of Directors, one President and Director, and several Executive Vice Presidents.
2.	The President and Director shall execute resolutions of the Board of Directors and preside over the business of the Company.
3.	The Executive Vice Presidents shall assist the President and Director and execute the affairs of the Company.

Article 24. (Board of Directors Regulations)
Matters concerning the Board of Directors of the Company are governed by the Board of Directors Regulations established by the Board of Directors, in addition to the provisions of relevant laws and regulations and these Articles of Incorporation.

Article 25. (Remuneration, etc. for Directors)
Remuneration, bonuses, and any other economic benefits to be granted to Directors by the Company in consideration for the performance of their duties (hereinafter referred to as “Remuneration, Etc.”) are to be determined by resolution of a General Meeting of Shareholders.

Article 26. (Exemption from Liability of Directors)
1.
Pursuant to the provisions of Article 426, Paragraph 1 of the Companies Act, the Company may exempt a Director (including ex-Director) from liability for damages set forth in Article 423, Paragraph 1 of the Companies Act to the extent of the amount of liability for damages provided for in laws and regulations by a resolution of the Board of Directors.

2.
Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Company may enter into an agreement with a Director (excluding executive Director, etc.) limiting liability for damages as defined in Article 423, Paragraph 1 of the Companies Act; provided, however, that the maximum amount of liability for damages under such an agreement will be an amount determined in advance that is 5 million yen or more, or an amount provided for in laws and regulations, whichever is higher.

CHAPTER V. AUDIT & SUPERVISORY BOARD MEMBERS AND AUDIT & SUPERVISORY BOARD

Article 27. (Number of Audit & Supervisory Board Members)
The number of Audit & Supervisory Board Members of the Company may not exceed five.

Article 28. (Election of Audit & Supervisory Board Members)
1.	Audit & Supervisory Board Members are to be elected at General Meetings of Shareholders.
2.
Resolutions for the election of Audit & Supervisory Board Members are to be adopted by a majority of the voting rights of shareholders in attendance where shareholders holding one-third or more of the voting rights of the shareholders that may exercise their voting rights are in attendance.

Article 29. (Term of Office of Audit & Supervisory Board Members)
1.
The term of office of an Audit & Supervisory Board Member will expire upon the conclusion of the Ordinary General Meeting of Shareholders held with respect to the last business year ending within four years from his/her election to office.

2.
The term of office of an Audit & Supervisory Board Member elected to fill a vacancy caused by the retirement of an Audit & Supervisory Board Member prior to the expiry of his/her term of office will be the same as the remaining term of office of the retired Audit & Supervisory Board Member.

Article 30. (Standing Audit & Supervisory Board Members)
The Audit & Supervisory Board shall elect, by resolution, several standing Audit & Supervisory Board Members.

Article 31. (Audit & Supervisory Board)
1.
Except as otherwise provided by laws and regulations, a person who convenes the Audit & Supervisory Board and a person who acts as chairman of the Audit & Supervisory Board is to be determined by the Audit & Supervisory Board.

2.	Notices of convocation of a meeting of the Audit & Supervisory Board are to be sent at least three days before the date of the meeting, except in the event of an emergency.
3.	Except as otherwise provided by laws and regulations, resolutions of the Audit & Supervisory Board are to be adopted by a majority of the Audit & Supervisory Board Members.
4.
The substance of the proceedings at a meeting of the Audit & Supervisory Board, the results thereof, and any other matters stipulated in laws and regulations shall be entered or recorded in the minutes, and the Audit & Supervisory Board Members present shall inscribe their names and affix their seals thereto, or affix their electronic signatures thereto.

Article 32. (Audit & Supervisory Board Regulations)
Matters concerning the Audit & Supervisory Board of the Company are governed by the Audit & Supervisory Board Regulations established by the Audit & Supervisory Board, in addition to the provisions of relevant laws and regulations and these Articles of Incorporation.

Article 33. (Remuneration, etc. for Audit & Supervisory Board Members)
Remuneration, etc. for Audit & Supervisory Board Members is to be determined by resolution of the General Meeting of Shareholders.

Article 34. (Exemption from Liability of Audit & Supervisory Board Members)
1.
Pursuant to the provisions of Article 426, Paragraph 1 of the Companies Act, the Company may exempt an Audit & Supervisory Board Member (including ex-Audit & Supervisory Board Member) from liability for damages set forth in Article 423, Paragraph 1 of the Companies Act to the extent of the amount of liability for damages provided for in laws and regulations by a resolution of the Board of Directors.

2.
Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Company may enter into an agreement with an Audit & Supervisory Board Member limiting liability for damages as defined in Article 423, Paragraph 1 of the Companies Act; provided, however, that the maximum amount of liability for damages under such an agreement will be an amount determined in advance that is 5 million yen or more, or an amount provided for in laws and regulations, whichever is higher.

CHAPTER VI. ACCOUNTS

Article 35. (Business Year)
The business year of the Company commences on April 1 of each year and ends on March 31 of the following year.

Article 36. (Decision-making Organization with respect to Distribution of Surplus, etc.)
Except as otherwise provided by laws and regulations, the matters specified in each item of Article 459, Paragraph 1 of the Companies Act, including distribution of surplus, are to be determined by resolution of the Board of Directors of the Company.

Article 37. (Record Date for Distribution of Surplus)
1.	The record date for payment of year-end dividends of the Company is March 31 of each year.
2.	The record date for payment of interim dividends of the Company is September 30 of each year.
3.	In addition to the provisions of the preceding two paragraphs, the Company may distribute surplus by specifying another record date.

Article 38. (Period of Exclusion, etc.)
1.	If dividends to be paid in cash are not claimed within five years from the date of commencement of payment thereof, the Company will be relieved of the obligation to pay those dividends.
2.	Accrued dividends prescribed in the preceding paragraph do not bear interest.

(Last amended on June 29, 2017)

Created on November 15, 1906	January 1907	March 1950	July 1984
	December 1912	December 1951	July 1988
	June 1914	November 1952	June 1991
	June 1918	November 1954	June 1994
	December 1919	December 1956	June 1998
	December 1920	December 1957	June 2000
	January 1924	October 1959	June 2001
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	June 1937	June 1961	June 2003
	June 1938	December 1962	June 2004
	December 1938	December 1963	June 2005
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	December 1942	June 1969	June 2009
	June 1944	December 1972	January 2010
	June 1948	December 1974	June 2013
	March 1949	July 1975	June 2015
	August 1949	July 1976	October 2015
	November 1949	July 1982	June 2017 Partly amended